Exhibit 10.2
U.S. $1,500,000,000
CREDIT AGREEMENT
Dated as of May 1, 2006
among
THE WILLIAMS COMPANIES, INC.
NORTHWEST PIPELINE CORPORATION
TRANSCONTINENTAL GAS PIPE LINE CORPORATION
WILLIAMS PARTNERS L.P.
as Borrowers
CITIBANK, N.A.
as Administrative Agent
CITIBANK, N.A.
BANK OF AMERICA, NATIONAL ASSOCIATION
and
JPMORGAN CHASE BANK, N.A.
as Issuing Banks
and
THE BANKS NAMED HEREIN
as Banks

CITIGROUP GLOBAL MARKETS INC.
and
BANC OF AMERICA SECURITIES LLC
Joint Lead Arrangers
CITIGROUP GLOBAL MARKETS INC.
BANC OF AMERICA SECURITIES LLC
and
THE ROYAL BANK OF SCOTLAND PLC
as Co-Book Runners
BANK OF AMERICA, NATIONAL ASSOCIATION
as Syndication Agent
JPMORGAN CHASE BANK, N.A.
THE BANK OF NOVA SCOTIA
and
THE ROYAL BANK OF SCOTLAND PLC
as Co-Documentation Agents
BNP PARIBAS
CALYON NEW YORK BRANCH
MERRILL LYNCH CAPITAL CORPORATION
and
WACHOVIA BANK, NATIONAL ASSOCIATION
As Managing Agents

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1. Certain Defined Terms	1
SECTION 1.2. Computation of Time Periods	17
SECTION 1.3. Accounting Terms	17
SECTION 1.4. Miscellaneous	17
SECTION 1.5. Ratings	17
ARTICLE II
AMOUNTS AND TERMS OF THE REVOLVING CREDIT ADVANCES AND LETTERS OF CREDIT
ARTICLE III
DOCUMENTS AND CONDITIONS

SECTION 3.1. Closing Documents	36
SECTION 3.2. Conditions Precedent to a Revolving Credit Advance and an Issuance of a Letter of Credit	37
SECTION 3.3. Effectiveness of Agreement	38
ARTICLE IV
REPRESENTATIONS AND WARRANTIES

SECTION 4.1. Representations and Warranties of the Borrowers	38
ARTICLE V
COVENANTS OF THE BORROWERS

SECTION 5.1. Affirmative Covenants	41
SECTION 5.2. Negative Covenants	45

-i-

ARTICLE VI
EVENTS OF DEFAULT

SECTION 6.1. Events of Default	50
SECTION 6.2. LC Cash Collateral Accounts	52
ARTICLE VII
THE AGENT AND ISSUING BANKS
ARTICLE VIII
MISCELLANEOUS

-ii-

Schedules and Exhibits

Schedule I	Bank Information
Schedule II	Notice Information for the Borrowers
Schedule III	Commitments
Schedule IV	Applicable Commitment Fee and Applicable Margin
Schedule V	Existing Subsidiary Debt
Schedule VI	Existing Projects
Schedule VII	[Reserved]
Schedule VIII	Existing Tolling Arrangements
Schedule IX-1	Limited Permitted Liens
Schedule IX-2	General Permitted Liens
Schedule X	Existing Letters of Credit
Schedule XI	Sale Leaseback Excluded Property
Schedule XII	Existing Financing Transactions

Exhibit A	Opinion of James J. Bender, Esq., General Counsel of TWC
Exhibit B	Opinion of Gibson, Dunn & Crutcher
Exhibit C	Form of Transfer Agreement
Exhibit D-1	Form of Notice of Letter of Credit
Exhibit D-2	Form of Notice of Revolving Credit Borrowing
Exhibit E	Form of Pipeline Holdco Guaranty
Exhibit F	Form of TWC Guaranty
Exhibit G	Form of Note

-iii-

CREDIT AGREEMENT
This Credit Agreement dated as of May 1, 2006 (as may be further amended, modified, supplemented, renewed, extended or restated from time to time, this “Agreement”), is by and among THE WILLIAMS COMPANIES, INC., a Delaware corporation (“TWC”), WILLIAMS PARTNERS L.P., a Delaware limited partnership (“MLP”), NORTHWEST PIPELINE CORPORATION, a Delaware corporation (“NWP”), TRANSCONTINENTAL GAS PIPE LINE CORPORATION, a Delaware corporation (“TGPL”, and together with TWC, MLP and NWP, the “Borrowers” and each, a “Borrower”), the Banks, CITIBANK, N.A., BANK OF AMERICA, NATIONAL ASSOCIATION and JPMORGAN CHASE BANK, N.A. (each, an “Issuing Bank”), and CITIBANK, N.A., as administrative agent (together with any successor agent appointed pursuant to Article VII, the “Agent”). In consideration of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
     SECTION 1.1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
     “Acceptable Security Interest” in any property means a Lien granted pursuant to a Credit Document (a) which exists in favor of the Agent for the benefit of itself, the Agent, the Banks and the Issuing Banks, (b) which is superior to all other Liens, except Limited Permitted Liens, (c) which secures the Obligations and (d) which is perfected and is enforceable by the Agent for the benefit of the Agent, the Banks and the Issuing Banks, against all other Persons in preference to any rights of any such other Persons therein (other than beneficiaries of Limited Permitted Liens); provided that such Lien may be subject to Limited Permitted Liens.
     “Added L/C Effective Date” has the meaning specified in Section 2.2(a)(2).
     “Added L/C Representations” means representations and warranties made in letter of credit applications with respect to Added Letters of Credit that are in addition to or inconsistent with the representations contained in Article IV.
     “Added Letter of Credit” has the meaning specified in Section 2.2(a)(2).
     “Additional MLP” means one or more master limited partnerships included in the Consolidated financial statements of TWC to which TWC has transferred or shall transfer assets other than assets of or Equity Interests in NWP, TGPL or any of their Subsidiaries.
     “Agent” means Citibank, in its capacity as administrative agent pursuant to Article VII hereof and any successor Agent pursuant to Section 7.6.
     “Agreement” has the meaning specified in the first paragraph hereof.
     “Apco Argentina” means Apco Argentina, Inc., a Cayman Islands corporation.
     “Applicable Commitment Fee Rate” means the rate per annum set forth on Schedule TV opposite the heading “Applicable Commitment Fee Rate” for the relevant Rating Category applicable to TWC from time to time. The Applicable Commitment Fee Rate shall change when and as the relevant Rating Category applicable to TWC changes.
     “Applicable Lending Office” means, with respect to each Bank, such Bank’s Domestic Lending Office in the case of a Base Rate Advance and such Bank’s Eurodollar Lending Office in the case of a Eurodollar Rate Advance.
     “Applicable Margin” means, for any Borrower, as to any Eurodollar Rate Advance or Base Rate Advance to such Borrower, the rate per annum set forth in the table on Schedule IV opposite the heading “Applicable Margin” (for the relevant Type of Advance) for the relevant Rating Category applicable to such Borrower, provided that so long as MLP is Unrated or has a rating lower than the rating of TWC, the Applicable Margin, as to any Eurodollar Rate Advance or Base Rate Advance to MLP, shall be the rate per annum set forth in such table opposite the heading “Applicable Margin” (for the relevant Type of Advance) for the relevant Rating Category applicable to TWC. The Applicable Margin determined pursuant to this definition for any Eurodollar Rate Advance or Base Rate Advance, as applicable, for any Borrower shall change when and as the relevant Rating Category applicable to such Borrower changes.
     “Asset” or “property” (in each case, whether or not capitalized) means any right, title or interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.
     “Attributable Obligation” of any Person means, with respect to any Sale and Leaseback Transaction of such Person as of any particular time, the present value at such time discounted at the rate of interest implicit in the terms of the lease of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of such Person only, be extended).
     “Authorized Financial Officer” of any Person means the chief financial officer, chief accounting officer, or the treasurer of such Person.
     “Authorized Officer” of any Person means the president, chief executive officer, chief financial officer, the general counsel, any vice president, the secretary, the assistant secretary, the treasurer, assistant treasurer, or the controller of such Person or any other officer designated as an “Authorized Officer” by the board of directors (or equivalent governing body) of such Person.
     “Available Amount” of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (after giving effect to any step up provision or other mechanism for increase, if any, and assuming compliance at such time with all conditions to drawing).
     “Banks” means the Persons listed in Part A of Schedule III and each other Person that becomes a Bank pursuant to Section 8.5(a).
     “Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:
     (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank’s base rate; and
     (b) 1/2 of 1% per annum above the Federal Funds Rate.

     “Base Rate Advance” means a Revolving Credit Advance that bears interest as provided in Section 2.13(a)(i) (or, if Section 2.13(b) applies, that bears interest at 2% above the rate provided in Section 2.13(a)(i)).
     “BofA” means Bank of America, National Association, a national banking association.
     “Borrowers” has the meaning specified in the first paragraph hereof.
     “Business Day” means a day of the year on which banks are not required or authorized to close in New York City.
     “Business Entity” means a partnership, limited partnership, limited liability partnership, corporation (including a business trust), limited liability company, unlimited liability company, joint stock company, trust, unincorporated association, joint venture or other entity.
     “Capital Lease” means a lease that in accordance with GAAP must be reflected on a Person’s balance sheet as an asset and corresponding liability.
     “Change of Control Event” means the occurrence of any of the following: (i) any Person (other than a trustee or other fiduciary holding securities under an employee benefit plan of TWC or of any Subsidiary of TWC) or two or more Persons acting in concert (other than any group of employees of TWC or of any of its Subsidiaries) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of securities of TWC (or other securities convertible into such securities) representing 50% or more of the combined voting power of all securities of TWC entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency, or (ii) the first day on which a majority of the members of the board of directors of TWC are not Continuing Directors.
     “Citibank” means Citibank, N.A., a national banking association.
     “Code” means, as appropriate, the Internal Revenue Code of 1986, as amended, or any successor federal tax code, and any reference to any statutory provision shall be deemed to be a reference to any successor provision or provisions.
     “Co-Documentation Agents” means JPMorgan Chase Bank, N.A., The Bank of Nova Scotia and The Royal Bank of Scotland PLC.
     “Commitment” means a Revolving Credit Commitment or a Letter of Credit Commitment.
     “Commitment Fee” has the meaning specified in Section 2.11(c).
     “Consolidated” refers to the consolidation of the accounts of any Person and its Consolidated Subsidiaries in accordance with GAAP.
     “Consolidated Net Worth” of any Person means the Net Worth of such Person and its Consolidated Subsidiaries on a Consolidated basis plus the Designated Minority Interests, if applicable, to the extent not otherwise included. As used in this definition, “Designated Minority Interests” means, as of any date of determination, the total value, determined in accordance with GAAP, of the minority interests in Subsidiaries of TWC (other than MLP and its Subsidiaries) to the extent such minority interests are owned by Persons other than TWC and its Consolidated Subsidiaries; provided that any minority interest for which TWC or any of its Subsidiaries has an obligation to repurchase shall not be included in “Designated Minority Interests”.
     “Consolidated Subsidiaries” of any Person means all other Persons the financial statements of which are consolidated with those of such Person in accordance with GAAP.
     “Continuing Directors” means, as of any date of determination, any member of the board of directors of TWC who:
     (1) was a member of such board of directors on the Effective Date; or
     (2) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.
     “Convert”, “Conversion” and “Converted” each refers to a conversion of Revolving Credit Advances of one Type into Revolving Credit Advances of the other Type pursuant to Sections 2.14, 2.15 or 2.16.
     “Credit Documents” means this Agreement, the Guaranties, the Letter of Credit Documents, each Letter of Credit, each Note, each Notice of Letter of Credit, each Notice of Revolving Credit Borrowing, any security agreement or pledge delivered in order to comply with Section 2.5(c), Section 5.2(m) or Section 6.2 and each document that amends, waives or otherwise modifies any Credit Document, in each case at any time executed or delivered to the Agent, any Issuing Bank or any Bank in connection herewith.
     “Credit Party” means each Borrower and, until the Pipeline Holdco Release Date, Pipeline Holdco.
     “CUSA” means Citicorp USA, Inc.
     “Debt” means, in the case of any Person, the principal or equivalent amount (without duplication) of (i) indebtedness of such Person for borrowed money, (ii) obligations of such Person evidenced by bonds, debentures, notes or similar instruments (other than surety, performance and guaranty bonds), (iii) obligations of such Person to pay the deferred purchase price of property or services (other than trade payables), (iv) obligations of such Person as lessee under Capital Leases, (v) obligations of such Person under any Financing Transaction, (vi) any Attributable Obligations of such Person with respect to any Sale and Leaseback Transaction entered into on or after December 31, 2005, and (vii) obligations of such Person under guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (vi) of this definition; provided that Debt shall not include (1) Non-Recourse Debt, (2) Performance Guaranties, (3) monetary obligations or guaranties of monetary obligations of Persons as lessee under leases (other than, to the extent provided hereinabove, Attributable Obligations) that are, in accordance with GAAP, recorded as operating leases, (4) Reclassified Tolling Arrangements, (5) any obligations of such Person under volumetric production payment arrangements, (6) Financing Transactions in existence on December 31, 2005 and listed on Schedule XII, and (7) guarantees by such Person of obligations of others which are not obligations described in clauses (i) through (vi) of this definition, and provided further that where any such indebtedness or obligation of such Person is made jointly, or jointly and severally, with any third party or parties other than any Subsidiary of such Person, the amount thereof for the purpose of this definition only shall be the pro rata portion thereof payable by such Person, so long as such third party or parties have not defaulted on its or their joint and several portions thereof and can reasonably be expected to perform its or their obligations thereunder. For the avoidance of doubt, “Debt” of a Person in respect of letters of credit shall include, without duplication, only the principal amount of the obligations of such Person in respect of such letters of credit that have been drawn upon by the beneficiaries to the extent of the amount drawn, and shall include no other obligations in respect of such letters of credit.
     “Default” means any event or condition that, upon the giving of notice or passage of time or both, if required by Section 6.1, would constitute an Event of Default.
     “Designating Bank” has the meaning specified in Section 8.5(g).
     “Dollars” and “$” means lawful money of the United States of America.
     “Domestic Lending Office” means, with respect to any Bank, the office of such Bank specified as its “Domestic Lending Office” opposite its name on Schedule I hereto or in the Transfer Agreement pursuant to which it became a Bank, or such other office of such Bank as such Bank may from time to time specify to the Borrowers and the Agent.
     “EBITDA” means, for any Measurement Period, the sum of (i) the Consolidated net income (or loss) of TWC and its Consolidated Subsidiaries (other than MLP, the MLP’s Subsidiaries and the Non- Recourse Subsidiaries, except and then only to the extent that TWC or a Subsidiary of TWC (other than MLP, the MLP’s Subsidiaries and the Non-Recourse Subsidiaries) actually receives funds from MLP, the MLP’s Subsidiaries or the Non-Recourse Subsidiaries as cash dividends or cash distributions during such Measurement Period and has no obligation to return such funds at any time) for such Measurement Period determined in accordance with GAAP plus (ii) to the extent included in the determination of such net income (or loss), the Consolidated charges for such period for EBITDA Interest Expense, depreciation, depletion and amortization, plus (iii) to the extent included in the determination of such net income (or loss), the amount of any provision for income taxes and franchise taxes, plus (iv) to the extent included in the determination of such net income (or loss), the amount of any other non-cash charges, including asset impairments, write-downs or write-offs, plus (v) to the extent included in the determination of such net income (or loss), the amount of charges, fees or expenses associated with any repurchase or repayment of debt, including any premium and acceleration of fees or discounts and other expenses, plus (vi) to the extent included in the determination of such net income (or loss), but not to exceed $250,000,000 in the aggregate over the term of this Agreement, the amount of damages, fines, penalties, charges, fees expenses and similar sums incurred after the Effective Date in litigation, settlement or adjudication of contingent liabilities relating to the legal and environmental matters described in TWC’s annual report on Form 10-K for the year ended December 31, 2005, minus (vii) to the extent included in the determination of such net income (or loss), the amount of any benefit or credit from income taxes or franchise taxes; provided that in determining such Consolidated net income and such Consolidated charges, there shall be excluded therefrom (to the extent otherwise included therein) (a) pre-tax gains or losses on the sale, transfer or other disposition of any property by TWC or its Consolidated Subsidiaries (other than sales, transfers and other dispositions in the ordinary course of business), (b) all extraordinary gains and extraordinary losses, prior to applicable income taxes and franchise taxes, (c) any item constituting the cumulative effect of a change in accounting principles, prior to applicable income taxes and franchise taxes, and (d) any income (or loss), charges for interest, depreciation, depletion and amortization, and other non-cash charges, associated with matters accounted for as discontinued operations as of December 31, 2005.
     “EBITDA Interest Expense” means, for any Measurement Period, the gross interest expense (determined in accordance with GAAP and without duplication) of TWC and its Consolidated Subsidiaries accrued for such period, including that attributable to the capitalized amount of obligations owing under Capital Leases, all debt discount and debt issuance costs and commissions amortized in such period and all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and other fees and charges associated with debt of TWC and its Consolidated Subsidiaries, but excluding such interest expense, debt discount, commission, discounts and other fees and charges to the extent attributable to Debt of MLP and its Subsidiaries that is not incurred under this Agreement, Reclassified Tolling Arrangements or Non-Recourse Debt.
     “EDGAR” means the “Electronic Data Gathering, Analysis and Retrieval” system (or any successor system thereof), a database maintained by the Securities and Exchange Commission containing electronic filings of issuers of certain securities.
     “Effective Date” means May 1, 2006.
     “El Furrial” means WilPro Energy Services (El Furrial) Limited, a Cayman Islands corporation.
     “Eligible Assignee” means (i) any Bank, (ii) any affiliate of any Bank that is consented to by the Issuing Banks (which consent will not be unreasonably withheld), and (iii) any other Person not covered by clause (i) or (ii) of this definition that is consented to by TWC, the Agent and the Issuing Banks (which consents shall not be unreasonably withheld); provided that if any Event of Default has occurred and is continuing, no consent of TWC shall be required; provided further that neither the Borrowers nor any affiliate of the Borrowers shall be an Eligible Assignee.
     “Environment” shall have the meaning set forth in 42 U.S.C. §9601(8) or any successor statute and “Environmental” shall mean pertaining or relating to the Environment.
     “Environmental Law” shall mean any United States local, state or federal, or any foreign, law, statute, regulation, order, consent decree, written agreement with a Governmental Authority or Governmental Requirement arising from or in connection with or relating to the protection or regulation of the Environment including those laws, statutes, regulations, orders, decrees, written agreements with a Governmental Authority and other Governmental Requirements relating to the disposal, cleanup, production, storing, refining, handling, transferring, processing or transporting of Hazardous Waste, Hazardous Substances or any pollutant or contaminant.
     “Environmental Permits” mean all material permits, licenses, registrations, exemptions and authorizations required under any Environmental Law.
     “Equity Interests” means any capital stock, partnership, joint venture, member or limited liability or unlimited liability company interest, beneficial interest in a trust or similar entity or other equity interest or investment of whatever nature or any warrant, option or other right to acquire any Equity Interest.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder from time to time.
     “ERISA Affiliate” of any Credit Party means any trade or business (whether or not incorporated) which is a member of a group of which such Credit Party is a member and which is under common control or is treated as a single employer with such Credit Party within the meaning of Section 414 of the Code and the regulations promulgated thereunder.
     “Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Federal Reserve Board, as in effect from time to time.

     “Eurodollar Lending Office” means, with respect to any Bank, the office of such Bank specified as its “Eurodollar Lending Office” opposite its name on Schedule I hereto or in the Transfer Agreement pursuant to which it became a Bank (or, if no such office is specified, its Domestic Lending Office), or such other office of such Bank as such Bank may from time to time specify to the Borrowers and the Agent.
     “Eurodollar Rate” means, for each Eurodollar Rate Advance comprising part of the same Revolving Credit Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Dow Jones Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term “Eurodollar Rate” shall mean, for each Eurodollar Rate Advance comprising part of the same Revolving Credit Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided that if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).
     “Eurodollar Rate Advance” means a Revolving Credit Advance that bears interest as provided in Section 2.13(a)(ii) (or, if Section 2.13@) applies, that bears interest at 2% above the rate provided in Section 213(a)(ii)).
     “Eurodollar Rate Reserve Percentage” of any Bank for any Interest Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for such Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.
     “Events of Default” has the meaning specified in Section 6.1. For purposes of clause (i) of the definition herein of “Interest Period”, Section 2.14, Section 6.1 and Section 6.2, an Event of Default exists as to a particular Borrower if such Event of Default exists wholly or in part as a result of any event, condition, action, inaction, representation or other matter of, by or otherwise directly or indirectly pertaining to such Borrower or any Subsidiary of such Borrower. Without limiting the foregoing and for purposes of further clarification, it is agreed that inasmuch as each of TGPL and NWP is a Subsidiary of TWC, any Event of Default that exists as to either of TGPL or NWP also exists as to TWC.
     “Existing Assets” means all assets owned on the Effective Date by TWC or by any of its Subsidiaries (other than the MLP, the MLP’s Subsidiaries or the Non-Recourse Subsidiaries).
     “Existing Letters of Credit” means all letters of credit listed on Schedule X.
     “Existing Tolling Arrangements” means those tolling arrangements listed on Schedule VIII.
     “Federal Funds Rate” means, for any day, a fluctuating interest rate per annum equal for such day to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a

Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.
     “Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any federal agency or authority of the United States from time to time succeeding to its function.
     “Financing Transaction” means, with respect to any Person (i) any prepaid forward sale of oil, gas or minerals by such Person (other than gas balancing arrangements in the ordinary course of business), that is intended primarily as a borrowing of funds, excluding volumetric production payments and (ii) any interest rate, currency, commodity or other swap, collar, cap, option or other derivative that is intended primarily as a borrowing of funds (excluding interest rate, currency, commodity or other swaps, collars, caps, options or other derivatives to hedge against risks in the ordinary course of business), with the amount of the obligations of such Person thereunder being the net obligations of such Person thereunder.
     “Fiscal Ouarter” means any quarter of a Fiscal Year.
     “Fiscal Year” means any period of twelve consecutive calendar months ending on December 31.
     “Fronting Fee” shall have the meaning specified in Section 2.11(b)(i).
     “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, all as in effect from time to time.
     “General Permitted Liens” means Liens specifically described on Schedule IX-2.
     “Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government,
     “Governmental Requirements” means all judgments, orders, writs, injunctions, decrees, awards, laws, ordinances, statutes, regulations, rules, franchises, permits, certificates, licenses, authorizations and the like and any other requirements of any government or any commission, board, court, agency, instrumentality or political subdivision thereof.
     “Guaranties” means the Pipeline Holdco Guaranty and the TWC Guaranty.
     “Gulfstream” means Gulfstream Natural Gas System, L.L.C., a Delaware limited liability company.
     “Hazardous Substance” shall have the meaning set forth in 42 U.S.C. § 9601(14) and shall also include each other substance considered to be a hazardous substance under any Environmental Law.
     “Hazardous Waste” shall have the meaning set forth in 42 U.S.C. § 6903(5) and shall also include each other substance considered to be a hazardous waste under any Environmental Law (including 40 C.F.R. § 261.3).

     “Hybrid Security” means any security having equity-like characteristics or of the type commonly known as a hybrid security, including any hybrid preferred security, enhanced trust-preferred security or security that is treated (wholly or partially) as having equity content or as equity, in each case whether or not treated as equity under GAAP.
     “Indemnified Parties” has the meaning assigned to such term in Section 8.4(b).
     “Insufficiency” means, with respect to any Plan, the amount, if any, by which the present value of the vested benefits under such Plan exceeds the fair market value of the assets of such Plan allocable to such benefits.
     “Interest Expense” means, for any Measurement Period, the gross interest expense (determined in accordance with GAAP) of TWC and its Consolidated Subsidiaries (other than MLP and its Subsidiaries) accrued for such period, but excluding, to the extent included in the determination of interest expense for such period, (1) interest expense, debt discount, commission, discounts and other fees and charges and interest income to the extent attributable to Reclassified Tolling Arrangements or Non-Recourse Debt, (2) any charges, expenses or fees associated with any repurchase or repayment of debt, and (3) any noncash amortization of debt discounts, commissions, discounts, fees and charges and any interest expense attributable to the capitalized amount of obligations owing under Capital Leases.
     “Interest Period” means, for each Eurodollar Rate Advance comprising part of the same Revolving Credit Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance and ending on the last day of the period selected by a Borrower pursuant to the provisions below and, thereafter each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by a Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as a Borrower may, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:
          (i) a Borrower may not select any Interest Period that ends after the Termination Date, and no Borrower may select any Interest Period if any Event of Default exists as to such Borrower;
          (ii) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Revolving Credit Borrowing shall be of the same duration;
          (iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and
          (iv) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.
     “International Debt” means the Debt of any International Subsidiary.

     “International Subsidiary” means each of El Furrial, Apco Argentina, PIGAP II and any Subsidiary of any of them; provided that no Person shall be an International Subsidiary if it is a Credit Party or owns, directly or indirectly, any Equity Interest in any Credit Party.
     “Issuing Banks” means each of the three Issuing Banks named in the first paragraph hereof.
     “Joint Lead Arrangers” means Citigroup Global Markets Inc. and Banc of America Securities LLC, as joint lead arrangers and co-book runners.
     “LC Cash Collateral Accounts” has the meaning specified in Section 6.2.
     “LC Participation Percentage” of any Bank means, at any time, the percentage set opposite such Bank’s name on Schedule III or as reflected for such Bank in the relevant Transfer Agreement to which it is a party, as such percentage may be terminated, reduced or increased pursuant to Section 8.5(a).
     “Letter of Credit” means any letter of credit issued or deemed issued pursuant to this Agreement (including, for avoidance of doubt, each Existing Letter of Credit and each Added Letter of Credit), as amended, extended or otherwise modified from time to time.
     “Letter of Credit Commitment” of any Issuing Bank means, at any time, the amount set opposite such Issuing Bank’s name on Schedule III under the heading “Letter of Credit Commitments”, as such amount may be terminated or reduced pursuant to Section 2.4 or Section 6.1.
     “Letter of Credit Documents” means, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (ii) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.
     “Letter of Credit Fee” has the meaning specified in Section 2.11(b)(ii).
     “Letter of Credit Interest” means, for each Bank, (i) such Bank’s participation interest in Letters of Credit (and, in the case of an Issuing Bank, such Issuing Bank’s retained interest in Letters of Credit issued by it), and (ii) such Bank’s rights and interests in Reimbursement Obligations and fees, interest and other amounts payable in connection with Letters of Credit and Reimbursement Obligations.
     “Letter of Credit Liability” means at any time and in respect of any Letter of Credit, the sum (without duplication) of (a) the Available Amount of such Letter of Credit at such time plus (b) the aggregate unpaid amount of all drawings under such Letter of Credit that are unpaid at such time. For purposes of this Agreement, a Bank shall be deemed to hold a Letter of Credit Liability in an amount equal to its LC Participation Percentage times the Letter of Credit Liability in respect of the related Letter of Credit.
     “Lien” means any mortgage, lien, pledge, charge, deed of trust, security interest, encumbrance or other analogous type of preferential arrangement, whether arising by contract, operation of law or otherwise (including the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement).
     “Limited Permitted Liens” means Liens specifically described on Schedule IX-1.

     “Majority Banks” means, at any time, Banks owed or holding more than 50% of the sum of (i) the aggregate unpaid principal amount of Revolving Credit Advances outstanding at such time, or if no such principal amount is then outstanding, the aggregate Revolving Credit Commitments and (ii) the aggregate Available Amount of all Letters of Credit outstanding at such time, or if no such Available Amount of Letters of Credit is then outstanding, then the aggregate unpaid principal amount of any outstanding Letter of Credit Interests.
     “Material Adverse Effect” means (i) in respect of TGPL and NWP, a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of such Borrower and its Subsidiaries taken as a whole, or (b) the ability of such Borrower and its Subsidiaries, taken as a whole, to perform their obligations under any Credit Document taken as a whole, and (ii) in the case of TWC and MLP, a material adverse effect on (x) the business, assets, operations or condition, financial or otherwise, of TWC and its Subsidiaries taken as a whole, or (y) the ability of TWC and its Subsidiaries, taken as a whole, to perform their obligations under any Credit Document taken as a whole.
     “Material Subsidiary” of any Borrower means (i) each Subsidiary of such Borrower that itself (on an unconsolidated, stand alone basis) owns in excess of 7.5% (or, on and after the Trading Book Termination Date, 10%) of the book value of the Consolidated assets of such Borrower and its Consolidated Subsidiaries, and (ii) each Subsidiary of such Borrower that is a Credit Party; provided that MLP, the MLP’s Subsidiaries, the Non-Recourse Subsidiaries and the International Subsidiaries are not Material Subsidiaries for any purpose of this Agreement.
     “Measurement Period” means each period consisting of four consecutive Fiscal Quarters of TWC.
     “MLP” has the meaning specified in the first paragraph hereof.
     “MLP Agreement” means the Amended and Restated Agreement of Limited Partnership of the MLP, as such agreement may be amended from time to time.
     “Moody’s” means Moody’s Investor Service, Inc. or its successor.
     “Multiemployer Plan” means any multiemployer plan, as defined in Section 4001(a)(3) of ERISA, which is maintained by (or to which there is an obligation to contribute of) any Credit Party or an ERISA Affiliate of any Credit Party.
     “Multiple Employer Plan” means an employee benefit plan as defined in Section 3(2) of ERISA, other than a Multiemployer Plan, subject to Title IV of ERISA to which any Credit Party or any ERISA Affiliate of any Credit Party, and one or more employers other than any Credit Party or an ERISA Affiliate of any Credit Party, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which any Credit Party or any ERISA Affiliate of any Credit Party made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.
     “Net Worth” of any Person means, as of any date of determination, the excess of total assets of such Person (plus all non-cash losses resulting from the write-down or disposition of assets of such Person after December 31, 2005) over total liabilities of such Person, total assets and total liabilities each to be determined in accordance with GAAP; provided that for purposes of calculating Net Worth of TWC, (i) total liabilities shall not include any obligations of Non-Recourse Subsidiaries in respect of Non-Recourse Debt or any Debt of MLP and its Subsidiaries (but the TWC guaranty of Debt of MLP incurred under this Agreement shall be included), and (ii) total assets shall not include any assets that secure any Non-Recourse Debt or any assets of any Non-Recourse Subsidiary; provided further that for purposes of calculating the Net Worth of any Person, Net Worth shall be adjusted to exclude any item constituting the cumulative effect of a change in accounting principles related to accounting for pensions.
     “Non-Pipeline Entity” means each of TWC and its Subsidiaries other than a Pipeline Entity
     “Non-Pipeline TWC Group” means TWC and its Subsidiaries, excluding (i) NWP, TGPL and Pipeline Holdco and (ii) any Subsidiary of NWP, TGPL or Pipeline Holdco.
     “Non-Recourse Debt” means any Debt incurred by any Non-Recourse Subsidiary to finance the acquisition, improvement, installation, design, engineering, construction, development, completion, maintenance or operation of, or otherwise to pay costs and expenses relating to or provide financing for, a project listed on Schedule VI or any new project commenced or acquired after the Effective Date, which Debt does not provide for recourse against a Credit Party or any Subsidiary of a Credit Party (other than a Non-Recourse Subsidiary and such recourse as exists under a Performance Guaranty) or any property or asset of any Credit Party or any Subsidiary of a Credit Party (other than the Equity Interests in, or the property or assets of, a Non-Recourse Subsidiary).
     “Non-Recourse Subsidiary” means (i) any non-material Subsidiary of any Borrower whose principal purpose is to incur Non-Recourse Debt and/or construct, lease, own or operate the assets financed thereby, or to become a direct or indirect partner, member or other equity participant or owner in a Business Entity created for such purpose, and substantially all the assets of which Subsidiary and such Business Entity are limited to (x) those assets being financed (or to be financed), or the operation of which is being financed (or to be financed), in whole or in part by Non-Recourse Debt, or (y) Equity Interests in, or Debt or other obligations of, one or more other such Subsidiaries or Business Entities, or (z) Debt or other obligations of any Borrower or its Subsidiaries or other Persons and (ii) any Subsidiary of a Non-Recourse Subsidiary. For purposes of this definition, a “non-material Subsidiary” shall mean any Consolidated Subsidiary of any Borrower that is not a Credit Party and is not an owner, directly or indirectly, of any Equity Interest in any Credit Party.
     “Note” means a promissory note of a Borrower payable to the order of any Bank, in substantially the form of Exhibit G hereto (as such note may be amended, endorsed or otherwise modified from time to time), delivered at the request of such Bank pursuant to Section 2.10 or 8.5, together with any other note accepted from time to time in substitution or replacement therefor.
     “Notice of Letter of Credit” has the meaning specified in Section 2.2(a).
     “Notice of Revolving Credit Borrowing” has the meaning specified in Section 2.3(a).
     “NWP” has the meaning specified in the first paragraph hereof
     “Obligations” means all Reimbursement Obligations, the principal of and interest on each Revolving Credit Advance and all other Debt, advances, interest, debts, liabilities, obligations, indemnities, fees, expenses, charges and other amounts owing by any Credit Party to any Bank, the Agent or any Issuing Bank under any Credit Document or to any other Person required to be indemnified under any Credit Document, of any kind or nature, present or future, arising under this Agreement or any other Credit Document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.
     “PBGC” means the Pension Benefit Guaranty Corporation.

     “Performance Guaranty” means any guaranty issued in connection with any Non-Recourse Debt or International Debt that (i) if secured, is secured only by assets of, or Equity Interests in, a Non- Recourse Subsidiary or International Subsidiary, as applicable, and (ii) guarantees to the provider of such Non-Recourse Debt or International Debt or any other Person the (a) performance of the improvement, installation, design, engineering, construction, acquisition, development, completion, maintenance or operation of, or otherwise affects any such act in respect of, all or any portion of the project that is financed by such Non-Recourse Debt or International Debt, (b) completion of the minimum agreed equity contributions to the relevant Non-Recourse Subsidiary or International Subsidiary, as applicable, or (c) performance by a Non-Recourse Subsidiary or International Subsidiary, as applicable, of obligations to Persons other than the provider of such Non-Recourse Debt or International Debt.
     “Permitted Business” means any business (other than the power business) in which TWC or any of its Subsidiaries is actively engaged on the Effective Date.
     “Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other Business Entity, or a government or any political subdivision or agency thereof.
     “PIGAP II” means WilPro Energy Services (PIGAP II) Limited, a Cayman Islands corporation.
     “Pipeline Borrower” means each of TGPL and NWP.
     “Pipeline Entity” means each of Pipeline Holdco, TGPL, NWP and each Subsidiary of Pipeline Holdco, TGPL or NWP.
     “Pipeline Groups” means (i) NWP and its Subsidiaries, (ii) TGPL and its Subsidiaries, and (iii) Pipeline Holdco and its Subsidiaries (other than NWP, TGPL and their respective Subsidiaries).
     “Pipeline Holdco” means Williams Gas Pipeline Company, LLC, a Delaware limited liability company.
     “Pipeline Holdco Guaranty” means the guaranty executed by Pipeline Holdco in substantially the form of Exhibit E, as amended, supplemented or otherwise modified from time to time.
     “Pipeline Holdco Release Date” has the meaning specified in Section 8.15.
     “plan” means an employee pension benefit plan (other than a Multiemployer Plan) as defined in Section 3(2) of ERISA currently maintained by, or in the event such plan has terminated, to which contributions have been made or an obligation to make such contributions has accrued during any of the five plan years preceding the date of the termination of such plan by, any Credit Party or any ERISA Affiliate of any Credit Party for employees of any Credit Party or any such ERISA Affiliate and covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.
     “Rating Category” means, as to any Borrower, the relevant category (designated as a “Level” followed by a Roman numeral) applicable to such Borrower from time to time as set forth on Schedule IV, which is based on the ratings (or lack thereof) of such Borrower’s senior unsecured long-term debt by S&P or Moody’s. In the event there is a split between the ratings of any Borrower’s senior unsecured long-term debt by S&P and Moody’s, “Rating Category” shall be determined based on the lower rating of such Borrower’s senior unsecured long-term debt by S&P or Moody’s; provided that if such Borrower’s rating is BB- or higher from S&P and Ba3 or higher from Moody’s and there is a split between the two ratings, the pricing for such Borrower will be based on (i) if the split is one subgrade, the higher rating and (ii) if the split is more than one subgrade, the rating level that is one subgrade below the higher rating. For example, if S&P rates the senior unsecured long-term debt of a Borrower BB+ and Moody’s rates such debt B2, then Level VI on Schedule IV shall apply to such Borrower.
     “Reclassified Tolling Arrangements” means those Existing Tolling Arrangements that are reclassified in accordance with GAAP (whether as a result of amendment, modification or otherwise) after December 31, 2005 as debt.
     “Refinancing Indebtedness” has the meaning specified in paragraph (j) of Schedule IX-2.
     “Register” has the meaning specified in Section 8.5(c).
     “Regulation U” means Regulation U of the Federal Reserve Board, as in effect from time to time.
     “Reimbursement Obligations” means, at any time, in respect of any Borrower the obligations of such Borrower then outstanding, or that may thereafter arise, in respect of all Letters of Credit issued at the request of such Borrower then outstanding to reimburse amounts paid by any Issuing Bank in respect of any drawings under any such Letter of Credit.
     “Related Party” of any Person means any other Person of which more than 10% of the outstanding Equity Interests having ordinary voting power to elect a majority of the board of directors of such other Person or others performing similar functions (irrespective of whether or not at the time Equity Interests of any other class or classes of such other Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such first Person or which owns at the time directly or indirectly more than 10% of the outstanding Equity Interests having ordinary voting power to elect a majority of the board of directors of such first Person or others performing similar functions (irrespective of whether or not at the time Equity Interests of any other class or classes of such first Person shall or might have voting power upon the occurrence of any contingency); provided that (i) no Person that is part of the Non-Pipeline TWC Group shall be considered to be a Related Party of any other Person that is a part of the Non-Pipeline TWC Group and (ii) no Person that is a part of a Pipeline Group shall be considered to be a Related Party of any other Person that is a part of the same Pipeline Group.
     “Revolving Credit Advance” means an advance by a Bank to a Borrower as part of a Revolving Credit Borrowing and refers to a Base Rate Advance or a Eurodollar Rate Advance (each of which shall be a “Type” of Revolving Credit Advance).
     “Revolving Credit Borrowing” means a borrowing consisting of Revolving Credit Advances of the same Type made on the same day to the same Borrower by each of the Banks, pursuant to Section 2.1(a).
     “Revolving Credit Commitment” means, with respect to any Bank for any Borrower at any time, the amount set forth opposite such Bank’s name for such Borrower on Schedule III hereto under the caption “Revolving Credit Commitment” for such Borrower or, if such Bank has entered into one or more Transfer Agreements, set forth for such Bank and such Borrower in the Register maintained by the Agent pursuant to Section 8.5(c) as such Lender’s “Revolving Credit Commitment” for such Borrower, as such amount may be terminated or reduced at or prior to such time pursuant to Section 2.4 or Section 6.1.
     “RMT” means Williams Production RMT Company, a Delaware corporation, and its Subsidiaries.

     “RMT Loan Agreement” means the Term Loan Agreement, dated as of May 30, 2003, by and among Williams Production Holdings LLC, RMT, Lehman Brothers Inc. and Banc of America Securities LLC, as joint lead arrangers, Citicorp USA, Inc. and JPMorgan Chase Bank, as co-syndication agents, Bank of America, N.A., as documentation agent, and Lehman Commercial Paper Inc., as administrative agent, and the several lenders from time to time parties thereto, as amended, supplemented or otherwise modified from time to time, or any extension, refinancing or replacement thereof, whether with the same or a different group of lenders.
     “S&P” means Standard & Poor’s Rating Group, a division of The McGraw Hill Companies, Inc. on the date hereof or its successor.
     “Sale and Leaseback Transaction” of any Person means any arrangement entered into by such Person or any Subsidiary of such Person, directly or indirectly, whereby such Person or any Subsidiary of such Person shall sell or transfer any properly (other than the property listed on Schedule XI), whether now owned or hereafter acquired to any other Person (a “Transferee”), and whereby such first Person or any Subsidiary of such first Person shall then or thereafter rent or lease as lessee such property or any part thereof or rent or lease as lessee from such Transferee or any other Person other property which such first Person or any Subsidiary of such first Person intends to use for substantially the same purpose or purposes as the property sold or transferred.
     “Security Documents” means any security agreement or pledge delivered in order to comply with Section 5.2(m).
     “Solvent” and “Solvency” means, with respect to any Person on a particular date, that on such date (a) the fair value of the properly of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
     “SPC” has the meaning specified in Section 8.5(g).
     “Specified Escrow Arrangements” means cash deposits at one or more financial institutions for the purpose of funding any potential shortfall in the daily net cash position of TWC or any of its Subsidiaries.
     “Specified Obligations” means (i) any obligation of any Pipeline Entity under any bid, tender, trade contract, lease, government contract, surety bond, appeal bond, performance bond or return of money bond referred to in paragraph (e) of Schedule IX-2 and (ii) any obligation under a loan or production payment referred to in paragraph (p) of Schedule IX-2.
     “Subsidiary” of any Person means any corporation, partnership, joint venture or other Business Entity of which more than 50% of the outstanding Equity Interests having ordinary voting power to elect a majority of the board of directors of such corporation, partnership, joint venture or other Business Entity or others performing similar functions (irrespective of whether or not at the time Equity Interests of any other class or classes of such corporation, partnership, joint venture or other Business Entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person.
     “Syndication Agent” means BofA in its capacity as syndication agent hereunder.
     “Termination Date” means the earlier of (i) May 1, 2009 or (ii) the date of termination in whole of the Commitments pursuant to Section 2.4 or 6.1.
     “Termination Event” means (i) a “reportable event”, as such term is described in Section 4043(c) of ERISA (other than a “reportable event” not subject to the provision for 30-day notice to the PBGC or a “reportable event” as such term is described in Section 4043(c)(3) of ERISA) which could reasonably be expected to result in a termination of, or the appointment of a trustee to administer, a Plan, or which causes any Credit Party, due to actions of the PBGC, to be required to contribute at least $125,000,000 in excess of the contributions which otherwise would have been made to fund a Plan based upon the contributions recommended by such Plan’s actuary, or (ii) the withdrawal of a Credit Party or any ERISA Affiliate of a Credit Party from a Multiple Employer Plan during a plan year in which it was a “substantial employer,” as such term is defined in Section 4001(a)(2) of ERISA, or the incurrence of liability by a Credit Party or any ERISA Affiliate of a Credit Party under Section 4064 of ERISA upon the termination of a Plan or Multiple Employer Plan, or (iii) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or (iv) any other event or condition which could reasonably be expected to result in the termination of, or the appointment of, a trustee to administer, any Plan under Section 4042 of ERISA, other than (in the case of clauses (ii), (iii) and (iv) of this definition) where the matters described on such clauses, in the aggregate, could not reasonably be expected to have a Material Adverse Effect in respect of any Borrower.
     “TGPL” has the meaning specified in the first paragraph hereof.
     “Trading Book” means the trading transactions of Williams Power and its Subsidiaries, inclusive of structured portfolio transactions, consisting primarily of tolling and full requirements transactions.
     “Trading Book Termination Date” means the date on which all or substantially all of the Trading Book is sold or otherwise disposed of and all or substantially all of the liabilities and obligations of TWC and its Subsidiaries related to the Trading Book are terminated.
     “Transfer Agreement” means an agreement executed pursuant to Section 8.5 by an assignor Bank and assignee Bank substantially in the form of Exhibit C and executed by the Borrowers, the Issuing Banks and the Agent to evidence the consent of each if such consent is required pursuant to the definition herein of “Eligible Assignee” or the terms of Section 8.5.
     “TWC” has the meaning specified in the first paragraph hereof.
     “TWC Guaranty” means the guaranty executed by TWC in substantially the form of Exhibit F, as amended, supplemented or otherwise modified from time to time.
     “2005 Credit Agreement” means the Amended and Restated Credit Agreement dated as of May 20, 2005 among the Borrowers, Citibank and BofA as issuing banks, CUSA as administrative agent and collateral agent and others.
     “Type” has the meaning set forth in the definition herein of Revolving Credit Advance.

     “Unrated” means, as to any Borrower, that no senior unsecured long-term debt of such Borrower is rated by S&P and no senior unsecured long-term debt of such Borrower is rated by Moody’s.
     “Unused Revolving Credit Commitment” means, with respect to each Bank for each Borrower at any time, (a) such Bank’s Revolving Credit Commitment for such Borrower at such time minus (b) the sum of (i) the aggregate principal amount of all Revolving Credit Advances owed by such Borrower to such Bank and outstanding at such time and (ii) such Bank’s aggregate Letter of Credit Liabilities for all Letters of Credit issued at the request of such Borrower.
     “Wholly-Owned Subsidiary” of any Person means any Subsidiary of such Person all of the Equity Interests in which are owned by such Person and/or one or more other Wholly-Owned Subsidiaries of such Person.
     “Williams Power” means Williams Power Company, a Delaware corporation, and its Subsidiaries.
     “Withdrawal Liability” shall have the meaning given such term under Part I of Subtitle E of Title IV of ERISA.
     SECTION 1.2. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.
     SECTION 1.3. Accounting Terms. All accounting terms not specifically defined shall be construed in accordance with GAAP. To the extent there are any changes in GAAP from December 31, 2005, the financial covenants set forth herein will continue to be determined in accordance with GAAP in effect on December 31, 2005, as applicable, until such time, if any, as such financial covenants are adjusted or reset to reflect such changes in GAAP and such adjustments or resets are agreed to in writing by the Borrowers and the Agent (after consultation with the Majority Bank).
     SECTION 1.4. Miscellaneous. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified. The term “including” shall mean “including, without limitation”. References to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time so long as such amended, modified or supplemented document, instrument or agreement does not violate the terms of this Agreement.
     SECTION 1.5. Ratings. A rating, whether public or private, by S&P or Moody’s shall be deemed to be in effect on the date of announcement or publication by S&P or Moody’s, as the case may be, of such rating or, in the absence of such announcement or publication, on the effective date of such rating and will remain in effect until the announcement or publication of, or in the absence of such announcement or publication, the effective date of, any change in, or withdrawal or termination of, such rating. In the event the standards for any rating by Moody’s or S&P are revised, or any such rating is designated differently (such as by changing letter designations to different letter designations or to numerical designations), the references herein to such rating shall be deemed to refer to the revised or redesignated rating for which the standards are closest to, but not lower than, the standards at the date hereof for the rating which has been revised or redesignated, all as determined by the Majority Banks in good faith. Long-term debt supported by a letter of credit, guaranty, insurance or other similar credit enhancement mechanism shall not be considered as senior unsecured long-term debt.
ARTICLE II
AMOUNTS AND TERMS OF THE REVOLVING CREDIT
ADVANCES AND LETTERS OF CREDIT
     SECTION 2.1. Revolving Credit Advances and Letters of Credit.
     (a) Revolving Credit Advances. Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Credit Advances to each Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date; provided that in no event shall the sum of the aggregate amount of all Revolving Credit Advances owed to such Bank outstanding to such Borrower plus the aggregate amount of all Letter of Credit Liabilities held by such Bank for all Letters of Credit issued at the request of such Borrower exceed, at the time any Revolving Credit Advance is made by such Bank (and giving effect to such Revolving Credit Advance), such Bank’s Revolving Credit Commitment for such Borrower at such time; provided further that in no event shall the sum of the aggregate amount of all Revolving Credit Advances to all Borrowers owed to any Bank plus the aggregate amount of all Letter Credit Liabilities held by such Bank for all Letters of Credit exceed, at the time any Revolving Credit Advance is made by such Bank (and giving effect to such Revolving Credit Advance), the Revolving Credit Commitment of such Bank for TWC. Each Revolving Credit Borrowing to a Borrower shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Revolving Credit Advances of the same Type made to such Borrower on the same day by the Banks ratably according to their respective Revolving Credit Commitments for such Borrower and, if such Revolving Credit Advances are Eurodollar Rate Advances, having the same Interest Period. Within the limits of this Section 2.1(a), a Borrower may borrow under this Section 2.1(a), prepay pursuant to Section 2.5 and reborrow under this Section 2.1(a).
     (b) Letters of Credit. Each Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue letters of credit in Dollars at the request of any Borrower (such issuance, and any funding of a draw thereunder, are deemed made by the Issuing Banks in reliance on the agreements of the other Banks pursuant to Section 2.2) from time to time on any Business Day during the period from the Effective Date until the earlier of (A) the date of termination in whole of the Commitments pursuant to Section 2.4 or 6.1 or (B) the date that is 30 days prior to the date listed in clause (i) of the definition herein of “Termination Date” in an aggregate Available Amount such that, immediately after giving effect to the issuance of each Letter of Credit, the aggregate Letter of Credit Liabilities (i) in respect of all Letters of Credit issued by the Issuing Banks do not exceed at the time of any such issuance the aggregate of all Letter of Credit Commitments at such time, (ii) in respect of all Letters of Credit issued by any Issuing Bank do not exceed at the time of any such issuance the Letter of Credit Commitment of such Issuing Bank at such time, and (iii) in respect of all Letters of Credit outstanding at the time of any such issuance issued at the request of any Borrower do not exceed an amount equal to the Revolving Credit Commitments of the Banks for such Borrower at such time minus the aggregate amount of all Revolving Credit Advances outstanding to such Borrower at such time; provided that in no event shall the sum of the aggregate amount of all Revolving Credit Advances to all Borrowers owed to any Bank plus the aggregate amount of all Letter of Credit Liabilities held by such Bank for all Letters of Credit exceed the Revolving Credit Commitment of such Bank for TWC at the time of any such issuance; provided further that no Issuing Bank shall be under any obligation to issue a letter of credit if, in the reasonable opinion of such Issuing Bank, such letter of credit would violate or conflict with any regulatory or legal restriction applicable to such Issuing Bank, or an internal policy, procedure or guideline of such Issuing Bank generally applicable to the issuance of letters of credit. No Letter of Credit shall have an expiration date

(including all rights of a Borrower or the beneficiary to require renewals, but excluding automatic renewal provisions if the relevant Issuing Bank can, in its discretion, refuse to renew and thereby cause the expiration date to occur no later than 7 Business Days prior to. the date set forth in clause (i) of the definition herein of Termination Date) later than 7 Business Days prior to the date set forth in clause (i) of the definition herein of Termination Date. Within the limits referred to above, a Borrower may request the issuance of Letters of Credit under this Section 2.1(b), repay any Letter of Credit Liability resulting from drawings thereunder pursuant to Section 2.2(c) and request the issuance of additional Letters of Credit under this Section 2.1(b).
     SECTION 2.2. Issuance and Addition of and Drawings and Reimbursement Under Letters of Credit.
     (a) Issuance and Addition. (1) A Borrower shall give the Agent and the Issuing Bank from which it is requesting a Letter of Credit at least three Business Days’ (or such shorter period as agreed to by the Agent and such Issuing Bank) prior notice, in the form of Exhibit D-1 (a “Notice of Letter of Credit”), specifying the Business Day such Letter of Credit is to he issued and the account party or parties therefor and describing in reasonable detail the proposed terms of such Letter of Credit (including the beneficiary thereof) and the nature of the transactions or obligations proposed to be supported thereby; provided that no Borrower may request a Letter of Credit (i) to support any Debt, (ii) in favor of the proposed Issuing Bank for such Letter of Credit or any of its affiliates as beneficiary if such beneficiary is serving in that capacity as a fiduciary, or trustee, for the interests of any other Person or (iii) for any unlawful purpose.
     (2) Additionally, if (i) an Issuing Bank has, at the request of a Borrower, issued a letter of credit in Dollars other than under this Agreement, (ii) such Borrower decides to add such letter of credit (an “Added Letter of Credit”) to this Agreement as a Letter of Credit and (iii) such Issuing Bank consents in writing (such consent, and any funding of a draw under such letter of credit, are deemed made by such Issuing Bank in reliance on the agreements of the other Banks pursuant to this Section 2.2) to such letter of credit becoming an Added Letter of Credit, then such Borrower shall give the Agent and such Issuing Bank at least three Business Days’ (or such shorter period as agreed to by the Agent and such Issuing Bank) prior notice that such Borrower requests that such letter of credit be so added by delivering a Notice of Letter of Credit specifying the Business Day such letter of credit is to be added to this Agreement and attaching thereto a copy of such letter of credit. On the Business Day so specified for such letter of credit, such letter of credit shall become an Added Letter of Credit and become a Letter of Credit deemed issued under this Agreement by the Issuing Bank specified in the relevant Notice of Letter of Credit (the date such letter of credit so becomes an Added Letter of Credit being the “Added L/C Effective Date” for such letter of credit), if immediately after giving effect to such letter of credit becoming a Letter of Credit (A) as to each Bank, the sum of the aggregate amount of all Revolving Credit Advances to all Borrowers owed to such Bank plus the aggregate amount of all Letter of Credit Liabilities held by such Bank for all Letters of Credit does not exceed the Revolving Credit Commitment of such Bank for TWC, (B) the aggregate Letter of Credit Liabilities (i) in respect of all Letters of Credit issued by the Issuing Banks do not exceed the aggregate of all Letter of Credit Commitments at such time, (ii) in respect of all Letters of Credit issued by such Issuing Bank do not exceed the Letter of Credit Commitment of such Issuing Bank at such time, and (iii) in respect of all Letters of Credit outstanding issued at the request of any Borrower do not exceed an amount equal to the Revolving Credit Commitments of the Banks for such Borrower at such time minus the aggregate amount of all Revolving Credit Advances outstanding to such Borrower at such time, (C) such letter of credit shall have an expiration date (including all rights of a Borrower or the beneficiary to require renewals, but excluding automatic renewal provisions if such Issuing Bank can, in its discretion, refuse to renew and thereby cause the expiration date to occur no later than 7 Business Days prior to the date set forth in clause (i) of the definition herein of Termination Date) no later than 7 Business Days prior to the date set forth in clause (i) of the definition herein of Termination Date, and (D) such Issuing Bank notifies the Agent, on or before such Added L/C Effective Date, that such letter of credit is or will become, as of such Added L/C Effective Date, an Added Letter of Credit.
     (3) The Issuing Bank issuing any Letter of Credit may specify therein whether such Letter of Credit will be subject to the International Standby Practices, the Uniform Customs and Practices or other practices. A Letter of Credit will be deemed to be issued at the request of (i) NWP, if NWP gives the Notice of Letter of Credit in respect of such Letter of Credit; (ii) TGPL, if TGPL gives the Notice of Letter of Credit in respect of such Letter of Credit, (iii) MLP, if MLP gives the Notice of Letter of Credit in respect of such Letter of Credit and (iv) TWC, if neither NWP nor TGPL nor MLP gives the Notice of Letter of Credit in respect of such Letter of Credit.
     (b) Participations in Letters of Credit. On each day during the period commencing with the issuance by any Issuing Bank of any Letter of Credit at the request of any Borrower and until such Letter of Credit shall have expired or been terminated, the Letter of Credit Commitment of each Issuing Bank shall be deemed to be utilized for all purposes of this Agreement in an amount equal to the Available Amount of such Letter of Credit. Each Bank agrees that, upon the issuance of any Letter of Credit hereunder by any Issuing Bank, it shall automatically acquire a participation in such Issuing Bank’s liability under such Letter of Credit in an amount equal to such Bank’s LC Participation Percentage of such liability, and each Bank thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, liability to pay such amount and shall be unconditionally obligated to such Issuing Bank to the extent provided in this Section 2.2.
     (c) Reimbursement Obligations: Notice of Drawings. Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Issuing Bank that issued such Letter of Credit shall promptly notify the applicable Borrower (through the Agent) of the amount to be paid by such Issuing Bank as a result of such demand and the date on which payment is to be made by such Issuing Bank to such beneficiary in respect of such demand, which shall be (unless same day payment is required by the terms of such Letter of Credit pursuant to a request of such Borrower) at least one Business Day after the date on which the Agent shall deliver such notice to the applicable Borrower pursuant to this sentence. Each Borrower hereby unconditionally agrees to pay and reimburse the Agent for the account of the Issuing Bank that issued a Letter of Credit at the request of such Borrower for the amount of each demand for payment under such Letter of Credit that is in substantial compliance with the provisions of such Letter of Credit at or prior to the date on which payment is to be made by such Issuing Bank to the beneficiary thereunder (or on the next Business Day, if same day payment is required by the terms of such Letter of Credit pursuant to a request of such Borrower and if the notice to such Borrower from such Issuing Bank in respect of such demand contemplated by the first sentence of this Section 2.2(c) is not given prior to 9:00 a.m. (New York City time) on such date), without presentment, demand, protest or other formalities of any kind, in each case together with interest thereon at a rate per annum equal to the Base Rate plus the Applicable Margin in effect from time to time for such Borrower as to Base Rate Advances, for the period from the date payment is made by such Issuing Bank to the beneficiary thereunder until the date of such reimbursement. Each Borrower’s obligations to reimburse each Issuing Bank as provided herein shall be absolute, unconditional and irrevocable under all circumstances whatsoever, including the following circumstances: (i) any lack of validity of this Agreement, the other Credit Documents or the other documents to be delivered under this Agreement; (ii) the existence of any claim, set-off, defense or other right that a Borrower may have at any time against the Agent, any Bank, any Issuing Bank or any other Person, whether in connection with the transactions contemplated by this Agreement or any unrelated transaction; (iii) any action or inaction taken or suffered by any Issuing Bank under a Letter of Credit if taken in good faith and in conformity with applicable law; (iv) the payment by any Issuing Bank under a Letter of Credit against presentation of a demand, statement or other document which in the sole discretion of such Issuing Bank substantially complies with the terms of such Letter of Credit, including any demand, statement or other document which is forged, fraudulent, invalid or inaccurate in any respect; (v) any exchange, release or non-perfection of any collateral for, or any release or amendment or waiver of or consent to departure from any guarantee of, all or any of the Obligations in respect of any Letter of Credit; and (vi) any determination of invalidity or unenforceability with respect to any Letter of Credit after payment by an Issuing Bank thereunder.
     (d) Payments by Banks to Issuing Banks. To the extent that a Borrower fails to make any payment to an Issuing Bank that such Borrower is required to make pursuant to Section 2.2(c), each Bank (other than such Issuing Bank) shall pay to the Agent, for the account of such Issuing Bank in Dollars and in immediately available funds, the amount of such Bank’s LC Participation Percentage of any payment under a Letter of Credit upon notice by such Issuing Bank (through the Agent) to such Bank requesting such payment and specifying such amount. Each such Bank’s obligation to make such payment to the Agent for the account of such Issuing Bank under this Section 2.2(d), and such Issuing Bank’s right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever (other than the gross negligence or willful misconduct of such Issuing Bank in making payment under such Letter of Credit), including the failure of any other Bank to make its payment under this Section 2.2(d), the financial condition of a Borrower (or any other Person), the existence of any Default or Event of Default, the incorrectness of any representation or warranty, the existence of any claim, set-off, defense or other right, any amendment, extension or other modification of any Letter of Credit or the reduction or termination of the Letter of Credit Commitments or the Revolving Credit Commitments. If any Bank shall default in its obligation to make any such payment to the Agent for the account of an Issuing Bank, for so long as such default shall continue the Agent may, at the request of such Issuing Bank, withhold from any payments received by the Agent under this Agreement for the account of such Bank the amount so in default and, to the extent so withheld, pay the same to such Issuing Bank for application to such defaulted obligation.
     (e) Participations in Reimbursement Obligations. Upon the making of each payment by a Bank to an Issuing Bank pursuant to Section 2.2(d) in respect of any Letter of Credit, such Bank shall, automatically and without any further action on the part of the Agent, any Issuing Bank or such Bank, acquire (i) a funded participation in an amount equal to such payment in the Reimbursement Obligation owing to such Issuing Bank by the applicable Borrower hereunder and under the Letter of Credit Documents relating to such Letter of Credit and (ii) a participation in a percentage equal to such Bank’s LC Participation Percentage in any interest or other amounts payable by the applicable Borrower hereunder and under such Letter of Credit Documents in respect of such Reimbursement Obligation (other than the Fronting Fee contemplated by Section 2.11(b)(i)). Upon receipt by any Issuing Bank from or for the account of a Borrower of any payment in respect of any Reimbursement Obligation or any such interest or other amount (including by way of setoff or application of proceeds of any collateral security or the withdrawal and application of funds from an LC Cash Collateral Account in respect of such Borrower), such Issuing Bank shall promptly pay to the Agent, for the account of each Bank entitled thereto, such Bank’s LC Participation Percentage of such payment, each such payment by such Issuing Bank to be made in the same currency and funds in which received by such Issuing Bank. In the event any payment received by any Issuing Bank and so paid to the Banks hereunder is rescinded or must otherwise be returned by such Issuing Bank, each Bank shall, upon the request of such Issuing Bank (through the Agent), repay to such Issuing Bank (through the Agent) the portion of such payment paid to such Bank.
     (f) Information Provided by Issuing Banks to Banks. Promptly after the issuance of or amendment to any Letter of Credit, the Issuing Bank that issued such Letter of Credit will notify the Agent and the applicable Borrower in writing of such issuance or amendment and such notice shall be accompanied by a copy of such issued or amended Letter of Credit. Upon receipt of such notice, the Agent shall notify each Bank of such issuance or amendment and, if requested by a Bank, the Agent shall provide such Bank with copies of such issued or amended Letter of Credit and any Letter of Credit Documents related thereto delivered to the Agent.
     (g) Conditions Precedent to Issuance, Modification and Addition. The obligation of any Issuing Bank to issue a Letter of Credit shall be subject to satisfaction of each of the conditions precedent set forth in Section 3.2, and shall further be subject to the conditions precedent that (i) such Letter of Credit shall be in such form and contain such terms as shall be reasonably satisfactory to such Issuing Bank consistent with its then current practices and procedures of general applicability with respect to letters of credit of the same type and (ii) the applicable Borrower shall have executed and delivered such applications, agreements and other instruments relating to such Letter of Credit as such Issuing Bank shall have reasonably requested consistent with its then current practices and procedures of general applicability with respect to letters of credit of the same type; provided that in the event of any conflict between any such application, agreement or other instrument and the provisions of this Agreement, the provisions of this Agreement shall control. The obligation of any Issuing Bank to make any amendment, modification or supplement to any Letter of Credit hereunder which increases the stated amount thereof shall be subject to the same conditions applicable under this Section 2.2 (including the conditions set forth in Section 3.2) to the issuance of new Letters of Credit, and no Issuing Bank shall be obligated to make any such amendment, modification or supplement unless the Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder, on the date of such amendment, modification or supplement, in such amended, modified or supplemented form. The obligation of any Issuing Bank to add any letter of credit hereto as contemplated by Section 2.2(a)(2) shall be subject to the same conditions applicable under this Section 2.2 (including the conditions set forth in Section 3.2) to the issuance of new Letters of Credit, and no Issuing Bank shall be obligated to make any such addition unless the Added Letter of Credit would have complied with such conditions had it originally been issued hereunder on the date of such addition. In the event of any conflict between any application, agreement or other instrument relating to an Added Letter of Credit and the provisions of this Agreement, the provisions of this Agreement shall control.
     (h) Interest Payable to Issuing Banks by Banks. To the extent that any Bank shall fail to pay any amount required to be paid pursuant to Sections 2.2(d) or (e) on the due date therefor, such Bank shall pay interest to the Issuing Bank owed such amount (through the Agent) on such amount from and including such due date to but excluding the date such payment is made at a rate per annum equal to the Federal Funds Rate.
     (i) Indemnification of the Banks, Issuing Banks and Agent. The Borrowers hereby indemnify and hold harmless each Bank, each Issuing Bank and the Agent from and against any and all claims, damages, losses, liabilities, costs, fees and expenses that such Bank, such Issuing Bank or the Agent may incur (or that may be claimed against such Bank, such Issuing Bank or the Agent by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or refusal to pay by each Issuing Bank under any Letter of Credit (EXPRESSLY INCLUDING ANY SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, FEE OR EXPENSE ATTRIBUTABLE TO THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH BANK, SUCH ISSUING BANK OR THE AGENT, AS THE CASE MAY BE, BUT EXCLUDING ANY SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, FEE OR EXPENSE ATTRIBUTABLE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH BANK, SUCH ISSUING BANK OR THE AGENT, AS THE CASE MAY BE). IT IS THE INTENT OF THE PARTIES HERETO THAT EACH BANK, EACH ISSUING BANK OR THE AGENT, AS THE CASE MAY BE, SHALL, TO THE EXTENT PROVIDED IN THIS SECTION 2.2(i), BE INDEMNIFIED FOR ITS OWN ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE; provided that the Borrowers shall not be required to indemnify any Bank, any Issuing Bank or the Agent for any claims, damages, losses, liabilities, costs, fees or expenses to the extent, but only to the extent, caused by (A) in the case of each Issuing Bank, the willful misconduct or gross negligence of such Issuing Bank in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (B) in the case of any Bank, such Bank’s failure to pay its Letter of Credit Liabilities pursuant to Sections 2.2(d), (e) and (h).
     (j) Existing Letters of Credit. For the avoidance of doubt, the parties hereto acknowledge and agree that all Existing Letters of Credit are deemed to be issued under this Agreement by the Issuing Bank party thereto at the request of TWC and shall constitute Letters of Credit hereunder for all purposes (including Section 2.2(b) and Section 2.2(d)), and no notice requesting issuance thereof shall be required hereunder. Each reference herein to the issuance of a Letter of Credit shall include any such deemed issuance. All fees accrued on the Existing Letters of Credit to but excluding the date hereof shall be for the account of the relevant “Issuing Bank” and the “Banks” (as those terms are used in the 2005 Credit Agreement) as provided in the 2005 Credit Agreement, and all fees accruing on the Existing Letters of Credit on and after the date hereof shall be for the account of the relevant Issuing Bank thereof and the Banks as provided herein.
     (k) Cash Collateral. If any amounts are deposited in any LC Cash Collateral Account in respect of any Borrower pursuant to Section 2.5(c), such amounts shall be applied first, to reimburse the Agent for all costs, fees, expenses and other amounts expended by it relating to such LC Cash Collateral Account, second, to pay Reimbursement Obligations in respect of Letters of Credit issued at the request of such Borrower outstanding at the time of such deposit and, third, either (i) if at the time all such Letters of Credit terminate and all such Reimbursement Obligations are paid no Event of Default has occurred and is continuing (or if the Agent has not declared all amounts payable hereunder by such Borrower to be due and payable), returned to such Borrower or (ii) if at such time an Event of Default has occurred and is continuing (and if the Agent has declared all amounts payable hereunder by such Borrower to be due and payable), held by the Agent in an LC Cash Collateral Account in respect of such Borrower in accordance with Section 6.2.
     (l) Applicability of ISP98 (ICC Publication No. 59). Unless otherwise expressly agreed by an Issuing Bank and a Borrower when a Letter of Credit is issued or except as otherwise specifically provided in respect of an Existing Letter of Credit or an Added Letter of Credit, the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance) shall apply to each Letter of Credit.
     (m) Added Letters of Credit. Each Added Letter of Credit (i) shall be deemed to be issued under this Agreement, as of the Added L/C Effective Date for such Added Letter of Credit, at the request of the Borrower that gave the Notice of Letter of Credit in respect of such Added Letter of Credit and (ii) as of such Added L/C Effective Date, shall constitute a Letter of Credit issued hereunder by the Issuing Bank specified in such Notice of Letter of Credit for all purposes (including Section 2.2(b) and Section 2.2(d)). Each reference herein to the issuance of a Letter of Credit shall include any such deemed issuance. All fees accrued on a letter of credit that becomes an Added Letter of Credit, to but excluding the Added L/C Effective Date for such Added Letter of Credit shall be for the account of the entity that issued such Added Letter of Credit, and all fees accruing on such letter of credit on and after such Added L/C Effective Date shall be for the account of the relevant Issuing Bank thereof and the Banks as provided herein.
     SECTION 2.3. Making the Revolving Credit Advances.
     (a) Each Revolving Credit Borrowing shall be made on notice, given not later than 11:00 a.m. (New York City time) on the third Business Day prior to the date of the proposed Revolving Credit

Borrowing in the case of a Revolving Credit Borrowing consisting of Eurodollar Rate Advances, or 10:00 a.m. (New York City time) on the Business Day of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Base Rate Advances, by the Borrower requesting such Revolving Credit Borrowing to the Agent, which shall give to each Bank prompt notice thereof. Each such notice of a Revolving Credit Borrowing (a “Notice of Revolving Credit Borrowing”) shall be by telephone, confirmed immediately in writing, or telecopier in substantially the form of Exhibit D-2 hereto, specifying therein the requested (i) date of such Revolving Credit Borrowing, (ii) Type of Revolving Credit Advances, (iii) aggregate amount of such Revolving Credit Borrowing, and (iv) in the case of a Revolving Credit Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Revolving Credit Advance. Each Bank shall, before 12:00 p.m. (New York City time) on the date of such Revolving Credit Borrowing, make available for the account of its Applicable Lending Office to the Agent at its address referred to in Section 8.2 (excluding, for such purpose, any address to which copies are to be sent), in same day funds, such Bank’s ratable portion of such Revolving Credit Borrowing. After the Agent’s receipt of such funds, the Agent will make such funds available to the Borrower requesting such Revolving Credit Borrowing at such address; provided that the Agent shall not be required to make such funds available if the applicable conditions set forth in Section 3.2 have not been fulfilled.
     (b) Anything in Section 2.3(a) to the contrary notwithstanding, a Borrower may not select Eurodollar Rate Advances for any Revolving Credit Borrowing if the obligation of the Banks to make Eurodollar Rate Advances shall then be suspended pursuant to Sections 2.3(e), 2.14 or 2.16.
     (c) No Borrower may select Eurodollar Rate Advances for any Revolving Credit Borrowing if the aggregate amount of such Revolving Credit Borrowings is less than $5,000,000.
     (d) Each Notice of Revolving Credit Borrowing shall be irrevocable and binding on the Borrower delivering such notice. In the case of any Revolving Credit Borrowing that the related Notice of Revolving Credit Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower requesting such Borrowing shall indemnify each Bank against any loss, cost or expense incurred by such Bank as a result of any failure by such Borrower to fulfill on or before the date specified in such Notice of Revolving Credit Borrowing for such Revolving Credit Borrowing the applicable conditions set forth in Article III or as a result of a cancellation pursuant to Section 2.3(f), including any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the Revolving Credit Advance to be made by such Bank as part of such Revolving Credit Borrowing when such Revolving Credit Advance, as a result of such failure or cancellation, is not made on such date.
     (e) If the Agent is unable to determine the Eurodollar Rate for Eurodollar Rate Advances, the obligation of the Banks to make, or to Convert Revolving Credit Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrowers and the Banks that the circumstances causing such suspension no longer exist, and, except as provided in Section 2.3(f), each Revolving Credit Advance comprising any requested Revolving Credit Borrowing shall be a Base Rate Advance.
     (f) If a Borrower has requested a proposed Revolving Credit Borrowing consisting of Eurodollar Rate Advances and as a result of circumstances referred to in Section 2.3(e), Section 2.14(b) or Section 2.16 such Revolving Credit Borrowing would not consist of Eurodollar Rate Advances, such Borrower may, by notice given not later than 3:00 p.m. (New York City time) at least one Business Day prior to the date such proposed Revolving Credit Borrowing would otherwise be made, cancel such Revolving Credit Borrowing, in which case such Revolving Credit Borrowing shall be cancelled and no Revolving Credit Advances shall be made as a result of such requested Revolving Credit Borrowing, but such Borrower shall indemnify the Banks in connection with such cancellation as contemplated by Section 2.3(d).
     (g) Unless the Agent shall have received notice from a Bank prior to the date of any Revolving Credit Borrowing that such Bank will not make available to the Agent such Bank’s ratable portion of such Revolving Credit Borrowing, the Agent may assume that such Bank has made such portion available to the Agent on the date of such Revolving Credit Borrowing in accordance with Section 2.3(a) and the Agent may, in reliance upon such assumption, make available to a Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such ratable portion available to the Agent, such Bank and Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Agent, at (i) in the case of such Borrower, the interest rate applicable at the time to Revolving Credit Advances comprising such Revolving Credit Borrowing and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank’s Revolving Credit Advance as part of such Revolving Credit Borrowing for purposes of this Agreement and such Borrower shall be relieved of its obligations to repay on demand such amount under this Section 2.3(g).
     (h) The failure of any Bank to make the Revolving Credit Advance to be made by it as part of any Revolving Credit Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its Revolving Credit Advance on the date of such Revolving Credit Borrowing, but no Bank shall be responsible for the failure of any other Bank to make any Revolving Credit Advance to be made by such other Bank.
     SECTION 2.4. Reduction of the Commitments. Each Borrower shall have the right, upon at least three Business Days notice to the Agent, to terminate in whole or reduce ratably in part (i) the Unused Revolving Credit Commitments for such Borrower and (ii) the unused portions of the Letter of Credit Commitments; provided that each partial reduction shall be in the aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and shall be made ratably among the Banks or Issuing Banks, as the case may be, in accordance with their respective Revolving Credit Commitments for such Borrower or Letter of Credit Commitments, as the case may be, and provided further that the amount of the Letter of Credit Commitment of any Issuing Bank shall not be reduced to an amount which is less than the aggregate amount of all Letter of Credit Liabilities in respect of all Letters of Credit issued or deemed issued by such Issuing Bank; and provided further that the Revolving Credit Commitments for TWC shall not be reduced to an amount which is less than the greatest, for any Borrower, of the sum of (i) the aggregate outstanding principal amount of Revolving Credit Advances owed by such Borrower plus (ii) the aggregate amount of all Letter of Credit Liabilities in respect of Letters of Credit issued at the request of such Borrower; and provided further that the Revolving Credit Commitments for any Borrower shall not be reduced to an amount which is less than the sum of (i) the aggregate outstanding principal amount of Revolving Credit Advances owed by such Borrower plus (ii) the aggregate amount of all Letter of Credit Liabilities in respect of Letters of Credit issued at the request of such Borrower; and provided further that the Revolving Credit Commitments for TWC shall not be reduced to an amount which is less than the aggregate amount of the Letter of Credit Commitments. Each termination or reduction of any Commitment shall be permanent. Upon the termination of the Revolving Credit Commitments for MLP, the termination of all Letters of Credit issued at the request of MLP and the final repayment of all Obligations owing by MLP, the TWC Guaranty shall be deemed to be automatically released, subject, however, to reinstatement as contemplated by Section 4.02(b) of the Guaranty and except that the TWC Guaranty shall continue in full force and effect as to all agreements and obligations of MLP that by the terms hereof survive the payment in full of principal and interest.

     SECTION 2.5. Prepayments.
     (a) Each Borrower may, upon notice to the Agent, (i) before 10:00 a.m. (New York City time) for Base Rate Advances on the date of prepayment and (ii) upon at least two Business Days’ notice to the Agent for Eurodollar Rate Advances, stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given such Borrower shall, prepay the outstanding principal amount of the Revolving Credit Advances comprising part of the same Revolving Credit Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid and amounts, if any, required to be paid pursuant to Section 8.4(c) as a result of such prepayment; provided that each prepayment pursuant to this Section 2.5(a) shall be in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.
     (b) Additionally, if at any date the sum of the aggregate amount of all Revolving Credit Advances owed to any Bank by any Borrower plus the aggregate amount of all Letter, of Credit Liabilities held by such Bank for all Letters of Credit issued at the request of such Borrower exceeds such Bank’s Revolving Credit Commitment for such Borrower at such date, such Borrower shall, on such date, ratably repay the Revolving Credit Advances owed by such Borrower in a principal amount necessary so that (after giving effect to such repayment) the sum, for each Bank, of the aggregate amount of all Revolving Credit Advances owed to such Bank by such Borrower plus the aggregate amount of all Letter of Credit Liabilities held by such Bank’for all Letters of Credit issued at the request of such Borrower does not exceed such Bank’s Revolving Credit Commitment for such Borrower at such date.
     (c) At the time of each payment pursuant to Section 2.5(b) by a Borrower, such Borrower shall also pay accrued interest to the date of such payment on the principal amount paid and amounts, if any, required to be paid pursuant to Section 8.4(c) as a result of such payment. To the extent that any amount would be required hereunder to be applied to Revolving Credit Advances owed by any Borrower but for the fact that no Revolving Credit Advances to such Borrower remain outstanding, such Borrower will cause such amount first, to be paid on any outstanding unreimbursed drawings under Letters of Credit issued at the request of such Borrower and, second to be deposited in an LC Cash Collateral Account in respect of such Borrower.
     (d) All amounts received by the Agent pursuant to any Security Document shall be applied first, to reimburse the Agent for all costs, fees, expenses and other amounts to the extent provided in such Security Document, second, to ratably pay the principal of and interest of the Revolving Credit Advances and unpaid drawings under Letters of Credit, third to ratably pay all other Obligations, and fourth to be deposited in one or more LC Cash Collateral Accounts to the extent any Letters of Credit are outstanding.
     SECTION 2.6. Increased Costs.
     (a) If any Bank or Issuing Bank determines that (i) the introduction of or any change in or in the interpretation, application or applicability of any law or regulation or (ii) the compliance with any guideline issued or request made by any central bank or other governmental or monetary authority (whether or not having the force of law), in each case introduced, changed, issued or made after the Effective Date (in the case of each Bank or Issuing Bank which was a party to this Agreement on the Effective Date) or after the effective date of the relevant document (a Transfer Agreement or this Agreement) pursuant to which a Person becomes a Bank or an Issuing Bank (in the case of each other Bank or Issuing Bank), affects or would affect the amount of capital required or expected to be maintained by such Bank or Issuing Bank, as the case may be, or any corporation controlling such Bank or Issuing Bank, as the case may be, and that the amount of such capital is increased by or based upon the existence of such Bank’s or such Issuing Bank’s, as the case may be, commitment to lend hereunder, issue Letters of Credit or purchase participations in Letters of Credit and other commitments of this type, then, upon demand by such Bank or Issuing Bank, as the case may be (with a copy of such demand and related certificate (which certificate shall specify in reasonable detail the nature of such change in capital requirements, the proposed (or actual) compliance change to be adopted by the applicable Bank or Issuing Bank and the calculations upon which any compensation is claimed hereunder) to the Agent), the Borrowers shall pay to the Agent within five Business Days of receipt of such demand for the account of such Bank or Issuing Bank, as the case may be, from time to time as specified by such Bank or Issuing Bank, as the case may be, additional amounts sufficient to compensate such Bank or Issuing Bank, as the case may be, or such corporation in the light of such circumstances, to the extent that such Bank or Issuing Bank, as the case may be, reasonably determines such increase in capital to be allocable to the existence of such Bank’s or such Issuing Bank’s, as the case may be, commitment to lend, issue Letters of Credit or purchase participations in Letters of Credit hereunder. A certificate as to the amount of such additional amounts, submitted to the Borrower that is obligated to pay such amount and the Agent by such Bank or Issuing Bank, as the case may be, shall be prima facie evidence of the amount of such additional amounts absent manifest error. No Bank or Issuing Bank shall have any right to recover any additional amounts from a Borrower under this Section 2.6(a) for any period more than 90 days prior to the date such Bank or Issuing Bank, as the case may be, notifies such Borrower of any such introduction, change or compliance.
     (b) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in or in the interpretation, application or applicability of any law or regulation or (ii) the compliance with any guideline issued or request made by any central bank or other governmental or monetary authority (whether or not having the force of law), in each case introduced, changed, issued or made after the Effective Date (in the case of each Bank which was a party to this Agreement on the Effective Date) or after the effective date of the relevant document (a Transfer Agreement or this Agreement) pursuant to which a Person becomes a Bank (in case of each other Bank), there shall be any increase in the cost to any Bank of agreeing to make or making, funding or maintaining Eurodollar Rate Advances to any Borrower, from that in effect at the Effective Date or at the date of such relevant document, as the case may be, then such Borrower shall from time to time, upon demand by such Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank additional amounts sufficient to compensate such Bank for such increased cost. A certificate as to the amount of such increased cost, submitted to such Borrower and the Agent by such Bank, shall be prima facie evidence of the amount of such increased cost absent manifest error. No Bank shall have the right to recover any such increased costs for any period more than 90 days prior to the date such Bank notifies such Borrower of any such introduction, change, compliance or proposed compliance.
     (c) In the event that any Bank (other than a Bank that is also an Issuing Bank) (i) makes a demand for payment under Section 2.8 or 2.17 or this Section 2.6, or (ii) does not agree to provide its consent or agree to any amendment or waiver pursuant to Section 8.1 where such consent or agreement to provide an amendment or waiver is required of all the Banks hereto, TWC may within 90 days of such demand or non-consent, if no Default or Event of Default then exists, replace such Bank with another commercial bank in accordance with all of the provisions of the second and third sentences of Section 8.5(a), and clauses (b) and (d) of Section 8.5 (including execution of an appropriate Transfer Agreement); provided that (v) all obligations of such Bank to lend hereunder or purchase participations in Letters of Credit shall be terminated and the Letter of Credit Interests held by such Bank and Notes payable to such Bank and all other obligations owed to such Bank hereunder shall be purchased in full without recourse at par plus accrued interest and fees at or prior to such replacement, (w) such replacement bank shall be an Eligible Assignee, (x) such replacement bank shall, from and after such replacement, be deemed for all purposes to be a “Bank” hereunder with a Revolving Credit Commitment for each Borrower and Letter of Credit Liabilities in the amount of the Revolving Credit Commitment for each Borrower and Letter of Credit Liabilities of such Bank being replaced, immediately prior to such replacement (plus, if such replacement bank is already a Bank prior to such replacement the respective Revolving Credit Commitments for each Borrower and Letter of Credit Liabilities of such Bank prior to such replacement), as such amount may be changed from time to time pursuant hereto, and shall have all of the rights, duties and obligations hereunder of the Bank being replaced, including obligations under Section 2.2, (y) such other actions shall be taken by the Borrowers, such Bank and such replacement bank as may be appropriate to effect the replacement of such Bank with such replacement bank on terms such that such replacement bank has all of the rights, duties and obligations hereunder as such Bank (including specification of the information contemplated by Schedule I as to such replacement bank), and (z) no Bank or Issuing Bank shall be required to increase any Commitment it may have or to replace such Bank being replaced.
     (d) Before making any demand under this Section 2.6, each Bank agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank.
     SECTION 2.7. Payments and Computations.
     (a) Each Borrower shall make each payment hereunder to be made by it not later than 11:00 a.m. (New York City time) on the day when due in Dollars to the Agent at its address referred to in Section 8.2 (excluding, for such purpose, any address to which copies are to be sent), in each case in same day funds, without deduction, counterclaim or offset of any kind. The Agent will promptly thereafter cause to be distributed to the Banks like funds relating to the payment of principal, interest or any fees payable to the Banks for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Bank or Issuing Bank to such Bank or Issuing Bank, as the case may be, for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. In no event shall any Bank be entitled to share any fee paid to the Agent pursuant to Section 2.11(a), any other fee paid to the Agent, as such, any amount applied to reimburse the Agent as contemplated by Section 2.2(k), Section 2.5(d), Section 6.2 or any other provision of any Credit Document or any Fronting Fee, other fee, cost or charge paid to an Issuing Bank pursuant to Section 2.11(b)(i).
     (b) (i) All computations of interest based on clause (a) of the definition herein of “Base Rate” shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and (ii) all computations of Letter of Credit Fees, Commitment Fees, Fronting Fees and all other fees and of interest based on the Eurodollar Rate or the Federal Funds Rate and interest pursuant to Section 2.17 shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, Letter of Credit Fees, Commitment Fees, Fronting Fees or other fees are payable. Each determination by the Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
     (c) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, Commitment Fee, Letter of Credit Fee, Fronting Fee or any other fee hereunder, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

     (d) Unless the Agent shall have received notice from a Borrower prior to the date on which any payment is due by such Borrower to any Bank hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank hereunder. If and to the extent such Borrower shall not have so made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.
     SECTION 2.8. Taxes.
     (a) Any and all payments by any Borrower hereunder shall be made, in accordance with Section 2.7, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings with respect thereto, and all liabilities with respect thereto, excluding in the case of each Bank, each Issuing Bank and the Agent, (i) taxes imposed on its net income or net profits, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank, such Issuing Bank or the Agent (as the case may be) is organized or any political subdivision thereof and (ii) taxes imposed as a result of a present or former connection between such Bank, such Issuing Bank or the Agent, as the case may be, and the jurisdiction imposing such tax or any political subdivision thereof (other than any such connection arising solely from such Bank, such Issuing Bank or the Agent, as the case may be, having executed or delivered, or performed its obligations or received a payment under, or taken any other action related to any Credit Document) and, in the case of each Bank, taxes imposed on its net income or net profits, and franchise taxes imposed on it, by the jurisdiction of such Bank’s Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Bank, any Issuing Bank or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions for Taxes (including deductions for Taxes applicable to additional sums payable under this Section 2.8), such Bank, such Issuing Bank or the Agent, as the case may be, receives an amount equal to the sum it would have received. had no such deductions for Taxes been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.
     (b) In addition, each Borrower agrees to pay all present or future filing or recording fees, stamp or documentary taxes and all other excise or property taxes, charges or similar levies which arise from any payment made by such Borrower hereunder or from the execution, delivery, filing, recording or registration of, or otherwise with respect to, any Credit Document (herein referred to as “Other Taxes”).
     (c) Each Borrower will indemnify each Bank, each Issuing Bank and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.8) owed and paid by such Bank, such Issuing Bank or the Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Bank, such Issuing Bank or the Agent, as the case may be, makes written demand therefor; provided that such Borrower shall have no liability pursuant to this clause (c) of this Section 2.8 to indemnify a Bank, an Issuing Bank or the Agent for Taxes or Other Taxes which were paid by such Bank, such Issuing Bank or the Agent, as the case may be, more than ninety days prior to such written demand for indemnification.

     (d) In the event that a Bank, an Issuing Bank or the Agent receives a written communication from any governmental authority with respect to an assessment or proposed assessment of any Taxes, such Bank, such Issuing Bank or Agent, as the case may be, shall promptly notify TWC in writing and provide TWC with a copy of such communication. The Agent’s, an Issuing Bank’s or a Bank’s failure to provide a copy of such communication to TWC shall not relieve TWC of any of its obligations hereunder.
     (e) Promptly following payment of Taxes by or at the direction of any Borrower, such Borrower will furnish to the Agent, at its address referred to in Section 8.2, the original or a certified copy of a receipt evidencing payment thereof (or, if no such receipt is reasonably available, other evidence of payment reasonably acceptable to the Agent). Should any Bank, any Issuing Bank or the Agent ever receive any refund, credit or deduction from any taxing authority to which such Bank, such Issuing Bank or the Agent, as the case may be, would not be entitled but for the payment by such Borrower of Taxes or Other Taxes as required by this Section 2.8 (it being understood that the decision as to whether or not to claim, and if claimed, as to the amount of any such refund, credit or deduction shall be made by such Bank, such Issuing Bank or the Agent, as the case may be, in its reasonable judgment), such Bank, such Issuing Bank or the Agent, as the case may be, thereupon shall repay to such Borrower an amount with respect to such refund, credit or deduction equal to any net reduction in taxes actually obtained by such Bank, such Issuing Bank or the Agent, as the case may be, and determined by such Bank, such Issuing Bank or the Agent, as the case may be, to be attributable to such refund, credit or deduction.
     (f) Each Bank organized under the laws of a jurisdiction outside the United States shall on or prior to the date of its execution and delivery of this Agreement in the case of each Bank which is a party to this Agreement on the date this Agreement becomes effective and on the date the Transfer Agreement pursuant to which it becomes a Bank is first effective in the case of each other Bank, and from time to time thereafter as necessary or appropriate (but only so long thereafter as such Bank remains lawfully able to do so), provide the Agent and each Borrower with two original Internal Revenue Service Forms W-8BEN or W-8ECI (or, in the case of a Bank that has provided a certificate to the Agent that it is not (i) a “bank” as that term is used in Section 881(c)(3)(A) of the Code, (ii) a ten-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of such Borrower or (iii) a controlled foreign corporation related to such Borrower (within the meaning of Section 864(d)(4) of the Code), Internal Revenue Service Forms W-8BEN), or any successor or other form prescribed by the Internal Revenue Service, certifying that such Bank is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or any other Credit Document or, in the case of a Bank that has certified that it is not a “bank” as described above, certifying that such Bank is a foreign corporation. If the forms. provided by a Bank at the time such Bank first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Bank provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms.
     (g) For any period with respect to which a Bank has failed to provide any Borrower with the appropriate form, certificate or other document required by subsection (f) of this Section 2.8 (other than if such failure is due to a change in the applicable law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided) such Bank shall not be entitled to indemnification under subsection (a) or (c) of this Section 2.8 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Bank become subject to Taxes because of its failure to deliver a form, certificate or other document required hereunder, the Borrowers shall take such steps as such Bank shall reasonably request (at such Bank’s expense) to assist such Bank in recovering such Taxes.

     (h) Any Bank claiming any additional amounts payable pursuant to this Section 2.8 agrees to use reasonable efforts to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Bank, be otherwise materially disadvantageous to such Bank.
     (i) If a Borrower determines in good faith that a reasonable basis exists for contesting a Tax, the relevant Bank, or the Agent, as applicable, shall provide reasonable cooperation to such Borrower in challenging such Tax at such Borrower’s expense and if requested by such Borrower in writing; provided, however, that no Bank nor the Agent, as applicable, shall be required to take any action hereunder which, in the reasonable discretion of such Bank or the Agent, as applicable, would cause such Bank or its Applicable Lending Office or the Agent, as applicable, to suffer a legal, regulatory or material economic disadvantage.
     (j) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 2.8 shall survive the payment in full of principal and interest hereunder and the Termination Date.
     (k) Notwithstanding any provision of this Agreement or the Notes to the contrary, this Section 2.8 shall be the sole provision governing indemnities for and claims for Taxes under this Agreement.
     (l) Notwithstanding any other provision in this Section 2.8, no additional amount shall be required to be paid by any Borrower under Section 2.8(a) or 2.8(c) to any Bank organized under the laws of a jurisdiction outside the United States in respect of Taxes or any liabilities (including penalties, interest and expenses arising therefrom or with respect thereto), except to the extent that any change after the Effective Date (in the case of each Bank which was a party to this Agreement on the Effective Date) or after the effective date of the relevant document (a Transfer Agreement or this Agreement) pursuant to which a Person becomes a Bank (in case of each other Bank) in any such requirement for a deduction, withholding or payment of Taxes described in this Section 2.8 shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the Effective Date (in the case of each Bank which was a party to this Agreement on the Effective Date) or at the date of such relevant document (in the case of each other Bank). For avoidance of doubt, this Section 2.8(1) does not apply to Other Taxes.
     SECTION 2.9. Sharing of Payments, Etc. If any Bank shall obtain any payment (whether voluntary or involuntary, or through the exercise of any right of set-off or otherwise) on account of the Revolving Credit Advances owed to it or its Letter of Credit Interest (other than pursuant to Section 2.6, 2.8, 2.17, 8.4(b) or 8.4(c)) in excess of its ratable share of payments on account of all Revolving Credit Advances and Letter of Credit Interests obtained by all the Banks, such Bank shall forthwith purchase from the other Banks such participations in the Revolving Credit Advances and Letter of Credit Interests of such other Banks as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such Bank’s ratable share (according to the proportion of (i) the amount of the participation purchased from such Bank as a result of such excess payment to (ii) the total amount of such excess payment) of such recovery together with an amount equal to such Bank’s ratable share (according to the proportion of (i) the amount of such Bank’s required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. Each Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.9 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of such Borrower in the amount of such participation. For avoidance of doubt, in no event shall the Borrowers be liable for duplicative payments under this Section 2.9 in respect of any Obligations.
     SECTION 2.10. Evidence of Debt. (a) Each Bank and Issuing Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Bank or Issuing Bank resulting from each Revolving Credit Advance or Letter of Credit Interest owing to such Bank or Issuing Bank, as the case may be, from time to time, including the amounts of principal and interest payable and paid to such Bank or Issuing Bank from time to time hereunder. Each Borrower agrees that upon notice by any Bank to such Borrower (with a copy of such notice to the Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Bank to evidence (whether for purposes of pledge, enforcement or otherwise) the Revolving Credit Advances to such Borrower owing to, or to be made by, such Bank, such Borrower shall promptly execute and deliver to such Bank, with a copy to the Agent, a Note in substantially the form of Exhibit G hereto payable to the order of such Bank. All references to Notes in the Credit Documents shall mean Notes, if any, to the extent issued hereunder.
     (b) In addition to the entries contemplated by Section 8.5(c), the Register maintained by the Agent shall set forth (i) the date and amount of each Letter of Credit and Revolving Credit Borrowing made hereunder, the Type of Revolving Credit Advances comprising such Revolving Credit Borrowing and, if appropriate, the Interest Period applicable thereto, and (ii) the amount of any interest due and payable from each Borrower to each Bank hereunder.
     (c) Entries made in good faith by the Agent in the Register pursuant to subsection (b) above, and by each Bank or Issuing Bank in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the matters set forth therein, absent manifest error; provided, however that the failure of the Agent or such Bank or Issuing Bank to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of any Credit Party under any Credit Document.
     SECTION 2.11. Fees.
     (a) Agent’s Fees. TWC agrees to pay to the Agent, for its sole account, such fees as may be separately agreed to in writing by TWC and the Agent.
     (b) Letter of Credit Fees.
          (i) Fronting Fee and Other Fees and Charges of Issuing Banks. Each Borrower agrees to pay to the Agent for the account of each Issuing Bank a fronting fee (a “Fronting Fee”) based on the Available Amount of each Letter of Credit issued at the request of such Borrower (for the stated duration thereof) issued by such Issuing Bank in an amount equal to 0.15% per annum. All Fronting Fees payable pursuant to this Section 2.11(b)(i) shall be payable in arrears for each Fiscal Quarter on the first Business Day following the end of such Fiscal Quarter, on the Termination Date and on demand from time to time during the continuance of an Event of Default. In addition, each Borrower shall pay directly to each Issuing Bank for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such Issuing Bank relating to Letters of Credit issued at the request of such Borrower as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
          (ii) Participating Banks. Each Borrower agrees to pay to the Agent for the account of each Bank a letter of credit fee (a “Letter of Credit Fee”) based on such Bank’s LC Participation

Percentage of the average daily aggregate Available Amount of all Letters of Credit issued at the request of such Borrower outstanding from time to time at a rate per annum equal from time to time to the Applicable Margin for Eurodollar Rate Advances for such Borrower in effect from time to time (for the stated duration thereof). All amounts payable pursuant to this Section 2.11(b)(ii) shall be paid in arrears on the last Business Day of each Fiscal Quarter, on the Termination Date and on demand from time to time during the continuance of an Event of Default.
     (c) Commitment Fees. TWC agrees to pay to the Agent for the account of each Bank a commitment fee (a “Commitment Fee”), in an amount equal to the Applicable Commitment Fee Rate in effect from time to time multiplied by the average daily amount of such Bank’s Unused Revolving Credit Commitment for TWC (for purposes of computing Commitment Fees only, Revolving Credit Advances made to any Borrower shall be considered to have been made to TWC and Letters of Credit issued at the request of any Borrower shall be considered to have been issued at the request of TWC, and accordingly, for purposes of computing Commitment Fees only, both shall be considered to be usage of such Revolving Credit Commitment for TWC). All amounts payable pursuant to this Section 2.11(c) shall be paid in arrears on the last Business Day of each Fiscal Quarter and on the Termination Date.
     SECTION 2.12. Repayment of Revolving Credit Advances. Each Borrower shall repay to the Agent for the ratable account of the Banks on the date set forth in clause (i) of the definition herein of Termination Date, or such earlier date as may be applicable pursuant to Article VI, the aggregate principal amount of the Revolving Credit Advances made to such Borrower then outstanding.
     SECTION 2.13. Interest.
     (a) Scheduled Interest. Each Borrower shall pay interest on the unpaid principal amount of each Revolving Credit Advance made to such Borrower from the date of such Revolving Credit Advance until such principal amount shall be paid in full, at the following rates per annum:
          (i) Base Rate Advances. During such periods as such Revolving Credit Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (x) the Base Rate in effect from time to time plus (y) the Applicable Margin in effect from time to time for such Borrower as to Base Rate Advances, payable in arrears quarterly on the last Business Day of each Fiscal Quarter during such periods and on the date such Base Rate Advance shall be Converted or paid in full.
          (ii) Eurodollar Rate Advances. During such periods as such Revolving Credit Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Revolving Credit Advance to the sum of (x) the Eurodollar Rate for such Interest Period for such Revolving Credit Advance plus (y) the Applicable Margin in effect from time to time for such Borrower as to Eurodollar Rate Advances, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.
     (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default, each Borrower shall pay, to the fullest extent permitted by law, interest on (i) the past due principal amount (if any) of (x) each Revolving Credit Advance owing to each Bank by such Borrower, payable in arrears on demand and (y) each past due Reimbursement Obligation (if any) owing by such Borrower, payable in arrears on demand, at a rate per annum equal to 2% per annum above the rate per annum required to be paid on such Revolving Credit Advance pursuant to Section 2.13(a) or such rate per annum required to be paid on such Reimbursement Obligation pursuant to Section 2.2(c) and (ii) the amount of any interest, Fronting Fee, Commitment Fee, Letter of Credit Fee or any other fee or other amount payable hereunder that is not paid when due (giving effect to any grace period), from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances owed by such Borrower pursuant to Section 2.13(a)(i).
     SECTION 2.14. Interest Rate Determination.
     (a) The Agent shall give prompt notice to the Borrowers and the Banks of the applicable interest rate determined by the Agent for purposes of Section 2.13(a)(i) or 2,13(a)(ii).
     (b) If, with respect to any Eurodollar Rate Advances, the Majority Banks notify the Agent that either (I) the Eurodollar Rate for any Interest Period for such Eurodollar Rate Advances will not adequately reflect the cost to such Majority Banks of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, or (2) Dollar deposits for the relevant amounts and Interest Period for their respective Eurodollar Rate Advances are not available to them in the London interbank market, the Agent shall forthwith so notify the Borrowers and the Banks, whereupon (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and (ii) the obligation of the Banks to make, or to Convert Revolving Credit Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrowers and the Banks that the circumstances causing such suspension no longer exist.
     (c) If a Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of “Interest Period” in Section 1.01, the Agent will forthwith so notify such Borrower and the Banks and such Revolving Credit Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.
     (d) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Revolving Credit Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Revolving Credit Advances shall automatically Convert into Base Rate Advances and the applicable Borrower shall pay any amounts required to be paid pursuant Section 8.4(c) as a result of such Conversion.
     (e) If any Event of Default exists as to any Borrower, (i) each Eurodollar Rate Advance made to such Borrower will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Banks to make Eurodollar Rate Advances to such Borrower, and to Convert Advances made to such Borrower into Eurodollar Rate Advances, shall be suspended.
     SECTION 2.15. Optional Conversion of Revolving Credit Advances. Any Borrower may on any Business Day, upon notice given to the Agent not later than 11:00 a.m. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.14 and 2.16, Convert all Revolving Credit Advances of one Type comprising the same Revolving Credit Borrowing made to such Borrower into Revolving Credit Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances and any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof. Each such notice of a Conversion shall, within the restrictions specified above, specify (a) the date of such Conversion, (b) the Revolving Credit Advances to be Converted and (c) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for each such Revolving Credit Advance. Each notice of Conversion shall be irrevocable and binding on such Borrower.
     SECTION 2.16. Illegality. Notwithstanding any other provision of this Agreement, if any Bank shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority having relevant jurisdiction asserts that it is unlawful, for any Bank or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, (a) each Eurodollar Rate Advance will automatically, upon such demand, Convert into a Base Rate Advance and (b) the obligation of the Banks to make Eurodollar Rate Advances or to Convert Revolving Credit Advances into Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrowers and the Banks that the circumstances causing such suspension no longer exist.
     SECTION 2.17. Additional Interest on Eurodollar Rate Advances. Each Borrower shall pay to each Bank, so long as such Bank shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Bank to such Borrower, from the date of such Revolving Credit Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (a) the Eurodollar Rate for the Interest Period for such Revolving Credit Advance from (b) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Bank for such Interest Period, payable on each date on which interest is payable on such Revolving Credit Advance. Such additional interest shall be determined by such Bank and notified to such Borrower through the Agent. A certificate as to the amount of such additional interest submitted to such Borrower and the Agent by such Bank shall be conclusive and binding for all purposes, absent manifest error. No Bank shall have the right to recover any additional interest pursuant to this Section 2.17 for any period more than 90 days prior to the date such Bank notifies such Borrower that additional interest may be charged pursuant to this Section 2.17.
     SECTION 2.18. Nature of Obligations. Notwithstanding anything in this Agreement to the contrary, the respective obligations of the Borrowers under the Credit Documents are several and not joint. For avoidance of doubt, and without limitation of the preceding sentence, it is agreed that (i) no Borrower shall be liable for the Revolving Credit Advances (or interest or fees with respect thereto) made to a different Borrower under Section 2.1(a), and no Borrower shall be liable for the Reimbursement Obligations (or related fees) with respect to Letters of Credit issued at the request of a different Borrower pursuant to Section 2.1(b), (ii) with respect to each Borrower, the obligations set forth in Section 2.6(a) shall only apply in respect of the commitment of any Bank or Issuing Bank to lend to, or to issue (or purchase participations in) Letters of Credit issued at the request of, such Borrower, (iii) with respect to the indemnification obligations set forth in subsection 2.8(c), each Borrower shall only be responsible for such obligations that result from Taxes or Other Taxes in connection with Revolving Credit Advances made to, or Letters of Credit issued at the request of, or that otherwise pertain to, such Borrower or any of its Subsidiaries, (iv) with respect to any representation and warranty made by a Borrower pursuant to Section 3.2, such representation and warranty shall only be made by such Borrower as provided in clause (v) of this Section 2.18, (v) with respect to the representations and warranties made in Article N or, if applicable, any other Credit Document, each Borrower makes such representations and warranties only with respect to, and only to the extent applicable to, such Borrower and its Subsidiaries, and (vi) with respect to covenants set forth in Article V, each Borrower is only responsible for compliance with such covenants only with respect to, and only to the extent applicable to, such Borrower and its Subsidiaries; provided that this Section 2.18 shall not limit or impair any Guaranty, any security agreement or any pledge delivered in order to comply with Section 6.2 or any Security Document. Furthermore, without limitation of the foregoing and notwithstanding anything in this Agreement or implied by law to the contrary, the MLP shall have no obligation to cause any other Credit Party to take any action pursuant to this Agreement and shall have no responsibility for, or liability as a result of, any action taken by any other Credit Party pursuant to this Agreement, including without limitation, the indemnification obligations set forth in subsection 8.4(b), with respect to which the MLP shall only be responsible for such obligations that result from matters pertaining to or otherwise relating to the MLP or any of its Subsidiaries.
ARTICLE III
DOCUMENTS AND CONDITIONS
     SECTION 3.1. Closing Documents. On or before the date hereof, the Borrowers agree to deliver, or cause to be delivered, counterparts of this Agreement duly executed by the Borrowers and satisfy, or cause to be satisfied, the following matters (all in form and substance reasonably satisfactory to the Agent):
     (a) The Agent shall have received a Note from each Borrower for each Bank that has given notice pursuant to Section 2.10 requesting a Note (but only if the Agent has actually received a copy of such notice and if such Bank was a party to the 2005 Credit Agreement, such Bank has delivered the outstanding promissory notes issued to it thereunder to the Agent for return to the respective Borrowers, unless TWC has waived in writing the requirement that such notes be so delivered) and the Guaranties.
     (b) The Agent shall have received certified copies of (1) the resolutions of the Board of Directors, or an authorized committee thereof or other relevant Person, (i) of each Borrower authorizing the execution of this Agreement, the Notes and each Notice of Letter of Credit and Notice of Revolving Credit Borrowing, and any other Credit Documents to which such Borrower is a party, and (ii) of each other Credit Party that is a party, on the date hereof, to any Credit Document authorizing the execution of each such Credit Document and (2) all other documents, in each case evidencing any necessary company action, if any, with respect to each such Credit Document and the transactions thereunder and hereunder.
     (c) The Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Credit Party that is a party, on the date hereof, to any Credit Document certifying the name and true signature of an officer of such Credit Party or other relevant Person authorized to sign each Credit Document to which it is a party and the other documents to be delivered by it hereunder and thereunder.
     (d) The Agent shall have received a copy of a certificate of the Secretary of State of the jurisdiction of formation of, or of an Authorized Officer or other representative of, each Credit Party that is a party, on the date hereof, to any Credit Document, dated reasonably near the date hereof, certifying (i) as to a hue and correct copy of the charter or other organizational documents of such Credit Party, and each amendment thereto on file in such Secretary’s office and (ii) that such Credit Party has paid all franchise taxes due prior to the date of such certificate.
     (e) The Agent shall have received opinions of each of (i) James J. Bender, Esq., General Counsel of TWC, substantially in the form of Exhibit A and (ii) Gibson, Dunn & Crutcher LLP, counsel to the Borrowers, substantially in the form of Exhibit B.
     (f) The Agent shall have received a certificate of each Credit Party (or of its representative) that is a party, on the date hereof, to any Credit Document, signed on behalf of such Credit Party by an Authorized Officer thereof or signed by another representative, dated as of the date hereof (the statements made in which certificate shall be hue on and as of the date hereof), certifying as to (i) the absence of any amendments to the charter or other organizational documents of such Credit Party not included in the certificate referred to in clause (d) above, (ii) a true and correct copy of the bylaws, if any, of such Credit Party as in effect on the date on which the resolutions referred to in clause (b) were adopted and on the date hereof, (iii) the due incorporation or formation and good standing and valid existence of such Credit Party as an entity organized under the laws of the jurisdiction of its incorporation or organization, (iv) the truth, in all material respects, of the representations and warranties (other than Added L/C Representations) of such Credit Party and its Subsidiaries contained in this Agreement and the Credit Documents delivered on or before the date hereof as though made on and as of the date hereof other than any such representations or warranties that, by their terms, refer to a specific date other than the date hereof, in which case as of such specific date and (v) the absence of any event occurring and continuing, or resulting from, the consummation of the transactions hereunder or pursuant to the Credit Documents delivered on or before the date hereof, that constitutes a Default or an Event of Default.
     (g) The Agent shall have received a certificate of an Authorized Officer of TWC certifying that the insurance maintained by TWC and its Subsidiaries meets the requirements set forth in Section 5.1(c).
     (h) TWC shall have paid in full all accrued fees of the Agent, the Syndication Agent and the Joint Lead Arrangers to the extent required to be paid hereunder (or to the extent otherwise agreed to by the Agent and TWC) and presented for payment.
     (i) The Agent shall have received a certificate of an Authorized Officer of each Borrower stating to the effect that (i) all principal, interest, fees and other amounts payable under the 2005 Credit Agreement and listed in the letter from the “Agent” (as defined in the 2005 Credit Agreement) to the Borrowers dated on or about the Effective Date have been, or will be contemporaneously with the initial Revolving Credit Advance, paid in full, and (ii) there is no outstanding “Notice of Letter of Credit” (as defined in the 2005 Credit Agreement) or outstanding “Notice of Revolving Credit Borrowing” (as defined in the 2005 Credit Agreement).
     (j) The Agent shall have received a certificate of an Authorized Officer of TWC stating to the effect that the RMT Loan Agreement has been paid in full.
     SECTION 3.2. Conditions Precedent to a Revolving Credit Advance and an Issuance of a Letter of Credit. The obligation of each Bank to make a Revolving Credit Advance to, and each Issuing Bank to issue or increase the amount of, or to add (as contemplated by Section 2.2(a)(2)) a letter of credit to this Agreement as, a Letter of Credit at the request of; any Borrower shall be subject to the conditions precedent that (i) the Agent shall have received a Notice of Revolving Credit Borrowing in the form of Exhibit D-2 hereto for the Revolving Credit Borrowing of which such Revolving Credit Advance is a part or a Notice of Letter of Credit in the form of Exhibit D-1 hereto, as the case may be, and (ii) on the date of such Revolving Credit Borrowing or issuance, increase or addition of such Letter of Credit, the following statements shall be true (and each of the giving of the applicable Notice of Revolving Credit Borrowing or Notice of Letter of Credit and the acceptance by such Borrower of the proceeds of such Revolving Credit Borrowing or issuance, increase or addition of such Letter. of Credit shall constitute a representation and warranty by such Borrower (or TWC as set forth in the proviso to subsection 3.2(a) below) that on the date of such Revolving Credit Borrowing or such Letter of Credit is issued, increased or added such statements are true):
     (a) each of the representations and warranties contained in Section 4.1 and each of the representations and warranties (other than Added L/C Representations) contained in any other Credit Document (other than, if the Pipeline Holdco Release Date has occurred, the Pipeline Holdco Guaranty) are correct in all material respects on and as of the date of such Revolving Credit Borrowing or issuance, increase or addition of such Letter of Credit, before and after giving effect to such Revolving Credit

Borrowing or issuance, increase or addition of such Letter of Credit, as though made on and as of such date (unless such representation and warranty speaks solely as of a particular date or a particular period, in which case, as of such date or for such period); provided that if such Borrower is MLP, NWP or TGPL, such representations and warranties are made by such Borrower only with respect to such Borrower and its Subsidiaries and those representations and warranties referred to above not made by such Borrower are deemed made by TWC; and
     (b) no event has occurred and is continuing, or would result from such Revolving Credit Borrowing or issuance, increase or addition of such Letter of Credit, which constitutes a Default or Event of Default.
     SECTION 3.3. Effectiveness of Agreement. The Agent shall notify the Borrowers when it reasonably believes that this Agreement has become effective, and such notice shall be conclusive and binding on all parties to the Credit Documents (provided that such effectiveness shall not be conditioned on such notice). Upon the making of the initial Revolving Credit Advance, all the conditions set forth in Section 3.1 shall be deemed satisfied or waived.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
     SECTION 4.1. Representations and Warranties of the Borrowers. Each Borrower, with respect to itself and its Subsidiaries only, represents and warrants, on the date hereof, on the date of each Revolving Credit Borrowing or issuance or increase in the amount of any Letter of Credit and each Added L/C Effective Date, as follows:
     (a) Each Borrower is duly organized or validly formed, validly existing and (if applicable) in good standing under the laws of the State of Delaware and has all corporate, limited partnership or limited liability company powers and all governmental licenses, authorizations, certificates, consents and approvals required to carry on its business as now conducted in all material respects, except where failure to be in good standing or to have those licenses, authorizations, certificates, consents and approvals could not reasonably be expected to have a Material Adverse Effect in respect of such Borrower. Each Material Subsidiary of each Borrower is duly organized or validly formed, validly existing and (if applicable) in good standing under the laws of its jurisdiction of incorporation or formation, except where the failure to be so organized or formed, existing and in good standing could not reasonably be expected to have a Material Adverse Effect in respect of such Borrower. Each Material Subsidiary of a Borrower has all corporate, limited partnership or limited liability company powers and all governmental licenses, authorizations, certificates, consents and approvals required to carry on its business as now conducted in all material respects, except for those licenses, authorizations, certificates, consents and approvals the failure to have which could not reasonably be expected to have a Material Adverse Effect in respect of such Borrower.
     (b) The execution, delivery and performance by each of the Borrowers and the other Credit Parties of the Credit Documents to which it is shown as being a party and the consummation of the transactions contemplated thereby are within such Borrower’s or such other Credit Party’s, as the case may be, corporate, limited partnership or limited liability company powers, have been duly authorized by all necessary corporate, limited partnership or limited liability company action, do not contravene (i) any Borrower’s or such other Credit Party’s, as the case may be, charter, by-laws or formation agreement or (ii) law or any restriction under any material agreement binding on or affecting any Borrower or other Credit Party and will not result in or require the creation or imposition of any Lien prohibited by this Agreement.

     (c) No material authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by any Credit Party of any Credit Document to which it is a party, or the consummation of the transactions contemplated thereby.
     (d) Each Credit Document has been duly executed and delivered by each appropriate Credit Party, and is the legal, valid and binding obligation of each such Credit Party, enforceable against each such Credit Party, in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and by general principles of equity, and except that the representations in this sentence in respect of the Pipeline Holdco Guaranty are not made after the Pipeline Holdco Release Date.
     (e) (i) The Consolidated balance sheet of TWC and its Subsidiaries as at December 31, 2005, and the related Consolidated statements of income and cash flows of TWC and its Subsidiaries for the fiscal year then ended, copies of which have been furnished to each Bank, fairly present in all material respects the Consolidated financial condition of TWC and its Subsidiaries as at such date and the Consolidated results of operations of TWC and its Subsidiaries for the year ended on such date, all in accordance with GAAP. As of the date hereof only, from December 31, 2005 to the date of this Agreement, there has been no material adverse change in the business, condition (financial or otherwise), operations, properties or prospects of TWC and its Subsidiaries (other than Non-Recourse Subsidiaries and International Subsidiaries), taken as a whole.
          (ii) The Consolidated balance sheet of NWP and its Subsidiaries as at December 31, 2005, and the related Consolidated statements of income and cash flows of NWP and its Subsidiaries for the fiscal year then ended, copies of which have been furnished to each Bank, fairly present in all material respects the Consolidated financial condition of NWP and its Subsidiaries as at such date and the Consolidated results of operations of NWP and its Subsidiaries for the year ended on such date, all in accordance with GAAP. As of the date hereof only, from December 31, 2005 to the date of this Agreement, there has been no material adverse change in the business, condition (financial or otherwise), operations, properties or prospects of NWP and its Subsidiaries (other than Non-Recourse Subsidiaries and International Subsidiaries), taken as a whole.
          (iii) The Consolidated balance sheet of TGPL and its Subsidiaries as at December 31, 2005, and the related Consolidated statements of income and cash flows of TGPL and its Subsidiaries for the fiscal year then ended, copies of which have been furnished to each Bank, fairly present in all material respects the Consolidated financial condition of TGPL and its Subsidiaries as at such date and the Consolidated results of operations of TGPL and its Subsidiaries for the year ended on such date, all in accordance with GAAP. As of the date hereof only, from December 31, 2005 to the date of this Agreement, there has been no material adverse change in the business, condition (financial or otherwise), operations, properties or prospects of TGPL and its Subsidiaries (other than Non-Recourse Subsidiaries and International Subsidiaries), taken as a whole.
          (iv) The Consolidated balance sheet of MLP and its Subsidiaries as at December 31, 2005, and the related Consolidated statements of income and cash flows of MLP and its Subsidiaries for the fiscal year then ended, copies of which have been furnished to each Bank, fairly present in all material respects the Consolidated financial condition of MLP and its Subsidiaries as at such date and the Consolidated results of operations of MLP and its Subsidiaries for the year ended on such date, all in accordance with GAAP. As of the date hereof only, from December 31, 2005 to the date of this Agreement, there has been no material adverse change in the business, condition (financial or otherwise), operations, properties or prospects of MLP and its Subsidiaries (other than Non-Recourse Subsidiaries and International Subsidiaries), taken as a whole.

     (f) There is, as to each Borrower (other than the MLP), no pending or, to the knowledge of such Borrower as of the date hereof, threatened action or proceeding affecting such Borrower or any Material Subsidiary of such Borrower before any court, governmental agency or arbitrator, (i) which could reasonably be expected to have a Material Adverse Effect in respect of such Borrower, except as set forth in such Borrower’s annual report on Form 10-K for the year ended December 31,2005, filed with the Securities and Exchange Commission, or (ii) which purports to affect the legality, validity, binding effect or enforceability of any Credit Document.
     (g) No proceeds of any Revolving Credit Advance will be used for any purpose or in any manner contrary to the provisions of Section 5.2(j).
     (h) No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U), and no proceeds of any Revolving Credit Advance will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.
     (i) No Borrower is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     (j) No Termination Event has occurred or is reasonably expected to occur with respect to any Plan that could reasonably be expected to have a Material Adverse Effect in respect of any Borrower. No Credit Party nor any Subsidiary or ERISA Affiliate of any Credit Party has received any notification that any Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA that could reasonably be expected to have a Material Adverse Effect in respect of any Borrower, and no Credit Party is aware of any reason to expect that any Multiemployer Plan is to be in reorganization or to be terminated within the meaning of Title IV of ERISA that would have a Material Adverse Effect in respect of any Borrower; provided that neither MLP nor any of its Subsidiaries shall be considered to be a “Borrower”, “Credit Party”, “ERISA Affiliate” or “Subsidiary” for purposes of this Section 4.1(j).
     (k) Except as set forth in a Borrower’s annual report on Form 10-K for the year ended December 3 1,2005, filed with the Securities and Exchange Commission, or in the case of representations by the MLP only, as set forth in any of its filings with the Securities and Exchange Commission, or as disclosed in writing by any Borrower to the Banks and the Agent after the date hereof and approved in writing by the Majority Banks, each Borrower and its Material Subsidiaries are in compliance with all applicable Environmental Laws, except as could not reasonably be expected to have a Material Adverse Effect in respect of such Borrower. Except as disclosed in writing by any Borrower to the Banks and the Agent after the date hereof and approved in writing by the Majority Banks, the aggregate contingent and non-contingent liabilities of each Borrower and its Material Subsidiaries (other than those reserved for in accordance with GAAP and excluding liabilities to the extent covered by insurance if the insurer has confirmed that such insurance covers such liabilities or which such Borrower reasonably expects to recover from ratepayers) which to such Borrower’s knowledge are reasonably expected to arise in connection with (i) the requirements of any Environmental Law or (ii) any obligation or liability to any Person in connection with any Environmental matters (including any release or threatened release (as such terms are defined or used in the Comprehensive Environmental Response, Compensation and Liability Act of 1980) of any Hazardous Waste, Hazardous Substance, other waste, petroleum or petroleum products into the Environment) could not reasonably be expected to have a Material Adverse Effect in respect of such Borrower. Each Borrower and its Material Subsidiaries holds, or has submitted a good faith application for all Environmental Permits (none of which have been terminated or denied) required for any of its current operations or for any property owned, leased, or otherwise operated by it; and is, and within the period of all applicable statutes of limitation has been, in compliance with all of its

Environmental Permits, except where the failure to comply with the matters set forth in this sentence, in the aggregate, could not reasonably be expected to have a Material Adverse Effect in respect of such Borrower.
     (l) No Default or Event of Default has occurred and is continuing.
     (m) As of the date hereof only, after giving effect to the Credit Documents and each transaction thereunder (including each Revolving Credit Advance and each Letter of Credit), each Credit Party, individually and together with its Subsidiaries, is Solvent.
     (n) As of the date hereof only, neither the Confidential Information Memorandum dated April, 2006 relating to the Borrowers and the transactions contemplated hereby nor any of the other reports, financial statements, certificates or other written information furnished by or on behalf of any Borrower to the Agent or any Bank on or prior to the date hereof (as modified or supplemented by other information so furnished on or prior to the date hereof), taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading, provided that, with respect to any projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed by the Borrowers to be reasonable at the time (it being recognized, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by any projections may materially differ from the projected results). None of the reports, financial statements, certificates or other written information furnished by or on behalf of any Borrower to the Agent, any Issuing Bank or any Bank after the date hereof (as modified or supplemented by other information so furnished after the date hereof), taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading.
ARTICLE V
COVENANTS OF THE BORROWERS
     SECTION 5.1. Affirmative Covenants. So long as any Revolving Credit Advance shall remain unpaid, any Letter of Credit or Reimbursement Obligation shall remain outstanding, any Letter of Credit Liability shall exist or any Issuing Bank or any Bank shall have any Commitment hereunder, each Borrower (it being agreed that neither MLP nor any of its Subsidiaries shall be considered to be a “Borrower”, “ERISA Affiliate” or “Subsidiary” for purposes of this Section 5.1, except for Sections 5.1(b)(ii), 5.1(b)(iii) and, to the extent it requires the maintenance of the existence of MLP, 5.1(d)) will, unless the Majority Banks shall otherwise consent in writing:
     (a) Compliance with Laws, Etc. Comply, and cause each of its Material Subsidiaries to comply, with all applicable laws, rules, regulations and orders, including ERISA and all Environmental Laws, such compliance to include, without limitation, the payment and discharge before the same become delinquent of all taxes, assessments and governmental charges or levies imposed upon it or any of its Material Subsidiaries or upon any of its property or any property of any of its Material Subsidiaries, and all lawful claims which, if unpaid, would become a Lien upon any property of it or any of its Material Subsidiaries (except where failure to comply could not reasonably be expected to have a Material Adverse Effect in respect of such Borrower); provided that no Borrower nor any Material Subsidiary of a Borrower shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings and with respect to which reserves in conformity with

GAAP, if required by GAAP, have been provided on the books of such Borrower or such Material Subsidiary, as the case may be.
     (b) Reporting Requirements. Furnish to the Agent:
          (i) as soon as possible and in any event within five Business Days after an Authorized Officer of such Borrower obtains knowledge of the occurrence of any Default or Event of Default, continuing on the date of such statement, a statement of an Authorized Financial Officer of such Borrower setting forth the details of such Default or Event of Default and the actions, if any, which such Borrower has taken and proposes to take with respect thereto;
          (ii) as soon as available and in any event not later than 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of such Borrower, (1) the unaudited Consolidated balance sheet of such Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the unaudited Consolidated statements of income and cash flows of such Borrower and its Consolidated Subsidiaries for the period commencing at the end of the previous year and ending with the end of such Fiscal Quarter, all in reasonable detail and duly certified by the chief executive officer or chief financial officer of such Borrower as fairly presenting in all material respects the Consolidated financial condition of such Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the Consolidated results of operations of such Borrower and its Consolidated Subsidiaries for such period; provided that, if any financial statement referred to in this clause (ii) of this Section 5.1(b) is so certified and is readily available on-line through EDGAR as of the date on which such financial statement is required to be delivered hereunder, such Borrower shall not be obligated to furnish copies of such financial statement; and (2) a certificate of an Authorized Financial Officer of such Borrower (a) stating that he has no knowledge that a Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action, if any, which such Borrower proposes to take with respect thereto, and (b) showing in detail the calculation supporting such statement in respect of, if such Borrower is TWC, NWP or TGPL, Section 5.2(b) and, if such Borrower is TWC, Section 5.2(c), but the certificate contemplated by this clause (2) shall not be required for any Fiscal Quarter ending prior to the Effective Date;
          (iii) as soon as available and in any event not later than 105 days after the end of each Fiscal Year of such Borrower ending after the Effective Date, (1) a copy of the annual audited report for such Fiscal Year for such Borrower and its Consolidated Subsidiaries, including the Consolidated balance sheet of such Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the Consolidated statements of income and cash flows of such Borrower and its Consolidated Subsidiaries for such Fiscal Year, in each case prepared in accordance with GAAP and reported on by Ernst & Young, LLP or other independent certified public accountants of recognized national standing; provided that if any audited report referred to in this clause (iii) of Section 5.1(b) is so certified and is readily available on-line through EDGAR as of the date on which such financial statement is required to be delivered hereunder, such Borrower shall not be obligated to furnish copies of such audited report; and (2) a certificate of an Authorized Financial Officer of such Borrower (a) stating that he has no knowledge that a Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof, and the action, if any, which such Borrower proposes to take with respect thereto and (b) showing in detail the calculations supporting such statement in respect of, if such Borrower is TWC, NWP or TGPL, Section 5.2(b) and, if such Borrower is TWC, Section 5.2(c);
          (iv) such other information (other than projections) respecting the business or properties, or the condition or operations, financial or otherwise, of such Borrower or any of its Material Subsidiaries as any Bank through the Agent may from time to time reasonably request;

          (v) promptly after the sending or filing thereof, copies of all proxy material, reports and other information which TWC sends to its security holders generally, and copies of all final reports and final registration statements which such Borrower or any Subsidiary of such Borrower files with the Securities and Exchange Commission or any national securities exchange; provided that, if such proxy materials and reports, registration statements and other information are readily available on-line through EDGAR, such Borrower or Subsidiary shall not be obligated to furnish copies thereof;
          (vi) as soon as possible and in any event within 30 Business Days after such Borrower or any Subsidiary or ERISA Affiliate of such Borrower knows or has reason to know that any Termination Event with respect to any Plan has occurred or is reasonably expected to occur that could reasonably be expected to have a Material Adverse Effect in respect of such Borrower, a statement of an Authorized Financial Officer of such Borrower describing such Termination Event and the action, if any, which such Borrower proposes to take with respect thereto;
          (vii) promptly and in any event within 25 Business Days after receipt thereof by such Borrower or any ERISA Affiliate of such Borrower, copies of each notice received by such Borrower or any ERISA Affiliate of such Borrower from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan;
          (viii) promptly and in any event within 25 Business Days after receipt thereof by such Borrower or any ERISA Affiliate of such Borrower from the sponsor of a Multiemployer Plan, a copy of each notice received by such Borrower or any ERISA Affiliate of such Borrower concerning (A) the imposition of a Withdrawal Liability by a Multiemployer Plan, (B) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, (C) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or (D) the amount of liability incurred, or expected to be incurred, by such Borrower or any ERISA Affiliate of such Borrower in connection with any event described in clause (A), (B) or (C) above that, in the aggregate, could reasonably be expected to have a Material Adverse Effect in respect of such Borrower; and
          (ix) promptly after any change in any rating referred to in Section 1.5 or any change in, or issuance, withdrawal or termination of, the rating of any senior unsecured long-term debt of such Borrower by S&P or Moody’s, notice thereof.
     (c) Maintenance of Insurance. Maintain, and cause each of its Material Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Borrower or such Material Subsidiaries operate; provided that such Borrower or any such Material Subsidiary may self-insure to the extent and in the manner normal for companies of like size, type and financial condition, provided further that any insurance required by this Section 5.1(c) may be maintained by TWC on behalf of the other Borrowers and their Material Subsidiaries.
     (d) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Material Subsidiaries to preserve and maintain, its existence as a corporation or other Business Entity, rights and franchises in the jurisdiction of its incorporation or formation, and qualify and remain qualified, and cause each Material Subsidiary to qualify and remain qualified, as a foreign entity in each jurisdiction in which qualification is necessary or desirable in view of its business and operations or the ownership of its properties, except (i) in the case of any Material Subsidiary of such Borrower (other than a Credit Party), where the failure of such Material Subsidiary to so maintain its existence could not reasonably be expected to have a Material Adverse Effect in respect of such Borrower, (ii) where the failure to preserve and maintain such rights and franchises (other than existence) or to so qualify and remain qualified could not reasonably be expected to have a Material Adverse Effect in respect of such Borrower, and (iii) such Borrower and its Material Subsidiaries may consummate any merger or consolidation permitted pursuant to Section 5.2(d) and other dispositions permitted hereunder.
     (e) Further Assurances. At any time prior to the Pipeline Holdco Release Date, and from time to time, at its expense, execute and deliver to, and cause Pipeline Holdco and each other relevant Credit Party to execute and deliver to, the Agent such further instruments and documents, and take such further action, as the Majority Banks may from time to time reasonably request, for the purposes of implementing or effectuating the provisions of this Agreement and the other Credit Documents.
     (f) Inspection Rights. Permit, and cause each of its Material Subsidiaries to permit, any representatives designated by the Agent or the Majority Banks, upon reasonable prior notice, at the Banks’ expense so long as no Event of Default exists and at TWC’s expense during the continuance of an Event of Default, to visit and inspect the properties of such Borrower or any Material Subsidiary of such Borrower with an Authorized Officer of a Borrower present, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers, all at such reasonable times and as often as reasonably requested but no more frequently than semi-annually so long as no Event of Default exists.
     (g) Payment of Obligations. Pay, and cause each of its Material Subsidiaries to pay, before the same shall become delinquent or in default, all obligations that, if not paid, could reasonably be expected to have a Material Adverse Effect in respect of such Borrower, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Borrower or such Material Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to have a Material Adverse Effect in respect of such Borrower.
     (h) Maintenance of Properties. Keep and maintain, and cause each of its Material Subsidiaries to keep and maintain, all property material to the conduct of the business of such Borrower and its Subsidiaries, taken as a whole, in good working order and condition, ordinary wear and tear excepted, in the reasonable business judgment of such Borrower.
     (i) Books and Records. Keep, and cause each of its Material Subsidiaries to keep, books of record and account in accordance with GAAP.
     (j) Additional Matters. Until the Pipeline Holdco Release Date, furnish to the Agent:
     (1) as soon as available and in any event not later than 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of Pipeline Holdco, the unaudited Consolidated balance sheet of Pipeline Holdco and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the unaudited Consolidated statements of income and cash flows of Pipeline Holdco and its Consolidated Subsidiaries for the period commencing at the end of the previous year and ending with the end of such Fiscal Quarter, all in reasonable detail and duly certified (subject to year-end audit adjustments and the lack of footnotes) by the senior vice president or treasurer of Pipeline Holdco as having been prepared in accordance with GAAP; and
     (2) as soon as available and in any event not later than 150 days after the end of each Fiscal Year of Pipeline Holdco ending after January 1, 2005, the audited Consolidated balance sheet of Pipeline Holdco and its Consolidated Subsidiaries as of the end of such Fiscal Year and the audited Consolidated statements of income and cash flows of Pipeline Holdco and its Consolidated Subsidiaries for such Fiscal Year, in each case prepared in accordance with GAAP.
     SECTION 5.2. Negative Covenants. So long as any Revolving Credit Advance shall remain unpaid, any Letter of Credit or Reimbursement Obligation shall remain outstanding, any Letter of Credit Liability shall exist or any Issuing Bank or any Bank shall have any Commitment hereunder, no Borrower (it being agreed that neither MLP nor any of its Subsidiaries shall be considered to be a “Borrower”, “ERISA Affiliate” or “Subsidiary” for purposes of this Section 5.2, except (i) for Section 5.2(j) and (ii) specific references to MLP and its Subsidiaries in Sections 5.2(b) and 5.2(p) shall continue to mean MLP and such Subsidiaries)) will, without the written consent of the Majority Banks (it being understood that each of the permitted exceptions to each of the covenants in this Section 5.2 is in addition to, and not overlapping with, any other of such permitted exceptions to such covenant, except to the extent expressly provided therein):
     (a) Liens, Etc. Create, assume, incur or suffer to exist, or permit any of its Material Subsidiaries to create, assume, incur or suffer to exist, any Lien on or in respect of any of its property, whether now owned or hereafter acquired, in each case to secure or provide for the payment of any Debt or Specified Obligation (other than obligations or liabilities that are (1) incurred, and are owed to trading counterparties, in the ordinary course of the trading business of the Borrowers or any of their Subsidiaries (other than Non-Recourse Subsidiaries and International Subsidiaries), and (2) secured only by cash, short term investments or a Letter of Credit); provided that notwithstanding the foregoing, the Borrowers or any of their Material Subsidiaries may create, incur, assume or suffer to exist (i) in the case of a Pipeline Entity (other than Pipeline Holdco), General Permitted Liens securing only obligations of a Pipeline Entity, (ii) in the case of Pipeline Holdco, Limited Permitted Liens securing only obligations of Pipeline Holdco, and (iii) in the case of any Non-Pipeline Entity, General Permitted Liens securing obligations of any Person; provided further that this Section 5.2(a) shall not prohibit Liens on Equity Interests in, or assets of, Gulfstream or Liens on the general partnership interest in MLP or limited partnership units issued by MLP if such Liens secure only Debt of MLP, the general partner of MLP or the direct owner of such general partner.
     (b) Debt.
          (i) In the case of TWC, permit the ratio of (A) the aggregate amount of Consolidated Debt (without duplication) of TWC and its Consolidated Subsidiaries (excluding Debt of MLP and its Subsidiaries that is not incurred under this Agreement) to (B) the sum of the Consolidated Net Worth of TWC plus the aggregate amount of Consolidated Debt (without duplication) of TWC and its Consolidated Subsidiaries (excluding Debt of MLP and its Subsidiaries that is not incurred under this Agreement) to exceed, on the last day of any Fiscal Quarter of TWC ending after December 31, 2005, 0.65 to 1.00;
          (ii) In the case of any Borrower (other than TWC), permit the ratio of (A) the aggregate amount of Consolidated Debt (without duplication) of such Borrower and its Consolidated Subsidiaries, to (B) the sum of the Consolidated Net Worth of such Borrower plus the aggregate amount of Consolidated Debt (without duplication) of such Borrower and its Consolidated Subsidiaries to exceed, on the last day of any Fiscal Quarter of such Borrower ending after December 31, 2005, 0.55 to 1.00;
          (iii) In the case of TWC, create, incur or assume, or permit any of its Subsidiaries to create, incur or assume, any Debt at any time, if after giving effect to such Debt, the ratio of (A) the aggregate amount of Consolidated Debt (without duplication) of TWC and its Consolidated Subsidiaries (excluding Debt of MLP and its Subsidiaries that is not incurred under this Agreement) to (B) the sum of the Consolidated Net Worth of TWC as of the end of the Fiscal Quarter of TWC most recently ended prior to such time for which the appropriate financial information is available (adjusted, at TWC’s option, to give effect, in accordance with GAAP, to all material asset acquisitions and dispositions by TWC and its Consolidated Subsidiaries (other than MLP and its Subsidiaries) since the end of such Fiscal Quarter) plus the aggregate amount of Consolidated Debt (without duplication) of TWC and its Consolidated Subsidiaries (excluding Debt of MLP and its Subsidiaries that is not incurred under this Agreement) would exceed at such time 0.65 to 1.00; and
          (iv) In the case of any Borrower (other than TWC), create, incur or assume, or permit any of its Subsidiaries to create, incur or assume, any Debt at any time, if after giving effect to such Debt, the ratio of (A) the aggregate amount of Consolidated Debt (without duplication) of such Borrower and its Consolidated Subsidiaries to (B) the sum of the Consolidated Net Worth of such Borrower as of the end of the Fiscal Quarter of such Borrower most recently ended prior to such time for which the appropriate financial information is available (adjusted, at such Borrower’s option, to give effect, in accordance with GAAP, to all material asset acquisitions and dispositions by such Borrower and its Consolidated Subsidiaries since the end of such Fiscal Quarter) plus the aggregate amount of Consolidated Debt (without duplication) of such Borrower and its Consolidated Subsidiaries would exceed at such time 0.55 to 1.00.
          (v) In the case of TWC, permit any Subsidiary (other than TGPL, NWP and their respective Subsidiaries) to create, incur, assume or permit to exist any Debt other than:
(A)	Debt that is existing on the Effective Date and listed on Schedule V and refinancings thereof;

(B)	Non-Recourse Debt;

(C)	Debt owed to TWC or any Subsidiary of TWC;

(D)	Debt secured by General Permitted Liens permitted by paragraphs (a) through (q) of Schedule IX-2 (other than, with respect to paragraph (j) of Schedule IX-2, Debt that is Refinancing Debt that relates (whether through one or more refundings, extensions, refinancings or other replacements) to any amount originally secured pursuant to paragraph (r) of Schedule IX-2); and

(E)	other Debt in an aggregate principal amount at any one time outstanding not to exceed $250,000,000.
     (c) EBITDA to Interest Expense Ratio. In the case of TWC and its Consolidated Subsidiaries, permit, for any Measurement Period, the ratio of (i) EBITDA to (ii) Interest Expense to be less than (A) 2.50 to 1.00, for any Measurement Period ending on or before December 31, 2007 or (B) 3.00 to 1.00 for any Measurement Period ending after December 31, 2007. For avoidance of doubt, it is agreed that such ratio will be computed for an entire Measurement Period and not for each day in such Measurement Period.
     (d) Merger and Sale of Assets. Merge or consolidate with or into any other Person, or sell, lease or otherwise transfer all or substantially all of its assets, or permit Pipeline Holdco to merge or consolidate with or into any other Person, or sell, lease or otherwise transfer all or substantially all of its assets, except that this Section 5.2(d) shall not prohibit any merger or consolidation by any Borrower or by Pipeline Holdco with any Person that is not a Credit Party, if such Borrower (or Pipeline Holdco, as the case may be, in a merger or consolidation not involving a Borrower) is the surviving entity.
     (e) Agreements to Restrict Certain Transfers. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any consensual encumbrance or consensual restriction on its ability or the ability of any of its Subsidiaries (i) to pay, directly or indirectly, dividends or make any other distributions in respect of its Equity Interests or pay any Debt or other obligation owed, in any case, to a Borrower or to any Subsidiary of any Borrower or (ii) to make loans or advances to a Borrower or any Subsidiary thereof, except (1) encumbrances and restrictions on any Subsidiary that is not a Material Subsidiary, (2) those encumbrances and restrictions existing on May 3, 2004, and other customary encumbrances and restrictions existing after May 3, 2004 that are not more restrictive in any material respect, taken as a whole, than the encumbrances and restrictions existing on May 3, 2004 (provided that the application of any such restrictions and encumbrances to additional Subsidiaries not subject thereto on May 3, 2004 shall not be deemed to make such restrictions and encumbrances more restrictive), (3) encumbrances or restrictions on any Non-Recourse Subsidiary or International Subsidiary, including those arising in connection with Non-Recourse Debt or International Debt, (4) encumbrances and restrictions on any Additional MLP or any of its Subsidiaries, (5) encumbrances or restrictions existing under or by reason of (A) applicable law (including rules, regulations and agreements with regulatory authorities), (B) any agreement or instrument in effect at the time a Person is acquired by a Borrower or any Subsidiary of a Borrower, so long as such agreement was not entered into in contemplation of such acquisition, (C) any agreement for the sale or other disposition of a Subsidiary of a Borrower that restricts distributions by that Subsidiary pending its sale or other disposition or (D) provisions with respect to distributions of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements; provided that such encumbrances or restrictions apply only to the assets or property subject to such joint venture, asset sale, stock sale or similar agreement or to the assets or property being sold, as the case may be, and (6) encumbrances or restrictions existing under or by reason of Limited Permitted Liens or General Permitted Liens securing debt otherwise permitted to be incurred under this Section 5.2 that limit the right of the debtor to dispose of the assets subject to such Limited Permitted Liens or General Permitted Liens.
     (f) Maintenance of Ownership of Certain Subsidiaries. (i) Sell, issue, transfer or otherwise dispose of, or create, assume, incur or suffer to exist any Lien (other than Limited Permitted Liens) on or in respect of, or permit any of its Subsidiaries to sell, issue, transfer or otherwise dispose of or create, assume, incur or suffer to exist any Lien (other than Limited Permitted Liens) on or in respect of, any Equity Interest in or Hybrid Security issued by, or any direct or indirect interest in any Equity Interest in or Hybrid Security issued by, Pipeline Holdco, NWP or TGPL, or (ii) sell, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, transfer or otherwise dispose of, all or substantially all of RMT or all or substantially all of the assets of RMT; provided that clause (ii) of this Section 5.2(f) shall not prohibit the sale, transfer or other disposition of the Equity Interests in RMT to TWC or any Wholly- Owned Subsidiary of TWC if, but only if, (x) there shall not exist or result a Default or Event of Default and (y) in the case of each sale, transfer or other disposition referred to in this proviso, such sale, transfer or other disposition could not reasonably be expected to impair materially the ability of any Credit Party to perform its obligations hereunder or under any other Credit Document and each Credit Party shall continue to exist.
     (g) Compliance with ERISA. (i) Terminate, or permit any ERISA Affiliate of such Borrower to terminate, any Plan so as to result in any material liability of such Borrower, any Material Subsidiary of such Borrower or any such ERISA Affiliate to the PBGC, if such material liability of such ERISA Affiliate could reasonably be expected to have a Material Adverse Effect in respect of such Borrower, or (ii) permit to occur any Termination Event with respect to a Plan that would have a Material Adverse Effect in respect of such Borrower.
     (h) Transactions with Related Parties. Make any sale to, make any purchase from, extend credit to, make payment for services rendered by, or enter into any other transaction with, or permit any Material Subsidiary of such Borrower to make any sale to, make any purchase from, extend credit to, make payment for services rendered by, or enter into any other transaction with, any Related Party of such Borrower or of such Material Subsidiary, unless as a whole such sales, purchases, extensions of credit, rendition of services and other transactions are (at the time such sale, purchase, extension of credit, rendition of services or other transaction is entered into) on terms and conditions reasonably fair in all material respects to such Borrower or such Material Subsidiary in the good faith judgment of such Borrower; provided that the following items will not be deemed to be subject to the provisions of this Section 5.2(h): (i) declaring or paying any dividend or distribution or purchasing, redeeming, retiring, defeasing or otherwise acquiring for value any Equity Interests, in each case not otherwise prohibited hereunder, (ii) any agreement, instrument or arrangement as in effect on December 31, 2005 or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Banks in any material respect than the original agreement as in effect on December 31, 2005 as determined in good faith by an Authorized Financial Officer of TWC, (iii) (A) corporate sharing agreements among a Borrower and its Subsidiaries with respect to tax sharing and general overhead and other administrative matters and (B) any other intercompany arrangements disclosed or described in TWC’s report on Form 10-K for the year ended December 31, 2005 (including the exhibits attached to each), all as in effect on December 31,2005, and any amendment or replacement of any of the foregoing so long as such amendment or replacement agreement is not less advantageous to any Borrower party thereto in any material respect than the agreement so amended or replaced, as such agreement was in effect on December 31, 2005, or (iv) any sale to, purchase from, extension of credit to, payment of services rendered by or any other transaction (I) between the MLP or any of its Subsidiaries and one or more Related Parties of MLP (other than a Credit Party), if such sale, purchase, extension of credit, payment or transaction is made or completed in compliance with the terms and provisions of the MLP Agreement, or (II) between the MLP or any of its Subsidiaries and one or more Credit Parties, if (a) such sale, purchase, extension of credit, payment or transaction is made or completed in compliance with the terms and provisions of the MLP Agreement, and (b) such sale, purchase, extension of credit, payment or transaction is on terms and conditions reasonably fair in all material respects to the other Credit Parties party thereto in the good faith judgment of such other Credit Parties.
     (i) Asset Dispositions. Make or permit to occur, or permit any of its Subsidiaries to make or permit to occur, any sale, transfer or other disposition of any asset, except (i) sales of inventory in the ordinary course of business, (ii) sales, transfers or other dispositions in the ordinary course of business of any asset that is worn out or obsolete, (iii) any sale of assets if the proceeds of such sale are reinvested within one year in a Permitted Business or, if no Event of Default exists, used to pay senior debt of TWC and its Subsidiaries, provided that proceeds from asset sales by a Pipeline Entity may only be reinvested in the business of the Pipeline Group to which such Pipeline Entity belongs or used to pay senior debt (other than debt of Gulfstream or of any Subsidiary of Gulfstream) of the Pipeline Entities in such Pipeline Group, (iv) sales of assets by a Pipeline Entity to another Pipeline Entity, (v) sales of assets by a Non-Pipeline Entity to another Non-Pipeline Entity, (vi) individual asset sales if the fair market value of such assets is $15,000,000 or less, but any series of related sales of assets will be aggregated and treated as a single sale for purposes of this clause (vi), and (vii) sales of assets having a fair market value in the aggregate of less than $100,000,000 per year; provided, that this Section 5.2(i) shall not apply to any sale, transfer or other disposition (A) of assets to MLP or any of its Subsidiaries, (B) of assets by any Non-Recourse Subsidiary or International Subsidiary, (C) of assets that is part of a Sale and Leaseback Transaction permitted by Section 5.2(q) or (D) of any Equity Interest in or assets of Gulfstream or any of its Subsidiaries.
     (j) Use of Proceeds. Use any proceeds of any Revolving Credit Advance for any purpose other than general corporate, partnership and limited liability company purposes, as applicable, relating to the business of a Borrower and its Subsidiaries (including working capital, acquisitions and capital expenditures), or use any such proceeds in any manner which violates or results in a violation of law; provided that no proceeds of any Revolving Credit Advance will be used in any manner which contravenes law, and no proceeds of any Revolving Credit Advance will be used to purchase or carry any margin stock (within the meaning of Regulation U).
     (k) Pipeline Expenditures. In the case of either Pipeline Borrower, make, or permit any Subsidiary of such Pipeline Borrower to make, any expenditure except (i) expenditures within the principal business lines of such Pipeline Borrower on the Effective Date and (ii) expenditures in other businesses reasonably related to such principal business lines so long as the aggregate expenditures in such other businesses pursuant to this clause (ii) are not a material portion of the aggregate expenditures by such Pipeline Borrower and its Subsidiaries pursuant to clauses (i) and (ii) of this sentence.
     (l) Restricted Payments. (i) Declare or pay any dividends (other than in common stock of such Borrower), purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any other distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such, or permit Pipeline Holdco to do any of the foregoing, or (ii) permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in any Borrower or Pipeline Holdco, unless no Event of Default shall have occurred and be continuing at the time of any action described in clauses (i) and (ii) above and no Event of Default would result therefrom; provided, that, notwithstanding the foregoing, at any time, whether or not an Event of Default exists, TGPL and NWP shall be permitted to pay dividends to Pipeline Holdco to permit Pipeline Holdco to (A) pay corporate overhead expenses incurred in the ordinary course of business not to exceed $2,000,000 in any fiscal year, (B) (and Pipeline Holdco shall be permitted to) pay dividends to TWC to pay the corporate overhead and administration expenses allocated (in a manner consistent with past practices) to Pipeline Holdco, TGPL, NWP and their Subsidiaries, and (C) pay any taxes which are due and payable by Pipeline Holdco, TGPL and NWP as part of a consolidated group.
     (m) Pipeline Holdco Debt. Permit, prior to the Pipeline Holdco Release Date, Pipeline Holdco to create, incur, assume or suffer to exist any Debt, except (A) Debt in an aggregate amount not to exceed $75,000,000 at any time outstanding, (B) Debt owed to TWC or any of its Subsidiaries if all such Debt is evidenced by a promissory note that is delivered to the Agent and in which an Acceptable Security Interest exists and (C) the Pipeline Holdco Guaranty.
     (n) Non-Recourse Debt. Create, incur or assume, or permit any of its Subsidiaries to create, incur or assume, any Non-Recourse Debt, unless, at the time of such creation, incurrence or assumption and immediately after giving effect thereto, both (i) the aggregate principal amount of all Non-Recourse Debt of all Subsidiaries of such Borrower does not exceed 10% of the total Consolidated assets of such Borrower and its Consolidated Subsidiaries; and (ii) the aggregate principal amount of all Non-Recourse Debt of all Subsidiaries of such Borrower that is secured by assets owned by such Borrower or its Subsidiaries or by any of the other Borrowers or their respective Subsidiaries (without duplication), on December 31, 2005 or by Equity Interests in any Person that owns any such asset or that is otherwise supported by such assets does not exceed 7.5% of the total Consolidated assets of such Borrower and its Consolidated Subsidiaries, as shown on the respective balance sheets of the Borrowers delivered pursuant to Section 4.1(e).
     (o) Existing Assets. (i) Create, incur or assume, or permit any of its Subsidiaries to create, incur or assume, any Non-Recourse Debt secured by any of the Existing Assets, (ii) grant any Lien on any of the Existing Assets to secure any Non-Recourse Debt, or (iii) transfer any of the Existing Assets to any Non-Recourse Subsidiary (the matters referred to in clauses (i), (ii) and (iii) of this sentence being herein referred to as “Existing Asset Transactions”), provided that this Section 5.2(0) shall not prohibit Existing Asset Transactions if the aggregate fair market value (determined as of the Effective Date) of all Existing

Assets that are subject to Existing Asset Transactions does not exceed $250,000,000 in the aggregate at any time. For the avoidance of doubt, Existing Assets shall cease to be considered subject to an Existing Asset Transaction if (x) with respect to clauses (i) and (ii) above, such Existing Assets cease to secure Non-Recourse Debt and (y) with respect to clause (iii) above, such Existing Assets have been transferred back to TWC or a Subsidiary of TWC (other than a Non-Recourse Subsidiary). Notwithstanding the foregoing, if Existing Assets that are subject to Existing Asset Transactions are transferred in connection with a foreclosure or in lieu of foreclosure upon Non-Recourse Debt, then they will be deemed to continue being subject to Existing Asset Transactions.
     (p) MLP Ownership of Credit Parties. In the case of TWC, permit MLP or any Subsidiary of MLP to own any direct or indirect interest in any Equity Interest in, or Hybrid Security issued by, any Credit Party (other than MLP).
     (q) Sale and Leaseback Transactions. Enter into, or permit any of its Subsidiaries to enter into, any Sale and Leaseback Transaction, if after giving effect thereto the sum of (i) the aggregate amount of all Attributable Obligations of such Borrower and its Subsidiaries plus (ii) the aggregate amount of all obligations of such Borrower and its Subsidiaries secured by any Lien referred to in paragraph (r) of Schedule IX-2 would exceed 3.5% of the Consolidated Net Tangible Assets (as defined in such paragraph (r)) of such Borrower.
ARTICLE VI
EVENTS OF DEFAULT
     SECTION 6.1. Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing (it being agreed that neither MLP nor any of its Subsidiaries shall be considered to be a “Borrower”, “ERISA Affiliate” or “Subsidiary” for purposes of this Section 6.1, except for Sections 6.1(a) (but only to the extent that the payments referred to in such Section 6.1(a) are not made by TWC), 6.1(b) and 6.1(c)):
     (a) Any Borrower (i) shall fail to pay any Reimbursement Obligation owed by it when the same becomes due and payable, (ii) shall fail to pay any principal of any Revolving Credit Advance owed by it or any Note executed by it when the same becomes due and payable, (iii) shall fail to pay any interest owed by it on any Reimbursement Obligation, Revolving Credit Advance or Note within five days after the same becomes due and payable or (iv) shall fail to pay any fee or other amount presented in writing to be paid by it hereunder or under any Credit Document to which it is a party within ten days after the same becomes due and payable; or
     (b) Any certification, representation or warranty (other than any Added L/C Representation) made by any Credit Party herein or in any other Credit Document or by any Credit Party (or any Authorized Officer of any Credit Party) in writing under or in connection with this Agreement or any other Credit Document or any instrument executed in connection herewith (including representations and warranties deemed made pursuant to Section 3.2) shall prove to have been incorrect in any material respect when made or deemed made; or
     (c) Any Credit Party shall fail to perform or observe (i) any term, covenant or agreement contained in this Agreement (other than a term, covenant or agreement contained in Section 5.2), any Note or any other Credit Document on its part to be performed or observed and such failure shall continue for 30 days after the earlier of the date notice thereof shall have been given to TWC by the Agent or any Bank or the date an Authorized Officer of such Credit Party shall have knowledge of such failure or (ii) any term, covenant or agreement contained in Section 5.2; or

     (d) Any Borrower or any Subsidiary of any Borrower (other than a Non-Recourse Subsidiary or an International Subsidiary) shall fail to pay any principal of or premium or interest on any Debt which is outstanding in a principal amount of at least $100,000,000 in the aggregate (excluding Debt incurred pursuant to any Revolving Credit Advance) of such Borrower or any Subsidiary of such Borrower (as the case may be) (other than a Non-Recourse Subsidiary or an International Subsidiary), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than (i) by a regularly scheduled required prepayment, (ii) as required in connection with any permitted sale of assets, (iii) as required in connection with any casualty or condemnation or (iv) as required pursuant to an illegality event of the type set forth in Section 2.16), prior to the stated maturity thereof; provided, however, that the provisions of this Section 6.1(d) shall not apply to any Non-Recourse Debt or International Debt or any Non-Recourse Subsidiary or International Subsidiary; or
     (e) Any Borrower or any Material Subsidiary of any Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Borrower or any Material Subsidiary of any Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), shall remain undismissed or unstayed for a period of 60 days; or any Borrower or any Material Subsidiary of any Borrower shall take any action to authorize any of the actions set forth above in this subsection (e) (for the avoidance of doubt, Non-Recourse Subsidiaries and International Subsidiaries are not subject to this clause (e)); or
     (f) One or more judgments or orders for the payment of money in excess of $100,000,000 in the aggregate (to the extent not paid or to the extent not covered by insurance or indemnities that TWC, in its reasonable good faith judgment, believes will be paid when due by the parties providing such indemnities or insurance) shall be rendered against any Borrower or any Material Subsidiary of any Borrower and remain unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect (for the avoidance of doubt, Non-Recourse Subsidiaries and International Subsidiaries are not subject to this clause (f));or
     (g) Any Termination Event with respect to a Plan shall have occurred and, 30 days after notice thereof shall have been given to any Borrower by the Agent, (i) such Termination Event shall still exist and (ii) the sum (determined as of the date of occurrence of such Termination Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which a Termination Event shall have occurred and then exist (or in the case of a Plan with respect to which a Termination Event described in clause (ii) of the definition herein of Termination Event shall have occurred and then exist, the liability related thereto) is equal to or greater than $125,000,000; or
     (h) Any Credit Party or any Subsidiary or ERISA Affiliate of any Credit Party shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such

Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date of such notification), exceeds $125,000,000 in the aggregate; or
     (i) Any Credit Party or any Subsidiary or ERISA Affiliate of any Credit Party shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Credit Parties and their respective ERISA Affiliates to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years which include the Effective Date by an amount exceeding $125,000,000; or
     (j) Prior to the Pipeline Holdco Release Date, the Pipeline Holdco Guaranty for any reason is not a legal, valid, binding and enforceable obligation of Pipeline Holdco or any Credit Party shall so state in writing; or
     (k) The TWC Guaranty for any reason is not a legal, valid, binding and enforceable obligation of TWC (except to the extent it is terminated in accordance with its terms or released pursuant to Section 2.4) or any Credit Party shall so state in writing; or
     (l) A Change of Control Event shall occur;
then, and in any such event, the Agent while such event exists (i) shall at the request, or may with the consent, of the Majority Banks, by notice to the Borrowers, declare the Commitments of each Bank and of each Issuing Bank and the obligations of each Issuing Bank to issue any Letter of Credit and each Bank to make Revolving Credit Advances to be terminated, whereupon each Commitment and each such obligation shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Banks, by notice to the Borrower as to which an Event of Default exists, declare the principal of the Reimbursement Obligations and Revolving Credit Advances owed by such Borrower, all interest thereon and all other amounts payable by such Borrower under this Agreement and any other Credit Document to be forthwith due and payable, whereupon all such amounts shall become and be forthwith due and payable, without requirement of any presentment, demand, protest, notice of intent to accelerate, further notice of acceleration or other further notice of any kind (other than the notice expressly provided for above), all of which are hereby expressly waived by the Borrowers; provided, however, that in the event of any Event of Default described in Section 6.1(e), (A) the Commitments of each Bank and of each Issuing Bank and the obligations of each Issuing Bank to issue a Letter of Credit and each Bank to make Revolving Credit Advances shall automatically be terminated and (B) the principal of the Reimbursement Obligations and Revolving Credit Advances, all such interest and all such other amounts shall automatically become and be due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or any other notice of any kind, all of which are hereby expressly waived by the Borrowers. For purposes of this Section 6.1, any Reimbursement Obligation or Revolving Credit Advances owed to an SPC shall be deemed to be owed to its Designating Bank.
     SECTION 6.2. LC Cash Collateral Accounts. Upon the occurrence and during the continuance of any Event of Default that exists as to any Borrower (if the Agent has declared all amounts owed by such Borrower hereunder to be due and payable), such Borrower agrees that it shall forthwith, without any demand or the taking of any other action by any Issuing Bank, the Agent, or any of the Banks, provide cover for the outstanding Letter of Credit Liabilities in respect of Letters of Credit issued at the request of such Borrower by paying to the Agent immediately available funds in the amount equal to the then aggregate Available Amounts of all outstanding Letters of Credit issued at the request of such Borrower, which funds shall be deposited into a blocked deposit account or accounts to be established and maintained at the office of Citibank (or an affiliate thereof) in the name of the Agent as collateral security for any outstanding Letter of Credit Liabilities in respect of Letters of Credit issued at the request of such Borrower (the “LC Cash Collateral Accounts” in respect of such Borrower). Each Borrower hereby pledges, and grants to the Agent for the ratable benefit of each Issuing Bank and the Banks, a security interest in all funds held in the LC Cash Collateral Accounts in respect of such Borrower from time to time and all proceeds thereof, as security for the payment of all Letter of Credit Liabilities in respect of Letters of Credit issued at the request of such Borrower. The Agent may from time to time withdraw funds then held in the LC Cash Collateral Accounts in respect of any Borrower and apply such funds to reimburse the Agent for all costs, fees, expenses and other amounts to the extent provided in the relevant Credit Document and, second, to the payment of any Reimbursement Obligations owing by such Borrower to any Issuing Bank as shall have become or shall become due and payable by such Borrower to such Issuing Bank under this Agreement in connection with the Letters of Credit issued at the request of such Borrower. The Agent shall exercise reasonable care in the custody and preservation of any funds held in the LC Cash Collateral Accounts and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Agent accords its own property, it being understood that the Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds or for investing such funds. If at any time (a) no Event of Default exists and (b) the funds in the LC Cash Collateral Accounts in respect of any Borrower deposited pursuant to this Section 6.2 exceed the aggregate amount of all Letter of Credit Liabilities in respect of Letters of Credit issued at the request of such Borrower, the Agent shall, upon request of such Borrower, return such excess to such Borrower. LC Cash Collateral Accounts may also be created as contemplated by Section 2.5(c) whether or not an Event of Default exists.
ARTICLE VII
THE AGENT AND ISSUING BANKS
     SECTION 7.1. Agent’s Authorization and Action. Each of the Banks and Issuing Banks hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Credit Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by the Credit Documents (including enforcement of the terms of this Agreement or collection of the Reimbursement Obligations or Notes, fees and any other amounts due and payable pursuant to this Agreement), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks and all holders of Notes; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to the Credit Documents or applicable law. The Agent agrees to give to each Bank prompt notice of each notice given to it by any Borrower pursuant to the terms of this Agreement or any other Credit Document. The Agent will promptly furnish to each Bank all items furnished to the Agent pursuant to Section 5.1(b).
     SECTION 7.2. Agent’s Reliance. Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by them or under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may consult with legal counsel (including counsel for any Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Bank or Issuing Bank and shall not be responsible to any Bank or Issuing Bank for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or any other

Credit Document; (iii) shall not have any duty to ascertain or to inquire as to the satisfaction, performance or observance of any of the terms, covenants or conditions of this Agreement or any other Credit Document on the part of any Credit Party or to inspect the property (including the books and records) of any Credit Party; (iv) shall not be responsible to any Bank or Issuing Bank for the perfection, priority, existence, sufficiency or value of any security, guaranty or insurance or for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto or thereto; (v) shall incur no liability under or in respect of any Credit Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable, telex or otherwise) believed by it in its reasonable judgment to be genuine and signed or sent by the proper party or parties; (vi) may treat any Issuing Bank that issues or has issued a Letter of Credit as being the issuer of such Letter of Credit for all purposes and (vii) may treat a Bank as the obligee of any Revolving Credit Advance or, if applicable, the payee of any Note as the holder thereof, until the Agent receives and accepts a Transfer Agreement executed by TWC (if required by this Agreement), the assignor Bank and the assigning Bank pursuant to Section 8.5. Without limiting the generality of the foregoing, insofar as the Agent is concerned, for purposes of determining compliance with any Credit Document (including Section 3.2 of this Agreement) with respect to any Revolving Credit Advance, each Bank shall be deemed to have consented to, approved and accepted and to be satisfied with each matter required under any Credit Document (including Section 3.2 of this Agreement), unless the officer of the Agent responsible for the transactions contemplated by the Credit Documents shall have received written notice from such Bank prior to such Revolving Credit Advance specifying its objection thereto and such Bank shall not have made available to the Agent any portion of such Revolving Credit Advance; provided that this sentence is solely for the benefit of the Agent (and not any Credit Party) and shall not amend, waive or otherwise modify Section 3.2, Section 6.1(b) or any other provision applicable to any Credit Party, whether in respect of such Revolving Credit Advance or any other Revolving Credit Advance or matter.
     SECTION 7.3. Issuing Banks’ Reliance, Etc. Neither the Issuing Banks nor any directors, officers, agents or employees of the Issuing Banks shall be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. The Issuing Banks shall not have, by reason of this Agreement a fiduciary relationship in respect of any Bank; and nothing in this Agreement, expressed or implied, is intended or shall be so construed as to impose upon the Issuing Banks any obligations in respect of this Agreement except as expressly set forth herein. Without limitation of the generality of the foregoing, each of the Issuing Banks: (i) may consult with legal counsel (including counsel for any Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Bank or Issuing Bank and shall not be responsible to any Bank or Issuing Bank for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or any other Credit Document; (iii) shall not have any duty to ascertain or to inquire as to the satisfaction, performance or observance of any of the terms, covenants or conditions of this Agreement or any other Credit Document on the part of any Credit Party or to inspect the property (including the books and records) of any Credit Party; (iv) shall not be responsible to any Bank or Issuing Bank for the perfection, priority, existence, sufficiency or value of any security, guaranty or insurance or for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Credit Document or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of any Credit Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable, telex or otherwise) believed by it in its reasonable judgment to be genuine and signed or sent by the proper party or parties. Without limiting the generality of the foregoing, insofar as each Issuing Bank is concerned, for purposes of determining compliance with any Credit Document (including Section 3.2 of this Agreement) with respect to any issuance or increase of any, or any addition of a letter of credit to this Agreement as a, Letter of Credit, each Bank shall be deemed to have consented to, approved and accepted and to be satisfied with each matter required under any Credit Document (including Section 3.2 of this Agreement), unless the officer of such Issuing Bank responsible for the transactions contemplated by the Credit Documents shall have received written notice from such Bank prior to such issuance, increase or addition specifying its objection thereto and such Bank shall not have accepted after such issuance, increase or addition any Letter of Credit Fee associated with such increase or, in the case of an issuance of any, or any addition of a letter of credit to this Agreement as a, Letter of Credit, associated with such Letter of Credit; provided that this sentence is solely for the benefit of the Issuing Banks (and not any Credit Party) and shall not amend, waive or otherwise modify Section 3.2, Section 6.1(b) or any other provision applicable to any Credit Party, whether in respect of such Letter of Credit or any other Letter of Credit or matter.
     SECTION 7.4. Rights. With respect to its Commitments, the Revolving Credit Advances made by it and the Notes, if any, issued to it, or any Letter of Credit Interest held by it, Citibank shall have the same rights and powers under any such Note and the other Credit Documents as any other Bank and may exercise the same as though it was not the Agent. With respect to its Letter of Credit Commitments, the Reimbursement Obligations owed to it or any Letter of Credit Interest held by it, each of the Issuing Banks shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it was not an Issuing Bank. Citibank, each Issuing Bank and the respective affiliates of each may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, any Borrower, any Person who may do business with or own, directly or indirectly, securities of any Borrower and any other Person, all as if Citibank were not the Agent and each Issuing Bank were not an Issuing Bank, in each case without any duty to account therefor to the Banks or the Issuing Banks. In the event that Citibank or any of its affiliates shall be or become an indenture trustee under the Trust Indenture Act of 1939 (as amended, the “Trust Indenture Act”) in respect of any securities issued or guaranteed by any Credit Party, the parties hereto acknowledge and agree that any payment or property received in satisfaction of or in respect of any Obligation of such Credit Party hereunder or under any other Credit Document by or on behalf of Citibank in its capacity as the Agent for the benefit of any Bank of Issuing Bank under any Credit Document (other than Citibank or an affiliate of Citibank) and which is applied in accordance with the Credit Documents shall be deemed to be exempt from the requirements of Section 311 of the Trust Indenture Act pursuant to Section 311(b)(3) of the Trust Indenture Act.
     SECTION 7.5. Indemnification. (a) The Banks agree to indemnify the Agent (to the extent not reimbursed by the Borrowers), ratably according to the respective Letter of Credit Interests then held by each of the Banks plus the respective principal amounts of the Revolving Credit Advances owed to each of them (or if no Letter of Credit Interests or Revolving Credit Advances are at the time outstanding, ratably according to their respective Revolving Credit Commitments for TWC (or, if such Commitments have terminated, their respective Revolving Credit Commitments for TWC immediately prior to such termination)), from and against any and all claims, damages, losses, liabilities, costs, fees and expenses (including reasonable fees and disbursements of external counsel) of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any other Credit Document or any action taken or omitted by the Agent under this Agreement or any other Credit Document, including any of the foregoing incurred in connection with any action taken under Section 5.1(f) (EXPRESSLY INCLUDING ANY SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, FEE OR EXPENSE ATTRIBUTABLE TO THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE OF THE AGENT, BUT EXCLUDING ANY SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, FEE OR EXPENSE ATTRIBUTABLE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE AGENT). IT IS THE INTENT OF THE PARTIES HERETO THAT THE AGENT SHALL, TO THE EXTENT PROVIDED IN THIS SECTION 7.5, BE INDEMNIFIED FOR ITS OWN ORDINARY, SOLE OR

CONTRIBUTORY NEGLIGENCE. Without limitation of the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including external counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Credit Document to the extent that the Agent is not reimbursed for such expenses by the Borrowers.
     (b) The Banks agree to indemnify each Issuing Bank (to the extent not reimbursed by the Borrowers), ratably according to the respective Letter of Credit Interests then held by each of the Banks plus the respective principal amounts of the Revolving Credit Advances owed to each of them (or if no Letter of Credit Interests or Revolving Credit Advances are at the time outstanding, ratably according to their respective Revolving Credit Commitments for TWC (or, if such Commitments have terminated, their respective Revolving Credit Commitments for TWC immediately prior to such termination)), from and against any and all claims, damages, losses, liabilities, costs, fees and expenses (including reasonable fees and disbursements of external counsel) of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Issuing Bank in any way relating to or arising out of this Agreement or any other Credit Document or any action taken or omitted by any Issuing Bank under this Agreement or any other Credit Document (EXPRESSLY INCLUDING ANY SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, FEE OR EXPENSE ATTRIBUTABLE TO THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE OF ANY ISSUING BANK, BUT EXCLUDING ANY SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, FEE OR EXPENSE ATTRIBUTABLE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH ISSUING BANK). IT IS THE INTENT OF THE PARTIES HERETO THAT AN ISSUING BANK SHALL, TO THE EXTENT PROVIDED IN THIS SECTION 7.5, BE INDEMNIFIED FOR ITS OWN ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE. Without limitation of the foregoing, each Bank agrees to reimburse each Issuing Bank promptly upon demand for its ratable share of any out-of-pocket expenses (including external counsel fees) incurred by such Issuing Bank in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Credit Document to the extent that such Issuing Bank is not reimbursed for such expenses by the Borrowers.
     SECTION 7.6. Successor Agent. The Agent may resign at any time as Agent under this Agreement by giving written notice thereof to the Banks and the Borrowers and may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint, with the consent of the Borrowers (which consent shall not be unreasonably withheld and shall not be required if an Event of Default under Section 6.1(a) or 6.1(e) exists), a successor Agent from among the Banks. If no successor Agent shall have been so appointed by the Majority Banks with such consent, and shall have accepted such appointment, within 30 days after the retiring Agent’s giving of notice of resignation or the Majority Banks’ removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a Bank which is a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent under this Agreement by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and shall function as the Agent under this Agreement, and the retiring Agent shall be discharged from its duties and obligations as Agent under this Agreement. After any retiring Agent’s resignation or removal hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

     SECTION 7.7. Bank Decisions. Each of the Agent, the Banks and the Issuing Banks acknowledges that it has, independently and without reliance upon the Agent, the Syndication Agent, the Joint Lead Arrangers, the Issuing Banks or any other Bank and based on the financial statements referred to in Section 4.1(e) and such other documents and information as it has deemed appropriate, made its own credit analysis and its own decision to enter into this Agreement. Each of the Agent, the Banks and the Issuing Banks (in each case, both on its own behalf and on behalf of its affiliates, directors, officers, employees and agents that are Indemnified Parties) also acknowledges that it will, independently and without reliance upon the Agent, the Syndication Agent, the Joint Lead Arrangers, the Issuing Banks or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement and the other Credit Documents.
     SECTION 7.8. Certain Rights of the Agent. If the Agent shall request instructions from the Majority Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Majority Banks; and it shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank nor any Issuing Bank nor any Indemnified Party shall have any right of action whatsoever against the Agent as a result of its acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Majority Banks. Furthermore, except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be specifically indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.
     SECTION 7.9. Other Agents. The Syndication Agent, the Co-Documentation Agents and the Joint Lead Arrangers have no duties or obligations under any Credit Document. None of the Syndication Agent, the Co-Documentation Agents or the Joint Lead Arrangers shall have, by reason of this Agreement or the other Credit Documents, a fiduciary relationship in respect of any Bank or any Issuing Bank, and nothing in this Agreement or other Credit Documents, express or implied, is intended or shall be so construed to impose on any of the Syndication Agent, the Co-Documentation Agents or the Joint Lead Arrangers any obligation in respect of this Agreement or other Credit Documents.
ARTICLE VIII
MISCELLANEOUS
     SECTION 8.1. Amendments. Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks and the Borrowers, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks directly affected thereby (without limiting the generality of the foregoing, it is understood that all Banks are directly affected by clauses (a), (f), (g), (h) and (i) below), do any of the following: (a) waive any of the conditions specified in Section 3.2, (b) increase or extend the scheduled termination date of any Commitment of any Bank or any Issuing Bank or subject any Bank or any Issuing Bank to any additional obligation, (c) reduce the Reimbursement Obligations, (d) reduce the principal of, or interest on, the Revolving Credit Advances or any fees or other amounts payable hereunder, (e) postpone any date fixed for any payment of the Reimbursement Obligations, Revolving Credit Advances or any fees or other amounts payable hereunder, (f) change the definition of Majority Banks or otherwise change the LC Participation Percentages, the percentage of the Commitments or of the aggregate unpaid principal amount of the Revolving Credit Advances, Letter of Credit Liabilities or the Reimbursement Obligations

which shall be required for the Banks or any of them to take any action under this Agreement, (g) release Pipeline Holdco from the Pipeline Holdco Guaranty (except as set forth in Section 8.15) or release TWC from the TWC Guaranty (except as set forth in Section 2.4), (h) amend or waive any provision of, or consent to any departure by any Borrower from, Section 2.9, this Section 8.1 or Section 8.15, or (i) increase the aggregate amount of the Revolving Credit Commitments for TWC or the Letter of Credit Commitments above $1,500,000,000; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Banks required above to take such action, affect the rights or duties of the Agent under any Credit Document; and provided further that no amendment, waiver or consent shall, unless in writing and signed by each Issuing Bank in addition to the Banks required above to take such action, affect the rights or duties of any Issuing Bank under any Credit Document.
     SECTION 8.2. Notices, Etc. (a) Except as otherwise provided in Section 8.2(b), all notices and other communications provided for hereunder shall be in writing (including telecopy communication) and mailed, telecopied or delivered, if to any Bank, as specified opposite its name on Schedule I hereto or specified in a Transfer Agreement for any assignee Bank delivered pursuant to Section 8.5(a); if to a Borrower, as specified opposite its name on Schedule II hereto; if to an Issuing Bank to its address as specified opposite its name on Schedule I; if to Citibank, as Agent, to its address at 2 Penns Way, Suite 200, New Castle, Delaware 19720 (telecopier number (302) 894-6120; email address: oploanswebadmin@citigroup.com), Attention: Williams Account Officer, with a copy to Citicorp North America, Inc., 333 Clay Street, Suite 3700, Houston, Texas 77002 (telecopier number: (713) 481-0247), Attention: The Williams Companies, Inc. Account Officer; or, as to any Borrower, any Issuing Bank or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrowers, each Issuing Bank and the Agent; provided that materials required to be delivered pursuant to Section 5.1(b)(ii), (iii) and (iv) shall be delivered to the Agent as specified in Section 8.2(b) or as otherwise specified to any Borrower by the Agent; provided, further, that any communication that (A) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or Interest Period relating thereto), (B) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (C) provides notice of any Default or Event of Default or (D) is required to be delivered to satisfy any condition precedent to the effectiveness of any provision of this Agreement and/or any borrowing, Letter of Credit, increase of any Letter of Credit, addition hereto of any letter of credit or other extension of credit hereunder, shall be in writing (including telecopy communication) and mailed, telecopied or delivered pursuant to this Section 8.2(a). All such notices and communications shall, when mailed, telecopied or e-mailed, be effective when received in the mail, sent by telecopier to any party to the telecopier number as set forth herein or on Schedule I or Schedule II or specified in a Transfer Agreement for any assignee Bank delivered pursuant to Section 8.5(a) (or other telecopy number specified by such party in a written notice to the other parties hereto) or confirmed by e-mail, respectively, except that notices and communications to the Agent shall not be effective until received by the Agent. Any notice or communication to a Bank shall be deemed to be a notice or communication to any SPC designated by such Bank and no further notice to an SPC shall be required. Delivery by telecopier of an executed counterpart of this Agreement, any other Credit Document or any amendment or waiver of any provision of this Agreement or any other Credit Document (other than a Letter of Credit) shall be effective as delivery of a manually executed counterpart thereof.
     (b) The Borrowers will have the option to provide to the Agent all information, documents and other materials that they are obligated to furnish to the Agent pursuant to the Credit Documents, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a Conversion of an existing, borrowing, a new Letter of Credit, any increase of any Letter of Credit, any addition hereto of any letter of credit or other extension of credit (including any election of an interest rate or Interest Period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of any provision of this Agreement and/or any borrowing, Letter of Credit, increase of any Letter of Credit, addition hereto of any letter of credit or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium to oploanswebadmin@citigroup.com.
The Borrowers further agree that the Agent may make the Communications available to the Banks and the Issuing Banks by posting the Communications on Intralinks or a substantially similar electronic transmission system (the “Platform”). The Borrowers acknowledge that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution.
THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THE RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES OF THE AGENT OR ANY OF ITS AFFILIATES (COLLECTIVELY, “AGENT PARTIES”) HAVE ANY LIABILITY TO ANY BORROWER, ANY BANK, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE TRANSMISSION BY ANY BORROWER, ANY OF THE AGENT PARTIES OR ANY OTHER PERSON OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.
The Agent agrees that the receipt of the Communications by the Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Agent for purposes of the Credit Documents. Each of the Banks and the Issuing Banks agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Bank or Issuing Bank, as the case may be, for purposes of the Credit Documents. Each of the Banks and the Issuing Banks agrees (i) to notify the Agent in writing (including by electronic communication) from time to time of such Bank’s or such Issuing Bank’s, as the case may be, e-mail address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address.
Nothing herein shall prejudice the right of the Agent, any Issuing Bank or any Bank to give any notice or other communication pursuant to any Credit Document in any other manner specified in such Credit Document.

     SECTION 8.3. No Waiver; Remedies. No failure on the part of any Bank, any Issuing Bank or the Agent to exercise, and no delay in exercising, any right under this Agreement or any other Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law.
     SECTION 8.4. Costs and Expenses.
     (a) (i) TWC agrees to pay, within 30 days of receipt by TWC of request therefor, all reasonable out-of-pocket costs and expenses of the Joint Lead Arrangers, the Syndication Agent, the Agent and the Issuing Banks in connection with the syndication, preparation, execution, delivery, administration, modification and amendment of this Agreement, the Letters of Credit, the Notes, or any other Credit Document and the other documents to be delivered under this Agreement, including the reasonable fees and out-of-pocket expenses of Bracewell & Giuliani, LLP, counsel for the Agent, with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement, the Notes and any other Credit Document and the reasonable costs and expenses of the Issuing Banks in connection with any Letter of Credit, and (ii) TWC agrees to pay on demand all costs and expenses, if any (including reasonable counsel fees and out-of-pocket expenses), of the Agent, the Syndication Agent, the Issuing Banks and each Bank in connection with the enforcement (after the occurrence and during the continuance of an Event of Default and whether through negotiations (including formal workouts or restructurings), legal proceedings or otherwise) against any Credit Party of any Credit Document.
     (b) Each Borrower agrees, to the fullest extent permitted by law, to indemnify and hold harmless the Agent, the Syndication Agent, the Issuing Banks, the Joint Lead Arrangers and each Bank and each of their respective affiliates, directors, officers, employees and agents (the “Indemnified Parties”) from and against any and all claims, damages, losses, liabilities, costs, fees and expenses (including reasonable fees and disbursements of counsel) of any kind or nature whatsoever for which any of them may become liable or which may be incurred by or asserted against any of the Indemnified Parties (other than claims and related damages, losses, liabilities, costs, fees and expenses made by one Bank (or its successors or assignees) against another Bank) arising out of, related to or in connection with (i) any Credit Document or any other document or instrument delivered in connection herewith, (ii) any violation by any Credit Party or any Subsidiary of any Credit Party of any Environmental Law or any other law, rule, regulation or order, (iii) any Revolving Credit Advance, any Letter of Credit or the use or proposed use of the proceeds of any Revolving Credit Advance or Letter of Credit, (iv) any of the Commitments, (v) any transaction in which any proceeds of any Letter of Credit or Revolving Credit Advance are applied or (vi) any investigation, litigation or proceeding, whether or not any of the Indemnified Parties is a party thereto, related to or in connection with any of the foregoing or any Credit Document (EXPRESSLY INCLUDING ANY SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, FEE OR EXPENSE ATTRIBUTABLE TO THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH INDEMNIFIED PARTY, BUT EXCLUDING ANY SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, FEE OR EXPENSE SOUGHT TO BE RECOVERED BY ANY INDEMNIFIED PARTY TO THE EXTENT SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, FEE OR EXPENSE IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY OR THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE AFFILIATES, ADVISORS, DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS OF SUCH INDEMNIFIED PARTY). IT IS THE INTENT OF THE PARTIES HERETO THAT EACH INDEMNIFIED

PARTY SHALL, TO THE EXTENT PROVIDED IN THIS SECTION 8.4(b), BE INDEMNIFIED FOR ITS OWN ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE.
     (c) If any payment of principal of, or Conversion of, or purchase pursuant to Section 2.6(c) of, any portion of any Eurodollar Rate Advance owed by any Borrower to any Bank is made other than on the last day of the Interest Period for such Eurodollar Rate Advance, as a result of a payment, prepayment or Conversion pursuant to this Agreement or acceleration of the maturity of the Notes pursuant to Section 6.1 or such purchase or assignment, such Borrower shall, upon demand by such Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank any amounts required to compensate such Bank for any additional losses, costs or expenses that it may reasonably incur as a result of such payment, purchase, assignment or Conversion, including any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Bank to fund or maintain such Eurodollar Rate Advance.
     (d) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in Sections 2.2, 2.6 and 2.8 and this Section 8.4 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.
     SECTION 8.5. Binding Effect; Transfers.
     (a) This Agreement shall become effective when it shall have been executed by the Borrowers, the Agent and the Issuing Banks, and when each Bank listed on the signature pages hereof has delivered an executed counterpart hereof to the Agent, has sent to the Agent a facsimile copy of its signature hereon or of its signature on a signature page hereof or has notified the Agent that such Bank has executed this Agreement and thereafter shall be binding upon and inure to the benefit of the Borrowers, the Agent, the Issuing Banks and each Bank and their respective successors and assigns; provided that the Borrowers shall not have the right to assign any of their rights hereunder or any interest herein without the prior written consent of the Banks and the Issuing Banks. Each Bank may assign to one or more banks, financial institutions or other entities all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Advances owing to such Bank, any Note or Notes held by such Bank, its Letter of Credit Interest and any or all of its Revolving Credit Commitments); provided. that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement and the Notes, (ii) except in the case of an assignment of all of a Bank’s rights and obligations under this Agreement or an assignment to another Bank, the amount of the Revolving Credit Commitment for TWC of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Transfer Agreement with respect to such assignment) shall be in an aggregate amount of $5,000,000 (or such lesser amount as may be consented to by the Agent and the Borrowers) and in an integral multiple of $1,000,000 (unless otherwise consented to by the Agent and the Borrowers), (iii) each such assignment shall be to an Eligible Assignee, (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register maintained by the Agent, a Transfer Agreement and a processing and recordation fee of $3,500 (which fee shall be paid by such Eligible Assignee) and (v) each such assignment of any Revolving Credit Commitment for any Borrower shall be made only if the same percentage of the Revolving Credit Commitments of such assigning Bank for each of the other Borrowers and the same percentage of the LC Participation Percentage of the assigning Bank are simultaneously assigned by the assigning Bank to the same Eligible Assignee pursuant to the same Transfer Agreement. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Transfer Agreement, (x) the assignee thereunder shall be a party hereto as a “Bank” and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Transfer Agreement, have the rights and obligations of a Bank hereunder (including obligations to the Issuing Banks and the

Agent pursuant to Section 7.5) and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Transfer Agreement, relinquish its rights and be released from its obligations under this Agreement, except for rights and obligations which continue after repayment of the Reimbursement Obligations and Revolving Credit Advances or termination of this Agreement pursuant to the express terms of this Agreement (and, in the case of a Transfer Agreement covering all of an assigning Bank’s rights and obligations under this Agreement, such Bank shall cease to be a party hereto, except as to such rights and obligations).
     (b) By executing and delivering a Transfer Agreement, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Transfer Agreement, such assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto or in connection herewith, the perfection, priority, existence, sufficiency or value of any security, guaranty or insurance or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Credit Document or any other instrument or document furnished pursuant hereto or in connection herewith, (ii) such assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or any other Person or the performance or observance by any Borrower or any other Person of any of its respective obligations under the Credit Documents or any other instrument or document furnished pursuant hereto or in connection herewith; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and its own decision to enter into such Transfer Agreement; (iv) such assignee will, independently and without reliance upon the Agent, any Issuing Bank, such assignor or any other Bank and based on such financial statements and such other documents and information as it shall deem appropriate at the time, continue to make its own credit analysis and its own decisions in taking or not taking action under this Agreement, any of the other Credit Documents or any other instrument or document; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to act as Agent on its behalf and to exercise such powers and discretion under this Agreement, any other Credit Document or any other document executed in connection herewith or therewith as are delegated to the Agent by the terms hereof or thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.
     (c) The Agent shall maintain a copy of each Transfer Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of each Bank and each Issuing Bank together with its respective Revolving Credit Commitment for each Borrower, Letter of Credit Commitment, LC Participation Percentage, Letter of Credit Interest and the principal amount of the Revolving Credit Advances owing to each Bank by each Borrower from time to time (the “Register”). The entries in the Register made pursuant to this Section 8.5(c) shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent, the Issuing Banks and the Banks may treat as a Bank or Issuing Bank, as the case may be, each Person whose name is recorded in the Register as a Bank or Issuing Bank, as the case may be, hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower, any Issuing Bank or any Bank at any reasonable time and from time to time upon reasonable prior notice.
     (d) Upon its receipt of a Transfer Agreement executed and completed by an assigning Bank and an assignee representing that it is an Eligible Assignee (and consented to by the Agent, the Issuing Banks and, if required, by TWC), the Agent shall (i) accept such Transfer Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers. If requested by the assigning or assignee Bank, each Borrower after its receipt of such notice, shall, at its own expense, execute and deliver to the Agent, any Notes requested pursuant to Section 2.10(a) (with any Notes being replaced thereby being promptly returned to such Borrower by the holder thereof). Such new Notes shall be dated the effective date of such Transfer Agreement and shall otherwise be in substantially the form of Exhibit G hereto.
     (e) Each Bank or Issuing Bank may sell participations to one or more banks or other entities (other than the Borrowers or any of their Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, the Revolving Credit Advances owing to it, the Notes held by it and its Letter of Credit Interest); provided, that (i) such Bank’s or Issuing Bank’s, as the case may be, obligations under this Agreement shall remain unchanged, (ii) such Bank or Issuing Bank, as the case may be, shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrowers, the Agent, each other Issuing Bank and the other Banks shall continue to deal solely and directly with such Bank or Issuing Bank, as the case may be, in connection with such Bank’s or Issuing Bank’s, as the case may be, rights and obligations under this Agreement, (v) all amounts payable under this Agreement shall be calculated as if such Bank or Issuing Bank, as the case may be, had not sold such participation, and (vi) the terms of any such participation shall not restrict such Bank’s or Issuing Bank’s, as the case may be, ability to consent to any departure by any Borrower herefrom without the approval of the participant, except that the approval of the participant may be required to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Reimbursement Obligations or Revolving Credit Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Reimbursement Obligations or Revolving Credit Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.
     (f) Notwithstanding any other provisions set forth in this Agreement, any Bank or Issuing Bank may at any time create a security interest in all or any portion of its rights under this Agreement (including its Letter of Credit Interest) or any of its Notes in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board without notice to or consent of the Borrowers, the Issuing Banks or the Agent. Furthermore, any Bank or Issuing Bank may assign, as collateral or otherwise, any of its rights (including rights to payments of principal of and/or interest on its Letter of Credit Interest or Revolving Credit Advances made by such Bank) under this Agreement, its Notes or any of its Letter of Credit Interest to any Federal Reserve Bank without notice to or consent of any Borrower, the Issuing Banks or the Agent.
     (g) Notwithstanding anything to the contrary contained herein, any Bank or Issuing Bank (a “Designating Bank”) with the consent of the Agent (and; if no Event of Default has occurred and is continuing, the Borrowers) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Designating Bank to the Agent and the Borrowers, the option to fund all or any part of any payment to any Issuing Bank or Revolving Credit Advance which the Designating Bank has agreed to make; provided that no Designating Bank shall have granted at any one time such option to more than one SPC; and provided further that (i) such Designating Bank’s obligations under this Agreement shall remain unchanged, (ii) such Designating Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrowers, the Issuing Banks, the Agent and the other Banks shall continue to deal solely and directly with such Designating Bank in connection with such Designating Bank’s rights and obligations under this Agreement, (iv) any such option granted to an SPC shall not constitute a commitment by such SPC to fund any drawing under a Letter of Credit or to fund any Revolving Credit Advance, and (v) neither the grant nor the exercise of such option to an SPC shall increase the costs or expenses or otherwise increase or change the obligations of a Borrower under this Agreement (including its obligations under Section 2.6). The issuance of a

Letter of Credit or the making of a Revolving Credit Advance by an SPC hereunder shall utilize the Commitment of the Designating Bank to the same extent, and as if, such Revolving Credit Advance were made by or such Letter of Credit were issued by such Designating Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement to the extent that any such indemnity or similar payment obligations shall have been paid by its Designating Bank. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States. In addition, notwithstanding anything to the contrary contained in this Section 8.5, an SPC may not assign its interest in any Letter of Credit Interests or Revolving Credit Advance except that, with notice to, but without the prior written consent of, the Borrowers and the Agent and without paying any processing fee therefor, such SPC may assign all or a portion of its interests in any Letter of Credit Interests or Revolving Credit Advance to the Designating Bank or to any financial institutions (consented to by the Borrowers, Issuing Banks and Agent), providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Letter of Credit Interests or Revolving Credit Advance. Each Designating Bank shall serve as the agent of its SPC and shall on behalf of its SPC: (i) receive any and all payments made for the benefit of such SPC and (ii) give and receive all communications and notices, and vote, approve or consent hereunder, and take all actions hereunder, including votes, approvals, waivers, consents and amendments under or relating to this Agreement, the Notes and the other Credit Documents. Any such notice, communication, vote, approval, waiver, consent or amendment shall be signed by the Designating Bank for the SPC and need not be signed by such SPC on its own behalf. The Borrowers, the Issuing Banks, the Agent and the Banks may rely thereon without any requirement that the SPC sign or acknowledge the same or that notice be delivered to the Borrowers or the SPC. This Section 8.5(g) may not be amended without the written consent of any SPC, which shall have been identified to the Agent and the Borrowers.
     SECTION 8.6. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.
     SECTION 8.7. Interest. It is the intention of the parties hereto that the Agent, each Issuing Bank and each Bank shall conform strictly to usury laws applicable to it, if any. Accordingly, if the transactions with the Agent, any Issuing Bank or any Bank contemplated hereby would be usurious under applicable law, then, in that event, notwithstanding anything to the contrary in this Agreement, any Credit Document or any other agreement entered into in connection with or as security for this Agreement or any other Credit Document, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received by the Agent, such Issuing Bank or such Bank, as the case may be, under this Agreement or any other Credit Document or under any other agreement entered into in connection with or as security for this Agreement, the Notes or the other Credit Documents shall under no circumstances exceed the maximum amount allowed by such applicable law and any excess shall be canceled automatically and, if theretofore paid, shall at the option of the Agent, such Issuing Bank or such Bank, as the case may be, be credited by the Agent, such Issuing Bank or such Bank, as the case may be, on the principal amount of the obligations owed to the Agent, such Issuing Bank or such Bank, as the case may be, by the applicable Borrower or refunded by the Agent, such Issuing Bank or such Bank, as the case may be, to the applicable Borrower, and (ii) in the event that the maturity of any obligation payable to the Agent, such Issuing Bank or such Bank, as the case may be, is accelerated or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to the Agent, such Issuing Bank or such Bank, as the case may be, may never include more than the maximum amount allowed by such applicable law and excess interest, if any, to the Agent, such Issuing Bank or such Bank, as the case may be, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall, at the option of the Agent, such Issuing Bank or such Bank, as the case may be, be credited by the Agent, such Issuing Bank or such Bank, as the case may be, on the principal amount of the obligations owed to the Agent, such Issuing Bank or such Bank, as the case may be, by the applicable Borrower or refunded by the Agent, such Issuing Bank or such Bank, as the case may be, to the applicable Borrower.
     SECTION 8.8. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of a counterpart of a signature page hereof by telecopier shall be as effective as delivery of an original executed counterpart hereof.
     SECTION 8.9. Survival of Agreements, Representations and Warranties, Etc. All warranties, representations and covenants made by any Borrower or any Authorized Officer of any Borrower herein or in any certificate or other document delivered in connection with this Agreement shall be considered to have been relied upon by the Banks and the Issuing Banks and shall survive the issuance of any Letters of Credit and the issuance and delivery of the Notes (if any) and the making of Revolving Credit Advances regardless of any investigation.
     SECTION 8.10. Confidentiality. Each Bank agrees that it will not disclose without the prior consent of TWC (other than to employees, auditors, accountants, counsel or other professional advisors of the Agent, any Issuing Bank or any Bank) any information with respect to the Borrowers, which is furnished pursuant to this Agreement; provided that any Bank and any Issuing Bank may disclose any such information (1) as has become generally available to the public, (2) as may be required or appropriate in any report, statement or testimony submitted to or required by any regulatory body having or claiming to have jurisdiction over such Bank or Issuing Bank or submitted to or required by the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (3) as may be required or appropriate in response to any summons or subpoena in connection with any litigation, (4) in order to comply with any law, order, regulation or ruling applicable to such Bank or Issuing Bank, (5) to the prospective transferee or grantee in connection with any contemplated transfer of any of the Commitments, Letter of Credit Interests or Revolving Credit Advances or any interest therein by such Bank or Issuing Bank or the grant of an option to an SPC to fund any drawing under a Letter of Credit or Revolving Credit Advance; provided that such prospective transferee executes an agreement with or for the benefit of the Borrowers containing provisions substantially identical to those contained in this Section 8.10; and provided further that if the contemplated transfer is a grant of an option to fund a drawing under a Letter of Credit or Revolving Credit Advance to an SPC pursuant to Section 8.5(g), such SPC may disclose, if prior notice of the delivery thereof is given to the Borrowers, such information as may be required by law or regulation to be delivered, (6) in connection with the exercise of any remedy by such Bank or Issuing Bank following an Event of Default, (7) in connection with any litigation involving such Bank pertaining to this Agreement, any of the Notes or any of the other Credit Documents or any other document delivered in connection herewith, (8) to any Bank, any Issuing Bank or the Agent or (9) to any affiliate of any Bank; provided that such affiliate has agreed with or for the benefit of the Borrowers to be bound by provisions substantially identical to those contained in this Section 8.10.
     SECTION 8.11. Waiver of Jury Trial. THE BORROWERS, THE AGENT, THE ISSUING BANKS AND THE BANKS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF TEE NOTES, ANY LETTER OF CREDIT, ANY OTHER CREDIT DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 8.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Credit Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     SECTION 8.13. Forum Selection and Consent to Jurisdiction: Damages. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY CREDIT DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE BANKS, ANY ISSUING BANK OR THE BORROWERS IN CONNECTION HEREWITH OR THEREWITH MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY SECURITY MAY BE BROUGHT, AT THE AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH SECURITY MAY BE FOUND. THE BORROWERS IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT TEE ADDRESS FOR NOTICES SPECIFIED IN ACCORDANCE WITH SECTION 8.2. THE BORROWERS HEREBY EXPRESSLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH BORROWER HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE CREDIT DOCUMENTS. EACH OF THE BORROWERS, THE AGENT, THE ISSUING BANKS AND THE BANKS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY ACTION OR PROCEEDING REFERRED TO IN THIS SECTION 8.13 ANY EXEMPLARY, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES, PROVIDED THAT NOTHING HEREIN SHALL CONSTITUTE A WAIVER BY THE AGENT, ANY ISSUING BANK OR ANY BANK OF ANY RIGHT TO RECEIVE FULL PAYMENT OF ALL OBLIGATIONS. TWC HEREBY AGREES TO SERVE AS AGENT FOR SERVICE OF PROCESS ON BEHALF OF EACH OTHER CREDIT PARTY IN CONNECTION WITH THE CREDIT DOCUMENTS AND TBE OBLIGATIONS.
     SECTION 8.14. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) either, as to any Borrower, (a) the Revolving Credit Advances owed by such Borrower having become due and payable in accordance with the terms hereof or (b) the making of the request or the granting of the consent specified by Section 6.1. to authorize the Agent to declare the Revolving Credit Advances owed by such Borrower due and payable pursuant to the provisions of Section 6.1, each Bank and each Issuing Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank or such Issuing Bank, as the case may be, to or for the credit or the account of such Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement and the other Credit Documents, irrespective of whether or not such Bank or such Issuing Bank, as the case may be, shall have made any demand under this Agreement or any other Credit Document and although such obligations may be unmatured. Each Bank or Issuing Bank, as the case may be, agrees promptly to notify such Borrower after such set-off and application made by such Bank or such Issuing Bank, as the case may be, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank and each Issuing Bank under this Section are in addition to other rights and remedies (including other rights of set-off) which such Bank or such Issuing Bank, as the case may be, may have.
     SECTION 8.15. Termination of Security Documents and Pipeline Holdco Guaranty. If (i) the senior unsecured long-term debt of TWC is rated (a) BBB- or higher by S&P or Baa3 or higher by Moody’s, (b) no lower than BB+ by S&P and (c) no lower than Ba1 by Moody’s, (ii) no Default or Event of Default has occurred and is continuing, and (iii) the Agent has received (1) a notice from Pipeline Holdco requesting that the Security Documents and the Pipeline Holdco Guaranty be terminated, (2) a certificate of TWC certifying, as of the date thereof, the ratings by both S&P and Moody’s of such debt and that no Default or Event of Default has occurred and is continuing, (3) such other documentation confirming the foregoing that the Agent may reasonably request, then the Security Documents and the Pipeline Holdco Guaranty shall terminate on the date (the “Pipeline Holdco Release Date”) that is 5 Business Days following the Agent’s receipt of all such items. With reasonable promptness following such termination, the Agent will, at the expense of TWC, execute and deliver (A) to Pipeline Holdco such documents as Pipeline Holdco may reasonably request to evidence such termination and (B) to the pledgor of any promissory note delivered to the Agent pursuant to Section 5.2(m), such documents as such pledgor may reasonably request to evidence such termination and any such promissory note as may then be in the Agent’s possession against the contemporaneous receipt by the Agent of a written receipt therefor in a reasonable form provided by the Agent.
     SECTION 8.16. Termination of 2005 Credit Agreement. The “Revolving Credit Commitments” and “Letter of Credit Commitments” (as those terms are defined in the 2005 Credit Agreement) are hereby terminated as of the date hereof. This Section 8.16 shall constitute each Borrower’s notice of such termination under Section 2.4 of the 2005 Credit Agreement and each Borrower’s agreement that, on and after the date hereof, it has no further right to borrow under, or request the issuance of any “Letter of Credit” (as defined in the 2005 Credit Agreement) under, the 2005 Credit Agreement: Each Bank that is a “Bank” (as defined in the 2005 Credit Agreement) and each Issuing Bank that is an “Issuing Bank” (as defined in the 2005 Credit Agreement) hereby (i) waive any requirement that such notice be given at least three “Business Days” (as defined in the 2005 Credit Agreement) prior to such termination, (ii) consent to the release of all security and guaranties created or existing under the 2005 Credit Agreement, and (iii) authorize the “Collateral Agent” (as defined in the 2005 Credit Agreement) to execute all terminations, releases and documents in connection therewith and deliver the “Collateral” (as defined in the 2005 Credit Agreement) to TWC or any of its Subsidiaries.
[Remainder of page intentionally left blank — signature pages follow]

     IN WITNESS WHEREOF, the patties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
BORROWERS:

THE WILLIAMS COMPANIES, INC.
By:	/s/ Rodney J. Sailor
	Name:	Rodney J. Sailor
	Title:	Vice President & Treasurer

WILLIAMS PARTNERS L.P. By: Williams Partners GP LLC, its general partner

By:	/s/ Rodney J. Sailor
	Name:	Rodney J. Sailor
	Title:	Treasurer

NORTHWEST PIPELINE CORPORATION
By:	/s/ Rodney J. Sailor
	Name:	Rodney J. Sailor
	Title:	Assistant Treasurer

TRANSCONTINENTAL GAS PIPE LINE CORPORATION
By:	/s/ Rodney J. Sailor
	Name:	Rodney J. Sailor
	Title:	Assistant Treasurer

Signature Page to the Credit Agreement

AGENT:

CITIBANK, N.A., as Agent
By:	/s/ [ILLEGIBLE]
Authorized Officer

ISSUING BANKS:

CITIBANK, N.A., as Issuing Bank
By:	/s/ [ILLEGIBLE]
Authorized Officer

BANK OF AMERICA, NATIONAL ASSOCIATION, as Issuing Bank
By:	/s/ Claire M. Liu
Authorized Officer CLAIRE M. LIU
Senior Vice President

JPMORGAN CHASE BANK, N.A., as Issuing Bank
By:	/s/ [ILLEGIBLE]
Authorized Officer

Signature Page to the Williams Credit Agreement

BANKS:

CITIBANK, N.A.
By:	/s/ [ILLEGIBLE]
Authorized Officer

BANK OF AMERICA, NATIONAL ASSOCIATION
By:	/s/ Claire M. Liu
Authorized Officer
CLAIRE M. LIU Senior Vice President

JPMORGAN CHASE BANK, N.A.
By:	/s/ [ILLEGIBLE]
Authorized Officer

THE BANK OF NOVA SCOTIA
By:	/s/ Vicki Gibson
Authorized Officer
Vicki Gibson, Assistant Agent

THE ROYAL BANK OF SCOTLAND PLC
By:	/s/ Patricia Dundee
Authorized Officer
Patricia Dundee
Managing Director

ABN AMRO BANK N.V.
By:	/s/ James L. Moyes
Authorized Officer: James L. Moyes
	Title:	Managing Director

BANK OF OKLAHOMA, NA
By:	/s/ Robert D. Mattax
Authorized Officer
Robert D. Mattax, Senior Vice President

Signature Page to the Williams Credit Agreement

BARCLAYS BANK PLC
By:	/s/ Alison McGuigan
Authorized Officer - Alison McGuigan - Associate Director

BAYERISCHE LANDESBANK, Cayman Islands Branch

By:	/s/ Stephen Christenson
Authorized Officer
Stephen Christenson
First Vice President

By:	/s/ Norman McClave
Authorized Officer
Norman McClave
First Vice President
BNP PARIBAS

By:	/s/ Larry Robinson		/s/ Mark Cox
	Authorized Officer Larry Robinson Director		Authorized Officer Mark Cox Director

CALYON NEW YORK BRANCH		CALYON NEW YORK BRANCH

By:	/s/ Darrell Stanley	By:	/s/ Michael Willis
	Authorized Officer Darrell Stanley		Authorized Officer Michael Willis

LEHMAN COMMERCIAL PAPER INC.
By:	/s/ Frank P. Turner
Authorized Officer
Frank P. Turner
Vice President

MERRILL LYNCH CAPITAL CORPORATION
By:	/s/ Carol J.E. Feeley
Authorized Officer - Carol J.E. Feeley
Vice President

MIZUHO CORPORATE BANK, LTD.
By:	/s/ Raymond Ventura
Authorized Officer
Raymond Ventura
Deputy General Manager

Signature Page to the Williams Credit Agreement

NATEXIS BANQUE POPULAIRES
By:	/s/ Daniel Payer
Authorized Officer
Daniel Payer
Vice President

By:	/s/ Louis P. Laville
Authorized Officer
Louis P. Laville, III
Vice President & Group Manager

REGIONS BANK
By:	/s/ [ILLEGIBLE]
Authorized Officer

ROYAL BANK OF CANADA
By:	/s/ [ILLEGIBLE]
Authorized Officer

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., HOUSTON AGENCY

By:	/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]
	Authorized Officer		Authorized Officer

TORONTO DOMINION (TEXAS) LLC
By:	/s/ Jim Bridwell
Authorized Agent
Jim Bridwell

WACHOVIA BANK, N.A.
By:	/s/ [ILLEGIBLE]
Authorized Officer

WESTLB AG, NEW YORK BRANCH
By:	/s/ Edward Bankole
Authorized Officer
Edward Bankole Mananging Director

By:	/s/ Dee Dee Sklar
Authorized Officer
DEE DEE SKLAR MANAGING DIRECTOR

WACHOVIA BANK, N.A.
By:	/s/ Jay Buckman
Authorized Officer - Jay Buckman, Vice President

Signature Page to the Williams Credit Agreement

SCHEDULE I
ADDRESSES AND APPLICABLE LENDING OFFICES

Name of Issuing Bank	Address for Notices
Citibank, N.A.	Citibank, N.A.
2 Penns Way, Suite 200
New Castle, Delaware 19720
Telecopier: (302) 894-6120
Attn: The William Companies, Inc.
Account Officer

Email address:
oploanswebadmin@citigroup.com

with copies to:

Citicorp North America, Inc.
333 Clay Street, Suite 3700
Houston, Texas 77002
Telecopier: (713) 481-0247
Attn: The Williams Companies, Inc.
Account Officer

Bank of America,	Bank of America, National Association
National Association
901 Main Street, 14th Floor
Dallas, Texas 75202
Telecopier: (214) 290-9425
Telephone: (214) 209-2154
Attn: Tracy F. Mackie
Email address:
tracy.f.mackie@bankofamerica.com

with copies to:

Bank of America, National Association
Bank of America Center
700 Louisiana, 8th Floor
Houston, Texas 77002
Telecopier: (713) 247-7286
Telephone: (713) 247-7268
Attn: Phyllis Tennard
Email address:
Phyllis.tennard@bankofamerica.com

JPMorgan Chase Bank. N.A.	JPMorgan Chase Bank, N.A.
270 Park Avenue, 21st Floor
New York, New York 10017
Telecopier: (212) 270-3897
Telephone: (212) 270-4676
Attn: Peter Ling

Name of Bank	Domestic and Eurodollar Lending Offices	Address for Notices
Citibank, N.A.	Citibank, N.A.	Citibank, N.A.
	399 Park Avenue	2 Penns Way, Suite 200
	New York New York 10043	New Castle, Delaware 19720
Telecopier: (302) 894-6120

Attn: The Williams Companies, Inc.
Account Officer

Email address:
oploanswebadmin@citigroup.com

with copies to:

Citicorp North America, Inc.
333 Clay Street, Suite 3700
Houston, Texas 77002
Telecopier: (713) 481-0247
Attn: The Williams Companies, Inc.
Account Officer

Bank of America,	Bank of America, National Association	Bank of America, National Association
National Association	901 Main Street, 14th Floor	901 Main Street, 14th Floor
	Dallas, Texas 75202	Dallas, Texas 75202
	Telecopier: (214) 290-9425	Telecopier: (214) 290-9425
	Telephone: (214) 209-2154	Telephone: (214) 209-2154
	Attn: Tracy F. Mackie	Attn: Tracy F. Mackie
	Email address:	Email address:
	tracy.f.mackie@bankofamerica.com	tracy.f.mackie@bankofamerica.com

	with copies to:	with copies to:

	Bank of America, National Association	Bank of America, National Association
	Bank of America Center	Bank of America Center
	700 Louisiana, 8th Floor	700 Louisiana, 8th Floor
	Houston, Texas 77002	Houston, Texas 77002
	Telecopier: (713) 247-7286	Telecopier: (713) 247-7286
	Telephone: (713) 247-7235	Telephone: (713) 247-7235
	Attn: Claire Liu	Attn: Claire Liu

The Bank of Nova	The Bank of Nova Scotia	The Bank of Nova Scotia
Scotia	Atlanta Agency	Atlanta Agency
	Suite 2700, 600 Peachtree Street N.E.	Suite 2700, 600 Peachtree Street N.E.
	Atlanta, Georgia 30308	Atlanta, Georgia 30308
	Telecopier: (404) 888-8998	Telecopier: (404) 888-8998
	Telephone: (404) 877-1552	Telephone: (404) 877-1552
	Attn: Phyllis Walker	Attn: Phyllis Walker

	with a copy to:	with a copy to:

	1100 Louisiana, Suite 3000	1100 Louisiana, Suite 3000
	Houston, Texas 77002	Houston, Texas 77002
	Telecopier: (713) 752-2425	Telecopier: (713) 752-2425
	Telephone: (713) 759-3435	Telephone: (713) 759-3435
	Attn: Joe Lattanzi	Attn: Joe Lattanzi

Name of Bank	Domestic and Eurodollar Lending Offices	Address for Notices
JPMorgan Chase	JPMorgan Chase Bank, N.A.	JPMorgan Chase Bank, N.A.
Bank, N.A.	270 Park Avenue, 21st Floor	270 Park Avenue, 2lst,Floor
	New York, New York 10017	NewYork, NewYork 10017
	Telecopier: (212) 270-3897	Telecopier: (212) 270-3897
	Telephone: (212) 270-4676	Telephone: (212) 270-4676
	Attn: Peter Ling	Attn: Peter Ling

Lehman Commercial	Lehman Commercial Paper Inc.	Lehman Commercial Paper Inc.
Paper Inc.	745 Seventh Avenue, 7th Floor	745 Seventh Avenue, 7th Floor
	New York, New York 10019	New York, New York 10019
	Telecopier: (646) 758-4617	Telecopier: (646) 758-4617
	Telephone: (212) 526-7150	Telephone: (212) 526-7150
	Attn: Craig Malloy	Attn: Craig Malloy
	Email address: CMalloy@lehman.com	Email address: CMalloy@lehman.com

	with a copy to:	with a copy to:

	LPG Loans	LPG Loans
	745 7th Avenue, 7th Floor	745 7th Avenue, 7th Floor
	New York, NY 10019	New York, NY 10019
	Telecopier: (646) 758-4665	Telecopier: (646) 758-4665
	Telephone: (212) 526-7217	Telephone: (212) 526-7217
	Email: lpgloans@lehman.com	Email: lpgloans@lehman.com

The Royal Bank of	The Royal Bank of Scotland plc	The Royal Bank of Scotland plc
Scotland plc	New York Branch	New York Branch
	101 Park Avenue, 6th Floor	101 Park Avenue, 6th Floor
	New York, New York 10178	New York, New York 10178
Attn: Julie Strelchenko
Telecopier: (212) 401-1404
Telephone: (212) 401-1406

ABN AMRO Bank	ABN AMRO Bank N.V.	ABN AMRO Bank N.V.
N.V.	540 West Madison Street, Suite 2621	540 West Madison Street, Suite 2621
	Chicago, IL 60661	Chicago, IL 60661
	Attn: Credit Administration	Attn: Credit Administration
	Telecopier: (312) 992-5111	Telecopier: (312) 992-5111
	Email: melanie.dziobas@abnamro.com	Email: melanie.dziobas@abnamro.com

	with a copy to:	with a copy to:

	ABN AMRO Bank N.V.	ABN AMRO Bank N.V.
	4400 Post Oak Parkway	4400 Post Oak Parkway
	Suite 1500	Suite 1500
	Houston, TX 77027	Houston, TX 77027
	Attn: Todd Vaubel	Attn: Todd Vaubel
	Telecopier: (832) 681-7141	Telecopier: (832) 681-7141
	Email: todd.vaubel@abnamro.com	Email: todd.vaubel@abnamro.com

Name of Bank	Domestic and Eurodollar Lending Offices	Address for Notices
Bank of Oklahoma,	Bank of Oklahoma, NA	Bank of Oklahoma, NA
NA	PO Box 2300	PO Box 2300
	Bank of OK Tower - 8SW	Bank of OK Tower - 8SW
	One Williams Center	One Williams Center
	Tulsa, Oklahoma 74192	Tulsa, Oklahoma 74192
	Attn: Robert Mattax	Attn: Robert Mattax
	Telecopier: (918) 295-0400	Telecopier: (918) 295-0400
	Telephone: (918) 588-6217	Telephone: (918) 588-6217

Barclays Bank PLC	Barclays Bank PLC	Barclays Bank PLC
	200 Park Avenue, 4th Floor	200 Park Avenue, 4th Floor
	New York, New York 10166	New York, New York 10166
	Telecopier: (212) 412-7600	Telecopier: (212) 412-7600
	Telephone: (212) 412-4029	Telephone: (212) 412-4029
	Attn: Nicholas Bell	Attn: Nicholas Bell

Bayerische	Bayerische Landesbank	Bayerische Landesbank
Landesbank	560 Lexington Avenue	560 Lexington Avenue
	New York, New York 10022	New York, New York 10022
	Attn: Patricia Sanchez	Attn: Patricia Sanchez
	Telecopier: (212) 310-9930	Telecopier: (212) 310-9930
	Telephone: (212) 310-9810	Telephone: (212) 310-9810
	Email: psanchez@bayernlbny.com	Email: psanchez@bayernlbny.com

BNP Paribas	BNP Paribas	BNP Paribas
	919 Third Avenue	919 Third Avenue
	New York, New York 10022	New York, New York 10022
	Attn: Cory Lantin	Attn: Cory Lantin
	Telecopier: (212) 841-2683	Telecopier: (212) 841-2683
	Telephone: (212) 471-6331	Telephone: (212) 471-6331

Calyon New York	Calyon New York Branch	Calyon New York Branch
Branch	1301 Avenue of the Americas	1301 Avenue of the Americas
	New York, New York 10019	New York, New York 10019
	Telecopier: (917) 849-5440	Telecopier: (917) 849-5440
	Telephone: (212) 261-7411	Telephone: (212) 261-7411
	Attn: Gener David	Attn: Gener David
	Email: gener.david@us.calyon.com	Email: gener.david@us.calyon.com

With a copy to:

Calyon New York Branch
1301 Travis Suite 2100
Houston, TX 77002
Telecopier: (713) 890-8668
Telephone: (713) 890-8602
Attn: Darrell Stanley
Email: Darrell.Stanley@us.calyon.com

Name of Bank	Domestic and Eurodollar Lending Offices	Address for Notices
Merrill Lynch Capital	Merrill Lynch Capital Corporation	Merrill Lynch Capital Corporation
Corporation	4 World Financial Center, 7th Floor	4 World Financial Center, 7th Floor
	New York, New York 10080	New York, New York 10080
	Attn: Carol Seely	Attn: Carol Seely
	Telecopier: (212) 738-1649	Telecopier: (212) 738-1649
	Telephone: (212) 449-8414	Telephone: (212) 449-8414

Mizuho Corporate	Mizuho Corporate Bank, Ltd.	Mizuho Corporate Bank, Ltd.
Bank, Ltd.	1251 Avenue of the Americas	1251 Avenue of the Americas
	New York, NY 10020-1104	New York, NY 10020-1104
	Attn: Wayne Gray	Attn. Wayne Gray
	Telecopier: (212) 282-4488	Telecopier: (212) 282 4488
	Telephone: (212) 282-4434	Telephone: (212) 282 4434
	Email: wayne.gray@mizuhocbus.com	Email wayne.gray@mizuhocbus.com

Natexis Banque	Natexis Banque Populaires	Natexis Banque Populaires
Populaires	Houston Representative Office	Houston Representative Office
	333 Clay Street, Suite 4340	333 Clay Street, Suite 4340
	Houston, TX 77002	Houston, TX 77002
	Attn: Tanya McAllister	Attn: Tanya McAllister
	Associate	Associate
	Telecopier: (713) 571-6165	Telecopier: (713) 571-6165
	Telephone: (713) 759-9409	Telephone: (713) 759-9409
	Email: tanya.mcallister@nyc.nxbp.com	Email: tanya.mcallister@nyc.nxbp.com

Regions Bank	Regions Bank	Regions Bank
	417 20th Street North	999 N Shepherd
	Birmingham, AL 35203	Houston, TX 77008
	Attn: Mark Burr	Attn: Amy Arvey Schroeder
	Telecopier: (205) 326-7788	Telecopier: (713) 867-7439
	Telephone: (205) 326-7679	Telephone: (713) 868-0162
	Email: mark.burr@regions.com	Email Amy.schroeder@regions.com

Royal Bank of Canada	Royal Bank of Canada	Royal Bank of Canada
	New York Branch	Attention: Compton Singh
	One Liberty Plaza, 3rd Floor	New York Branch
	New York, NY 10006-1404	One Liberty Plaza, 3rd Floor
	Attn: Compton Singh	New York, NY 10006-1404
	Telecopier: (212) 428-2372	Telecopier: (212) 428-2372
	Telephone: (212) 428-6332	Telephone: (212) 428-6332

with a copy to:

Royal Bank of Canada
Attention: Linda Stephens
3900 Williams Tower
2800 Post Oak Blvd.
Houston, TX 77056
Telecopier: (713) 403-5624
Telephone: (713) 403-5669

Name of Bank	Domestic and Eurodollar Lending Offices	Address for Notices
The Bank of Tokyo-	The Bank of Tokyo-Mitsubishi UFJ,	The Bank of Tokyo-Mitsubishi UFJ,
Mitsubishi UFJ, Ltd.,	Ltd., Houston Agency	Ltd., Houston Agency
Houston Agency	1100 Louisiana Street, Suite 2800	1100 Louisiana Street, Suite 2800
	Houston, Texas 77002	Houston, Texas 77002
	Telecopier: (713) 658-0116	Telecopier: (713) 658-0116
	Telephone: (713) 655-3869	Telephone: (713) 655-3869
	Attn: John McIntyre	Attn: John McIntyre

Toronto Dominion	Toronto Dominion (Texas) LLC	Toronto Dominion (Texas) LLC
(Texas) LLC	31 West 52nd Street, 22nd Floor	77 King Street West, RTT18
	New York, New York, 10019	Toronto, Ontario M5K 1A2
Attn: Hughroy Enniss
Telecopier: (416) 983-1708
Telephone: (416) 307-0497
Email:
Hughroy.enniss@tdsecurities.com

WestLB AG, New	WestLB AG, New York Branch	WestLB AG, New York Branch
York Branch	1211 Avenue of the Americas	1211 Avenue of the Americas
	New York, New York 10036	New York, New York 10036
	Attn: Rodney Hyman	Attn: Rodney Hyman
	Telecopier: (212) 302-7946	Telecopier: (212) 302-7946
	Telephone: (212) 597-1393	Telephone: (212) 597-1393
	Email: rodney_hyman@westlb.com	Email: rodney_hyman@westlb.com

Wachovia Bank, N.A.	Wachovia Bank, N.A.	Wachovia Bank, N.A.
	301 South College St.	171 17th Street NW
	TW-15 NC5562	100 Building 3rd Floor GA 4523
	Charlotte, NC 28288	Atlanta, GA 30363
Attn: Paul Pritchett
Telecopier: (404) 214-3751
Telephone: (404) 214-1433
Email: Paul.Pritchett@wachovia.com

SCHEDULE II
BORROWERS’ INFORMATION

Name of Borrowers	Address for Notices
The Williams Companies, Inc.	The Williams Companies, Inc.
One Williams Center, Suite 5000
Tulsa, Oklahoma 74172
Attention: Assistant Treasurer
Telecopier: (918) 573-2065
Telephone: (918) 573-2148

with a copy to:

The Williams Companies, Inc.
One Williams Center, Suite 5000
Tulsa, Oklahoma 74172
Attention: Associate General Counsel — Corporate
Telecopier: (918) 573-4503
Telephone: (918) 573-2613

Williams Partners L.P.	Williams Partners L.P.
One Williams Center, Suite 5000
Tulsa, Oklahoma 74172
Attention: Assistant Treasurer
Telecopier: (918) 573-2065
Telephone: (918) 573-2148

with a copy to:

Williams Partners GP LLC
One Williams Center, Suite 5000
Tulsa, Oklahoma 74172
Attention: General Counsel
Telecopier: (918) 573-4503
Telephone: (918) 573-2613

Northwest Pipeline Corporation	Northwest Pipeline Corporation
2800 Post Oak Blvd.
Houston, TX 77056
Attention: Vice President Finance
Telecopier: (713) 215-4269
Telephone: (713) 215-2353

with copies to:

The Williams Companies, Inc.
One Williams Center, Suite 5000
Tulsa, Oklahoma 74172
Attention: Assistant Treasurer
Telecopier: (918) 573-2065
Telephone: (918) 573-2148

The Williams Companies, Inc.
One Williams Center, Suite 5000
Tulsa, Oklahoma 74172
Attention: Associate General Counsel — Corporate
Telecopier: (918) 573-4503
Telephone: (918) 573-2613

Transcontinental Gas Pipe Line Corporation	Transcontinental Gas Pipe Line Corporation
2800 Post Oak Blvd.
Houston, TX 77056
Attention: Vice President Finance
Telecopier: (713) 215-4269
Telephone: (713) 215-2353

with copies to:

The Williams Companies, Inc.
One Williams Center, Suite 5000
Tulsa, Oklahoma 74172
Attention: Assistant Treasurer
Telecopier: (918) 573-2065
Telephone: (918) 573-2148

The Williams Companies, Inc.
One Williams Center, Suite 5000
Tulsa, Oklahoma 74172
Attention: Associate General Counsel — Corporate
Telecopier: (918) 573-4503
Telephone: (918) 573-2613

SCHEDULE III
COMMITMENTS
as of May 1, 2006
Part A. Revolving Credit Commitments

		Revolving			LC
	Revolving Credit	Credit	Revolving Credit	Revolving Credit	Participation
	Commitment ($) for	Commitment ($)	Commitment ($) for	Commitment ($)	Percentage
Banks	TWC	for MLP	NWP	for TGPL	(%)

Citibank, N.A.	$110,000,000	$5,500,000	$29,333,336	$29,333,336	7.333334%
Bank of America, National Association	$110,000,000	$5,500,000	$29,333,332	$29,333,332	7.333333%
Bank of Nova Scotia	$110,000,000	$5,500,000	$29,333,332	$29,333,332	7.333333%
The Royal Bank of Scotland plc	$110,000,000	$5,500,000	$29,333,332	$29,333,332	7.333333%
JPMorgan Chase Bank, N.A.	$95,000,000	$4,750,000	$25,333,332	$25,333,332	6.333333%
Calyon New York Branch	$95,000,000	$4,750,000	$25,333,332	$25,333,332	6.333333%
Merrill Lynch Capital Corporation	$95,000,000	$4,750,000	$25,333,332	$25,333,332	6.333333%
Wachovia Bank, N.A.	$95,000,000	$4,750,000	$25,333,332	$25,333,332	6.333333%
BNP Paribas	$95,000,000	$4,750,000	$25,333,332	$25,333,332	6.333333%
Lehman Commercial Paper Inc.	$70,000,000	$3,500,000	$18,666,668	$18,666,668	4.666667%
Toronto Dominion (Texas) LLC	$70,000,000	$3,500,000	$18,666,668	$18,666,668	4.666667%
ABN Amro Bank N.V.	$70,000,000	$3,500,000	$18,666,668	$18,666,668	4.666667%
Bayerische Landesbank	$70,000,000	$3,500,000	$18,666,668	$18,666,668	4.666667%
Royal Bank of Canada	$50,000,000	$2,500,000	$13,333,332	$13,333,332	3.333333%
Barclays Bank PLC	$50,000,000	$2,500,000	$13,333,332	$13,333,332	3.333333%
Bank of Oklahoma, NA	$50,000,000	$2,500,000	$13,333,332	$13,333,332	3.333333%
WestLB AG, New York Branch	$40,000,000	$2,000,000	$10,666,668	$10,666,668	2.666667%
Mizuho Corporate Bank, Ltd.	$40,000,000	$2,000,000	$10,666,668	$10,666,668	2.666667%
The Bank of Tokyo-Mitsubishi UFJ, Ltd., Houston Agency	$25,000,000	$1,250,000	$6,666,668	$6,666,668	1.666667%
Natexis Banque Populaires	$25,000,000	$1,250,000	$6,666,668	$6,666,668	1.666667%
Regions Bank	$25,000,000	$1,250,000	$6,666,668	$6,666,668	1.666667%

Total	$1,500,000,000	$75,000,000	$400,000,000	$400,000,000	100.0000%

Part B. Letter of Credit Commitments

Issuing Bank	Letter of Credit Commitment
Citibank, N.A.	$500,000,000
Bank of America, National association	$500,000,000
JPMorgan Chase Bank, N.A.	$500,000,000

Total	$1,500,000,000

SCHEDULE IV
Applicable Commitment Fee and Applicable Margins
     Pricing is based upon the lower rating from S&P and Moody’s with respect to the relevant Borrower’s senior unsecured long-term debt; provided that if a Borrower’s rating is BB- or higher from S&P and Ba3 or higher from Moody’s and there is a split between the two ratings, the pricing for such Borrower will be based on (i) if the split is one subgrade, the higher rating and (ii) if the split is more than one subgrade, the rating level that is one subgrade below the higher rating. Each Borrower’s pricing is based on its own ratings, except, in the case of MLP, as set forth in the proviso in the definition of Applicable Margin.

	Level I	Level II	Level III	Level IV	Level V	Level VI	Level VII
	BBB-						B-/B3 or
	/Baa3 or						Lower or
	Higher	BB+/Ba1	BB/Ba2	BB-/Ba3	B+/B1	B/B2	Unrated
Applicable Commitment Fee Rate:	15.0	20.0	25.0	30.0	32.5	37.5	50.0
Applicable Margin (for Eurodollar Rate Advances):	87.5	100.0	125.0	150.0	175.0	200.0	225.0
Applicable Margin (for Base Rate Advances):	0	0	25.0	50.0	75.0	100.0	125.0
(Amounts are shown in basis points (1/100%) per annum. For example, 37.5 basis points equals 0.375% per annum)

SCHEDULE V
Existing Subsidiary Debt
Exploration & Production

7.55% Barrett 2/1/2007	$31.3 million

Midstream

El Furrial-OPIC A Note 9.45% 11/15/2013	$83 million
El Furrial-OPIC B Note 9.17% 11/15/2013	$8.9 million
PIGAP-OPIC 6.62% 9/15/2016	$94.7 million
PIGAP-SACE (Floating Rate) 9/15/2016	$79.6 million

Power

Cap Lease-Telephones 9.29% 1/1/2010	$2.8 million

SCHEDULE VI
None

SCHEDULE VII
[Reserved]

SCHEDULE VIII
Existing Tolling Agreements
of
Williams Power Company, Inc.
(formerly known as Williams Energy Marketing & Trading Company, formerly known as Williams Energy Services Company) (“Williams”)
May 1, 2006
     1. Capacity Sale and Tolling Agreement by and among AES Alamitos, L.L.C., AES Huntington Beach, L.L.C., AES Redondo Beach, L.L.C. and Williams dated May 1, 1998, as amended from time to time
     2. Fuel Conversion Services, Capacity and Ancillary Services Purchase Agreement by and between AES Red Oak, L.L.C. and Williams dated September 17, 1999, as amended from time to time
     3. Amended and Restated Power Purchase Agreement by and between AES Ironwood, L.L.C. and Williams dated February 5, 1999, as amended from time to time
     4. Capacity Sale and Tolling Agreement by and between Kinder Morgan Michigan, LLC and Williams dated January 12, 2001, as amended from time to time
     5. Capacity Sale and Tolling Agreement by and between CLECO Evangeline, LLC and Williams dated November 10, 1999, as amended from time to time
     6. Amended and Restated Fuel Conversion Services Agreement by and between Tenaska Alabama Partners, L.P. and Williams dated September 5, 1999, as amended from time to time

SCHEDULE IX-1
LIMITED PERMITTED LIENS
(a)	The Lien of taxes, customs duties or other governmental charges or assessments that are not at the time determined (or, if determined, are not at the time delinquent), or that are delinquent but the validity of which is being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP, if required by such principles, have been provided on the books of the relevant entity;

(b)	Liens on deposits placed in the LC Cash Collateral Accounts, provided that such Liens secure all or part of the Obligations; and

(c)	Other non-consensual, immaterial Liens.

SCHEDULE IX-2
GENERAL PERMITTED LIENS
(a)	Any Lien existing on any property at the time of the acquisition thereof and not created in contemplation of such acquisition by a Borrower or any of its Subsidiaries, whether or not assumed by a Borrower or any of its Subsidiaries;

(b)	Any Lien existing on any property of a Subsidiary of a Borrower at the time it becomes a Subsidiary of a Borrower and not created in contemplation thereof and any Lien existing on any property of any Person at the time such Person is merged or liquidated into or consolidated with a Borrower or any Subsidiary thereof and not created in contemplation thereof;

(c)	Purchase money and analogous Liens incurred in connection with the acquisition, development, construction, improvement, repair or replacement of property (including such Liens securing Debt incurred within 12 months of the date on which such property was acquired, developed, constructed, improved, repaired or replaced), provided that all such Liens attach only to the property acquired, developed, constructed, improved, repaired or replaced and the principal amount of the Debt by such Lien shall not exceed the gross cost of the property;

(d)	Liens on property that is not owned by TWC or any of its Subsidiaries on the Effective Date and that is subject to any Capital Lease;

(e)	Liens on deposits or other security given to secure bids, tenders, trade contracts, leases, government contracts, or to secure or in lieu of surety and appeal bonds, performance and return of money bonds, in each case to secure obligations arising in the ordinary course of business of

(1)a Borrower or any of its Subsidiaries if neither such Borrower nor such Subsidiary is a Pipeline Entity or

(2)a Pipeline Entity, provided that Liens granted by a Pipeline Entity shall secure only obligations of such Pipeline Entity or a subsidiary thereof, provided further that, as to each Pipeline Entity, the aggregate amount secured by Liens pursuant to this paragraph (e)(2) on assets of such Pipeline Entity and its subsidiaries shall not exceed 3.5% of the Consolidated Net Tangible Assets of such Pipeline Entity (such aggregate amount shall be deemed to include any Refinancing Indebtedness that relates (whether through one or more refundings, extensions, refinancings or other replacements) to any amount originally secured pursuant to this paragraph (e)(2));
(f)	Liens on deposits or other security given to secure public or statutory obligations and deposits as security for the payment of taxes, other governmental assessments or other similar governmental charges, in each case to secure obligations of a Borrower or any of its Subsidiaries arising in the ordinary course of business;

(g)	Liens existing on the date hereof and listed on attachment 1 to this Schedule IX-2;

(h)	Liens pursuant to master netting agreements entered into on the ordinary course of business in connection with hedging obligations, so long as such Liens encumber only amounts owed under the hedges covered by such master netting agreements;

(i)	Liens in favor of a Borrower or its Subsidiary other than those granted by a Credit Party or a Pipeline Entity;

(j)	Liens securing Debt (“Refinancing Indebtedness”) incurred to refund, extend, refinance or otherwise replace Debt secured by a Lien permitted hereunder; provided that (i) the principal amount of such Refinancing Indebtedness does not exceed the principal amount of Debt so refunded, extended, refinanced or otherwise replaced (plus the amount of penalties, premiums, fees accrued interest and reasonable expenses and other obligations incurred in connection therewith) at the time of such refunding, extension, refinancing or replacement and (ii) the Liens securing the Refinancing Indebtedness are limited to substantially the same collateral that secured, at the time of such refunding, extension, refinancing or replacement, the Debt so refunded, extended, refinanced or replaced;

(k)	Liens on cash deposits in the nature of a right of setoff, banker’s lien, counterclaim or netting of cash amounts owed arising in the ordinary course of business on deposit accounts;

(l)	Liens occurring in, arising from, or associated with Specified Escrow Arrangements;

(m)	(1) Liens securing Non-Recourse Debt of a Non-Recourse Subsidiary on the assets (and the income and proceeds therefrom) of such Non-Recourse Subsidiary that are not owned by TWC or any of its Subsidiaries on the Effective Date and that are acquired, developed, operated and/or constructed with the proceeds of (i) such Non-Recourse Debt or investments in such Non-Recourse Subsidiary or (ii) Non-Recourse Debt or investments referred to in clause (i) refinanced in whole or in part by such Non-Recourse Debt;

(2) Liens securing Non-Recourse Debt of a Non-Recourse Subsidiary on the assets (and the income and proceeds therefrom) of such Non-Recourse Subsidiary that are owned by TWC or any of its Subsidiaries on the Effective Date (“Existing Assets”) and that are developed, operated and/or constructed with the proceeds of (i) such Non-Recourse Debt or investments in such Non-Recourse Subsidiary or (ii) Non-Recourse Debt or investments referred to in clause (i) refinanced in whole or in part by such Non-Recourse Debt, provided that the aggregate fair market value (determined as of the Effective Date) of Existing Assets on which Liens may be granted pursuant to this paragraph (m)(2) (or on which Liens may be granted to secure any Refinancing Indebtedness that relates (whether through one or more refundings, extensions, refinancings or other replacements) to any amount originally secured pursuant to this paragraph (m)(2)) shall not exceed $250 million;

(n)	Liens securing International Debt of an International Subsidiary on the assets (and the income and proceeds therefrom) of such International Subsidiary acquired, developed, operated and/or constructed with the proceeds of (i) such International Debt or investments in such International Subsidiary or (ii) International Debt or investments referred to in clause (i) refinanced in whole or in part by such International Debt;

(o)	Liens on the investments held by a Borrower or any of its Subsidiaries in (i) a joint venture securing Debt and other obligations of such joint venture, or (ii) a Non-Recourse Subsidiary securing Non-Recourse Debt of such Non-Recourse Subsidiary, or (iii) an International Subsidiary securing International Debt of such International Subsidiary;

(p)	Any mortgage created or assumed by a Borrower or any of its Subsidiaries on oil, gas, coal or other mineral or timber property, owned or leased by a Borrower or any of its Subsidiaries to secure loans for the purposes of developing such properties, including any interest of the character commonly referred to as a “production payment”, provided that neither a Borrower nor any Subsidiary shall assume or guarantee such loans or otherwise he liable in respect thereto, provided further that the aggregate fair market value (determined as of the Effective Date) of assets that are owned by TWC or any of its Subsidiaries on the Effective Date and on which Liens have been granted pursuant to this paragraph (p) (or pursuant to paragraph 6) in the case of any Refinancing Indebtedness that relates (whether through one or more refundings, extensions, refinancings or other replacements) to any amount originally secured by any such assets pursuant to this paragraph (p)) shall not exceed $150 million;

(q)	Liens on cash, short term investments and Letters of Credit securing obligations of a Borrower or any of its Subsidiaries under currency hedges and interest rate hedges; and

(r)	Liens on assets of a Borrower or any of its Subsidiaries not permitted by paragraphs (a) through (q) above (including Liens on accounts receivable and related asset proceeds arising in connection with a receivables financing and Liens on property subject to any Capital Lease not otherwise permitted by paragraph (d) or (g)) securing Debt in a principal amount that at the time of such incurrence, together with (1) all other Debt outstanding at the time of such incurrence and secured by Liens on assets of such Borrower or any of its Subsidiaries pursuant to this paragraph (r), (2) all Refinancing Indebtedness secured by assets of such Borrower or any of its Subsidiaries outstanding at such time that relates (whether through one or more refundings, extensions, refinancings or other replacements) to any amount originally secured pursuant to this paragraph (r) and (3) the aggregate amount of all Attributable Obligations of such Borrower and its Subsidiaries, do not exceed 3.5% of the Consolidated Net Tangible Assets of such Borrower, provided that no Liens shall be permitted on accounts receivable (or related asset proceeds) of any Pipeline Entity. “Consolidated Net Tangible Assets” means, with respect to any Person at any date of determination, the aggregate amount of total assets included in such Person’s most recent quarterly or annual consolidated balance sheet prepared in accordance with GAAP less applicable reserves reflected in such balance sheet, after deducting the following amounts: (i) all current liabilities reflected in such balance sheet, and (ii) all goodwill, trademarks, patents, unamortized debt discounts and expenses and other like intangibles reflected in such balance sheet.
Each of the foregoing paragraphs (a) through (r) shall also be deemed to permit (i) appropriate Uniform Commercial Code and other similar filings to perfect the Liens permitted by such paragraph and (ii) Liens on the products and proceeds (including insurance, condemnation and eminent domain proceeds) of and accessions to, and contract or other rights (including rights under insurance policies and product warranties) derivative of or relating to, the property permitted to be encumbered under such paragraph, but subject to the same restrictions and limitations herein set forth as to Liens on such property (including the requirement that such Liens on products, proceeds, accessions and rights secure only the specified obligations, and in the amount, that such property is permitted to secure).

Attachment 1
To Schedule IX-2
Existing Liens
None

SCHEDULE X
Existing Letters of Credit
I. The following letters of credit issued by Bank of America are Existing Letters of Credit and are deemed to be issued at the request of TWC with Bank of America as the Issuing Bank:

Number	Beneficiary	Amount	Date
07414614	National Union Fire	$11,880,112.00	6/24/04
07414637	International Busine	$2,000,000.00	6/30/04
07414817	Ace American Insuran	$4,912,262.00	7/16/04
07415019	National Union Fire	$760,000.00	8/23/04
074 15057	Kern River Gas Trans	$21,026,017.00	8/25/04
07415150	Safeco Insurance Com	$33,000,000.00	9/14/04
07412336	PDVSA Petroleo Y Gas	$28,000,000.00	09/22/03
03073076	Dynegy Marketing and	$1.00	1/27/05
03073243	Duke Energy Trading	$1.00	2/04/05
03074520	BP Corporation North	$1.00	4/12/05
03077988	New York Mercantile	$1.00	10/18/05
03081214	Citibank, N.A.	$28,000,000.00	3/29/06
03081733	Barclays Bank PLC	$44,100,000.00	4/21/06
03081779	Southern Union Gas E	$7,000,000.00	4/25/06
03081781	NJR Energy Services	$10,500,000.00	4/25/06
3081734	Constellation Energy Commodities	$24,300,000.00	04/26/06
3081806	J. Aron and Company	$5,000,000.00	04/27/06
3081807	Mieco Inc.	$11,000,000.00	04/27/06
3081835	Marubeni Offshore Production	$3,300,000.00	04/27/06
II. The following letters of credit issued by Citibank, N.A. are Existing Letters of Credit and are deemed to be issued at the request of TWC with Citibank, N.A. as the Issuing Bank :

Number	Beneficiary	Amount	Date
61643501	J. Aron	$1.00	7/25/05
61646762	Pioneer Natural Resources	$1.00	12/20/05

SCHEDULE XI
Sale Leaseback Excluded Property
1.	The “Tower” at One Williams Center; Tulsa, Oklahoma 74172
2.	The “Williams Resource Center” at Two East First Street; Tulsa, Oklahoma 74172

SCHEDULE XII
Existing Financing Transactions
     1. The February 1, 1999 prepaid forward sale of gas to Meac with a prepayment amount of $119,869,799 and a remaining balance at March 31, 2006 of approximately $43.5 million.
     2. The December 1, 1998 prepaid forward sale of gas to FGU with a prepayment amount of $102,613,463 and a remaining balance at March 31, 2006 of approximately $35.9 million.

EXHIBIT A
to
Credit Agreement
OPINION OF JAMES J. BENDER, ESQ.
GENERAL COUNSEL OF TWC

James J. Bender Senior Vice President and General Counsel 918/573-8705 918/573-5942 fax jim.bender@williams.com	One Williams Center Tulsa, Oklahoma 74172
May ____, 2006
To: Citibank, N.A., as Agent
2 Penns Way, Suite 200
New Castle, Delaware 19720
And
The financial institutions (collectively, the “Banks”)
parties to the Credit Agreement referred to below and
as listed on Schedule A hereto.
Re: The Williams Companies, Inc.
Ladies and Gentlemen:
     I am the General Counsel of The Williams Companies, Inc., a Delaware corporation (the “Company.” This opinion is delivered to you pursuant to Section 3.1(e)(i) of the Credit Agreement, dated as of May     , 2006 (the “Credit Agreement”), by and among the Company, Northwest Pipeline Corporation, a Delaware corporation (“NWP”), Transcontinental Gas Pipe Line Corporation, a Delaware corporation (“TGPL”), Williams Partners L.P., a Delaware limited partnership (“MLP”), the banks, financial institutions and other institutional lenders listed on the signature pages thereto as Banks, Citibank, N.A. (“Citibank”), Bank of America, N.A. (“BofA”) and JPMorgan Chase Bank, N.A. (“JPMorgan”), as Issuing Banks, and Citibank, N.A., as Agent. (The Company, together with Williams Gas Pipeline Company, LLC, a Delaware limited liability company, NWP, TGPL and MLP, are referred to herein as the “Credit Parties”). Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Credit Agreement.
     In connection with the opinions expressed herein, I, or attorneys reporting to me, have examined and relied upon copies of the following documents:
(a) the Credit Agreement;
(b) the TWC Guaranty;
(c) the Pipeline Holdco Guaranty;

(d)	a Certificate of the Secretary of State of the State of the jurisdiction of formation of each Credit Party dated as of a recent date attesting to the continued corporate or limited partnership existence and good standing of each of the Credit Parties in that State;

(e)	the Certificate of Incorporation or Formation and By-Laws, or Operating Agreement, as the case may be, of each of the Credit Parties, and all amendments thereto;

(f)	such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below; and

(g)	the Notes executed and delivered on the date hereof.
     The documents listed in clauses (a), (b), (c) and (g) above shall be referred to individually as a “Transaction Agreement” and collectively as the “Transaction Agreements.”
     In connection with this opinion, I or other attorneys acting under my supervision have (i) investigated such questions of law, (ii) examined such corporate documents and records of each of the Credit Parties and certificates of public officials, and (iii) received such information from officers and representatives of each of the Credit Parties and made such investigations as I or other attorneys under my supervision have deemed necessary or appropriate for the purposes of this opinion. As to certain matters of fact material to the opinions expressed herein, I have relied on the representations made in the Transaction Agreements. I have not, nor have other attorneys under my supervision, conducted independent investigations or inquiries to determine the existence of matters, actions, proceedings, items, documents, facts, judgments, decrees, franchises, certificates, permits, or the like and have made no independent search of the records of any court, arbitrator, or governmental authority affecting any Person, and no inference as to my knowledge thereof shall be drawn from the fact of my representation of any party or otherwise.
     In rendering the opinions herein, I have assumed without independent verification the authenticity of all documents submitted to me as original and the conformity with the authentic originals of all documents submitted to me as copies.
     Based upon and subject to the foregoing and the other qualifications, limitations, and assumptions set forth below and upon such other matters as I have deemed appropriate, I am of the opinion that:
1.	Each of the Credit Parties is duly organized, validly existing, and in good standing under the laws of its respective jurisdiction of formation. Each of the Credit Parties is qualified as a foreign corporation, limited partnership or limited liability company, as the case may be, and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that a failure to so qualify or be in good standing would not, in the aggregate, (i) result in a material adverse effect on the performance by any of the Credit Parties of its obligations under the Transaction Agreements or (ii) materially adversely affect any right or remedy of any addressee hereof.

2.	The execution, delivery, and performance by each of the Credit Parties of the Transaction Agreements (a) have been duly authorized by all necessary corporate, limited partnership or limited liability company action of each of the Credit Parties, (b) are within the corporate, limited partnership or limited liability company power and authority of each of the Credit Parties, and (c) do not contravene the certificate of incorporation or formation or the By-Laws or Operating Agreement, as the case may be, of any Credit Party.

3.	The execution, delivery, and performance by each of the Credit Parties of the Transaction Agreements (a) do not contravene any law, rule, regulation, order, judgment or decree applicable to any of the Credit Parties, and (b) to my knowledge, do not result in a breach of, or constitute a default under, any material agreement to which any Credit Party is a party or by which any of the Credit Parties is bound and will not result in or require the creation or imposition of any Lien prohibited by the Credit Agreement except that this opinion is not given as to the Scheduled Agreements as defined and referred to in the opinion of Gibson, Dunn & Crutcher LLP of even date herewith, and except as would not have a Material Adverse Effect.

4.	Each Transaction Agreement has been duly and validly executed and delivered by each of the Credit Parties that is shown as being a party to such Transaction Agreement.

5.	No authorization, consent, approval, license, permission or registration of or with any governmental authority or, to my knowledge, any other person or entity, which has not been obtained or is not in full force and effect, is required in connection with the execution, delivery and performance by each of the Credit Parties of the Transaction Agreements, except to the extent that a failure to obtain such would not, in the aggregate, (i) result in a material adverse effect on the performance by any of the Credit Parties of its obligations under the Transaction Agreements or (ii) materially adversely affect any right or remedy of any addressee hereof.

6.	There is no action, suit or proceeding pending or, to the best of my knowledge, threatened against any of the Credit Parties before any court or arbitrator or any governmental body, agency or official (a) with respect to the Transaction Agreements, or (b) except as set forth in the Public Filings, as defined below, or as disclosed in the Transaction Agreements, in which I believe there is a reasonable possibility of an adverse decision, judgment, decree, injunction, order, or award of any court or government body that I believe could reasonably be expected to, in the aggregate, (i) result in a material adverse effect on the performance by any of the Credit Parties of its obligations under the Transaction Agreements or (ii) materially adversely affect any right or remedy of any addressee hereof. As used in this paragraph, “Public Filings” means all documents which any of the Credit Parties has filed pursuant to Sections 13, 14, or 15(d) of the Securities Exchange Act of 1934 prior to the date of this opinion.
     The opinions expressed in this letter are subject to the following additional exceptions, qualifications and limitations:
A.	My opinion in paragraph 1 with respect to whether each of the Credit Parties is duly organized and in good standing is based solely on certificates, dated as of a recent date from the Secretary of State of the State of the jurisdiction of formation of such Credit Party, certifying as to such matters.

B.	I express no opinion as to the effect on the opinions herein stated of compliance or non-compliance by any of the Banks, the Issuing Banks or the Agent with any applicable state, federal, or other laws or regulations applying only to banks, or the legal or regulatory status of any Bank or Issuing Bank.

C.	Qualification of any statement or opinion herein by the use of the words “to my knowledge’’ means that during the course of representation in connection with the transactions contemplated by the Transaction Agreements, no information has come to the attention of me or attorneys reporting to me that would give me or such attorneys current actual knowledge of the existence of facts or matters so qualified. I have not undertaken any investigation to determine the existence of facts, and no inference as to my knowledge thereof shall be drawn from the fact of the representation by me or attorneys reporting to me of any party or otherwise.

D.	The opinions herein expressed are limited to the matters expressly set forth in this opinion letter, and no opinion is implied or may be inferred beyond the matters expressly so stated.

E.	Without limiting the generality of and subject to the paragraph below, in rendering my opinions herein I have considered only those laws, statutes, rules and regulations that, in my experience, are customarily applicable to transactions of the character contemplated by the Transaction Agreements.
     I am admitted to practice law in the State of Minnesota, and, accordingly, the opinions expressed herein are based upon and limited exclusively to the laws of such State, the General Corporation, Limited Partnership and Limited Liability Company Law of the State of Delaware and the laws of the United States of America insofar as any of such laws are applicable. I render no opinion with respect to any other laws.
     This opinion may not be used or relied upon by, quoted, transmitted to, filed, published or communicated to any person or entity other than the addressees hereof for any purpose whatsoever without my prior written consent in each instance. Copies of this opinion may not be provided to any person other than the addressees, provided that the addressees may provide copies of this opinion (i) to bank examiners and other regulatory authorities should they so request, (ii) to the independent auditors and attorneys of the addressees, (iii) pursuant to order or legal process of any court or governmental agency, (iv) in connection with any legal action to which any addressee is a party arising out of the transactions contemplated by the Transaction Agreements, (v) to the proposed permitted assignee of or participant in the interest of any addressee under the Transaction Agreements, or (vi) to any person to the extent required by law. This opinion speaks as of its date, and I undertake no, and hereby expressly disclaim any, duty to advise you or any other person entitled to rely hereon as to any changes of fact or law coming to my attention after the date hereof.
Remainder of page intentionally left blank

Very truly yours, James J. Bender, Esq.

SCHEDULE A
Bank of America, N.A., as Syndication Agent and Issuing Bank
Citibank, N.A., as Issuing Bank
JPMorgan Chase Bank, N.A., as Issuing Bank
Citigroup Global Markets Inc. and Banc of America Securities LLC, as Joint Lead Arrangers and Co-Book Runners
All Banks and Issuing Banks, in each case, from time to time parties to the Credit Agreement

EXHIBIT B
to
Credit Agreement
OPINION OF GIBSON, DUNN & CRUTCHER

May 1, 2006

(212) 351-4000	97394-00041
(212) 351-4035
To Citibank, N.A., as Agent under the Credit Agreement referred to below, to the Issuing Banks,
to Bank of America, N.A. as Syndication Agent,
to Citigroup Global Markets Inc. and Banc of America Securities LLC, as Joint Lead
Arrangers and Co-Book Runners, and
to the Lenders listed on Schedule A hereto
     Re: The Williams Companies, Inc. — Credit Agreement dated as of May 1, 2006
Ladies and Gentlemen:
          We have acted as counsel to The Williams Companies, Inc., a Delaware corporation (the “Company”), Northwest Pipeline Corporation, a Delaware corporation and an indirect subsidiary of the Company (“NWP”), Transcontinental Gas Pipe Line Corporation, a Delaware corporation and an indirect subsidiary of the Company (“TGPL”), Williams Partners L.P., a Delaware limited partnership and a subsidiary of the Company (together with the Company, NWP and TGPL, the “Borrowers”), and Williams Gas Pipeline Company, LLC, a Delaware limited liability company and a direct subsidiary of the Company (“Pipeline Holdco”) and the direct parent of NWP and TGPL, in connection with the preparation of:
     (i) the Credit Agreement dated as of May 1, 2006 (the “Credit Agreement”) by and among the Borrowers, certain lenders (the “Lenders”), Citibank, N.A., as agent (the “Administrative Agent”), and Citibank, N.A., Bank of America, N.A. and JPMorgan Chase Bank, N.A., as issuing banks (“Issuing Banks”, and together with the Lenders and the Administrative Agent, the “Lender Parties”);
     (ii) the Notes dated as of May 1, 2006 (the “Notes”) made by the Borrowers payable to the order of certain Lenders;

     (iii) the Pipeline Holdco Guaranty dated as of May 1, 2006 executed by Pipeline Holdco; and
     (iv) the Guaranty dated as of May 1, 2006 (the “Company Guaranty”) executed by Company in substantially the form of Exhibit F to the Credit Agreement.
          Each capitalized term used and not defined herein has the meaning assigned to that term in the Credit Agreement. The Credit Agreement, the Notes, the Pipeline Holdco Guaranty and the Company Guaranty are collectively referred to herein as the “Financing Documents.” The Borrowers and Pipeline Holdco are collectively referred to herein as the “Obligors.”
            We have assumed without independent investigation that:
a)	The signatures on all documents examined by us are genuine, all individuals executing such documents had all requisite legal capacity and competency and were duly authorized, the documents submitted to us as originals are authentic and the documents submitted to us as certified or reproduction copies conform to the originals;

b)	Each party to the Financing Documents is in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to execute, deliver and perform its obligations under each of the Financing Documents to which it is a party, the execution and delivery of such Financing Documents by such party and performance of its obligations thereunder have been duly authorized by all necessary corporate or other action and (except as expressly set forth in paragraph 3) do not violate any law, regulation, order, judgment or decree applicable to such party, and such Financing Documents have been duly executed and delivered by each such party;

c)	Each Financing Document constitutes a legal, valid and binding obligation of each party thereto (other than the Obligors), enforceable against it in accordance with its respective terms, subject to exceptions, qualifications and limitations of the type set forth herein; and

d)	There are no agreements or understandings between or among any of the parties to the Financing Documents or third parties that would expand, modify or otherwise affect the terms of the Financing Documents or the respective rights or obligations of the parties thereunder.
            In rendering this opinion, we have made such inquiries and examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, certificates, instruments and other documents as we have considered necessary or appropriate for purposes of this opinion. As to certain factual matters, we have relied to the extent we deemed appropriate and without independent investigation upon the representations and warranties of the Obligors in the Financing Documents, a certificate of an officer of the Obligors a copy of which is attached hereto (the “Officer’s Certificate”), or certificates obtained from public officials and others.
          Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:
          1. Each Financing Document constitutes a legal, valid and binding obligation of each Obligor party thereto, enforceable against it in accordance with its terms.
          2. The execution, delivery and performance by each Obligor of the Financing Documents to which it is a party do not and will not, based solely upon review of the documents which are listed on Schedule B hereto (each a “Scheduled Contract”), result in a material breach of or default under any Scheduled Contract.
          3. The execution, delivery and performance by any Obligor of the Financing Documents to which it is a party do not and will not violate, or require any filing with or approval of any governmental authority or regulatory body of the State of New York under, any law or regulation of the State of New York applicable to such Obligor that, in our experience, is generally applicable to transactions in the nature of those contemplated by the Financing Documents, except for such filings or approvals that, if not made or obtained, would not have a material adverse effect on the Obligors taken as a whole or on their ability to perform their obligations under the Financing Documents and would not expose any Lender Party to liability.
          4. No Obligor is required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
          5. The execution and delivery by the Borrowers of the Credit Agreement and the performance of their obligations thereunder do not result in a breach or violation of Regulation U or X of the Board of Governors of the Federal Reserve System.
     The foregoing opinions are subject to the following exceptions, qualifications and limitations:
          A. We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the United States of America. This opinion is limited to the effect of the present state of the laws of the State of New York and the United States of America and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts. We express no opinion regarding the Securities Act of 1933, as amended, or, except as expressly set forth in paragraph 4, any other federal or state securities laws or regulations.
          B. Our opinion set forth in paragraph 1 is subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or distributions by corporations to stockholders or preferential transfers) and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.
          C. We express no opinion regarding the effectiveness of (i) any waiver (whether or not stated as such) under the Financing Documents of, or any consent thereunder relating to, unknown future rights or the rights of any party thereto existing, or duties owing to it, as a matter of law; (ii) any waiver (whether or not stated as such) contained in the Financing Documents of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity; (iii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws or due to the gross negligence or willful misconduct of the indemnified party; (iv) any provision in any Financing Document waiving the right to object to venue in any court; (v) any agreement to submit to the jurisdiction of any Federal Court; (vi) any waiver of the right to jury trial; (vii) any provision purporting to establish evidentiary standards; (viii) any provision to the effect that every right or remedy is cumulative and may be exercised in addition to any other right or remedy or that the election of some particular remedy does not preclude recourse to one or more others; or (ix) the availability of damages or other remedies not specified in the Financing Documents in respect of breach of any covenants (other than covenants relating to the payment of principal, interest, indemnities, expenses, reimbursement obligations and fees).
          D. We express no opinion as to the effect of any facts or circumstances that would constitute a defense to the obligation of a surety, unless such defense has been waived effectively by a Credit Party, or on the enforceability of the Financing Documents against, or on the ability of a secured party to realize upon collateral security pledged or granted by, any “surety” (which could include a hypothecator of property to secure obligations owed to another person).
          E. We express no opinion with respect to the attachment, perfection, enforceability or priority of any security interest in any collateral.
          F. For purposes of our opinion in paragraph 5, we have assumed without independent investigation that the representation and warranty of the Company set forth in Section 4.1(h) of the Credit Agreement is and will be true and correct at all relevant times. Our opinion in paragraph 5 is subject to (and we express no opinion in respect of) any requirement applicable to the Administrative Agent or any Lender to obtain in good faith a Form FR U-1 signed by the Obligors. We express no opinion with respect to Regulation T of the Board of Governors of the Federal Reserve System.
          G. We express no opinion as to the applicability to, or the effect of noncompliance by, any Lender Party with any state or federal laws applicable to the transactions contemplated by the Financing Documents because of the nature of the business of such Lender Party.
          H. In rendering our opinions expressed in paragraph 2 insofar as they require interpretation of Scheduled Contracts, we express no opinion with respect to the compliance by any Obligor with, or any financial calculations or data in respect of, financial covenants or tests included in any Scheduled Contract. We call to your attention that the Company and its Subsidiaries are subject to covenants under certain Scheduled Contracts limiting the incurrence of indebtedness or limiting indebtedness secured by liens and mortgages and we express no opinion as to whether the future incurrence of Revolving Credit Advances or unpaid Reimbursement Obligations will result in defaults under such covenants; any such determination will depend upon facts (including the amount of other indebtedness and specified financial calculations) existing at the time of incurrence.
          This opinion is rendered to the Lender Parties in connection with the Financing Documents and may not be relied upon by any person other than the Lender Parties or by the Lender Parties in any other context. Copies of this opinion may not be provided to any person other than the Lender Parties; provided that the Lender Parties may provide copies of this opinion (i) to bank examiners and other regulatory authorities to the extent required by law or otherwise requested, (ii) to the independent auditors and attorneys of the Lender Parties, (iii) pursuant to order or legal process of any court or governmental agency, (iv) in connection with any legal action to which any Lender Party is a party arising out of the transactions contemplated by the Financing Documents, or (v) to the proposed permitted assignee of or participant in the interest of any Lender Party under the Financing Documents (and permitted assignees who become Banks may rely on this opinion as if it were addressed to them (provided that such delivery shall not constitute a re-issue or reaffirmation of this opinion as of any date after the date hereof)). This opinion may not be quoted without the prior written consent of this Firm.
Very truly yours,

SCHEDULE A
CITIBANK, N.A.
BANK OF AMERICA NATIONAL ASSOCIATION
JPMORGAN CHASE BANK, N.A.
THE BANK OF NOVA SCOTIA
THE ROYAL BANK OF SCOTLAND PLC
ABN AMRO BANK N.V.
BANK OF OKLAHOMA, NA
BARCLAYS BANK PLC
BAYERISCHE LANDESBANK
BNP PARIBAS
CALYON NEW YORK BRANCH
LEHMAN COMMERCIAL PAPER INC.
MERRILL LYNCH CAPITAL CORPORATION
MIZUHO CORPORATE BANK, LTD.
NATEXIS BANQUE POPULAIRES
REGIONS BANK
ROYAL BANK OF CANADA
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., HOUSTON AGENCY
TORONTO DOMINION (TEXAS) LLC
WACHOVIA BANK, N.A.
WESTLB AG, NEW YORK BRANCH

SCHEDULE B
SCHEDULED CONTRACTS
1.	Senior Debt Indenture by and among The Williams Companies, Inc. and JPMorgan Chase Bank (as successor to Bank One Trust Company (formerly known as The First National Bank of Chicago)), as Trustee, dated as of November 10, 1997, as supplemented by the Fourth Supplemental Indenture dated as of January 17, 2001 relating to debt issued under such Indenture in the aggregate principal amount of $400,000,000, the Fifth Supplemental Indenture dated as of January 17, 2001 relating to debt issued under such Indenture in the aggregate principal amount of $700,000,000, the Sixth Supplemental Indenture, dated as of January 14, 2002 relating to debt issued under such Indenture in the aggregate principal amount of $1,000,000,000, the Seventh Supplemental Indenture, dated as of March 19, 2002 relating to debt issued under such Indenture in the aggregate principal amount of $650,000,000 (for the 8.125% Notes) and $850,000,000 (for the 8.75% Notes), the Eighth Supplemental Indenture, dated as of June 3, 2002 relating to debt issued under such Indenture in the aggregate principal amount of $1,400,000,000, the Ninth Supplemental Indenture, dated as of June 10, 2003 relating to debt issued under such Indenture in the aggregate principal amount of $800,000,000 and the Tenth Supplemental Indenture, dated as of August 17, 2004, an amendment to the Ninth Supplemental Indenture.
2.	Senior Indenture, by and among The Williams Companies, Inc., (formerly known as Williams Holdings of Delaware, Inc.) and Citibank, N.A., Trustee, dated as of February 1, 1996, as amended by the First Supplemental Indenture, dated as of July 31, 1999, by and among Williams Holdings of Delaware, Inc., The Williams Companies, Inc. and Citibank, N.A.
3.	Subordinated Indenture among The Williams Companies, Inc. and JPMorgan Chase Bank as Trustee, dated as of May 28, 2003 relating to debt issued under such Indenture in the aggregate principal amount of $300,000,000.
4.	Senior Indenture by and among The Williams Companies, Inc. (successor to MAPCO Inc.) and Bank One Trust Company, N.A. (formerly known as The First National Bank of Chicago), Trustee, dated as of February 25, 1997, and supplemented by Supplemental Indenture No. 1 dated as of March 5, 1997 in the aggregate principal amount of $100,000,000 (for the 7.25% Notes), Supplemental Indenture No. 2 dated as of March 5, 1997 in the aggregate principal amount of $100,000,000 (for the 7.70% Debentures), the Third Supplemental Indenture dated as of March 31, 1998, and the Fourth Supplemental Indenture dated as of July 31, 1999.
5.	Senior Indenture by and among Transcontinental Gas Pipe Line Corporation and Citibank, N.A., Trustee, dated as of January 16, 1998.
6.	Senior Indenture by and among Transcontinental Gas Pipe Line Corporation and Citibank N.A., Trustee, dated as of August 27, 2001 in the aggregate principal amount of $300,000,000 (for Series A Securities) and Series B securities for original issue, pursuant to any Exchange Offer or Private Exchange, for a like principal amount of Series A securities.
7.	Senior Indenture by and among Northwest Pipeline Corporation and JPMorgan Chase Bank (formerly known as Chemical Bank), Trustee, dated as of November 30, 1995.

8.	Senior Indenture by and among Northwest Pipeline Corporation and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), Trustee, dated as of December 8, 1997.

9.	Senior Indenture by and among Transcontinental Gas Pipe Line Corporation and Citibank N.A., Trustee, dated as of July 3, 2002 in the aggregate principal amount of $325,000,000 (for Series A Securities) and Series B Securities for original issue, pursuant to any Exchange Offer or Private Exchange, for a like principal amount of Series A Securities.

10.	Senior Indenture by and among Transcontinental Gas Pipe Line Corporation and Citibank N.A., Trustee, dated as of July 15, 1996.

11.	Indenture among Northwest Pipeline Corporation and JPMorgan Chase Bank as Trustee, dated as of March 4, 2003 in the aggregate principal amount of $175,000,000.

12.	Indenture among Barrett Resources Corporation and Bankers Trust Company as Trustee, dated as of February 1, 1997 in the aggregate principal amount of $150,000,000 and supplemented by the First Supplemental Indenture dated 2001, the Second Supplemental Indenture dated August 2, 2001, and the Third Supplemental Indenture dated as of May 20, 2004.

13.	$400,000,000 Credit Agreement, dated as of January 20, 2005, by and among The Williams Companies, Inc., the banks, financial institutions and other institutional lenders listed on the signature pages thereto as lenders, and Citibank, N.A. as Agent.

14.	$100,000,000 Credit Agreement, dated as of January 20, 2005, by and among The Williams Companies, Inc., the banks, financial institutions and other institutional lenders listed on the signature pages thereto as lenders, and Citibank, N.A. as Agent.

15.	Senior Indenture by and among Transcontinental Gas Pipe Line Corporation and JPMorgan Chase Bank, N.A., Trustee, dated as of December 17, 2004.

16.	$500,000,000 Credit Agreement, dated as of September 20, 2005, by and among The Williams Companies, Inc., the banks, financial institutions and other institutional lenders listed on the signature pages thereto as lenders, and Citibank, N.A. as Agent.

17.	$200,000,000 Credit Agreement, dated as of September 20, 2005, by and among The Williams Companies, Inc., the banks, financial institutions and other institutional lenders listed on the signature pages thereto as lenders, and Citibank, N.A. as Agent.

THE WILLIAMS COMPANIES,INC.
OFFICER’S CERTIFICATE
     Rodney J. Sailor does hereby certify to Gibson, Dunn & Crutcher LLP (“Gibson, Dunn & Crutcher”), in his capacity as an officer of The Williams Companies, Inc., a Delaware corporation (the “Company”), Northwest Pipeline Corporation, a Delaware corporation (“NWP”), Transcontinental Gas Pipe Line Corporation, a Delaware corporation (“TGPL”), Williams Gas Pipeline Company, LLC, a Delaware limited liability company (“Pipeline Holdco”) , Williams Partners L.P., a Delaware limited partnership (“MLP” and collectively with NWP, TGPL and Pipeline Holdco, the “Company Subsidiaries”), in connection with the Credit Agreement, dated as of May 1, 2006 (the “Credit Agreement”), by and among the Company, NWP, TGPL, MLP, the several lenders from time to time parties thereto, Citibank, N.A., as administrative agent, and Citibank, N.A., Bank of America, N.A. and JPMorgan Chase Bank, N.A., as issuing banks, as follows:
          1. I am the duly elected and incumbent Treasurer of the Company and am authorized to execute this Certificate on behalf of the Company and the Company Subsidiaries.
          2. I recognize and acknowledge that this Certificate is being furnished to Gibson, Dunn & Crutcher in connection with the delivery of its legal opinion of even date herewith pursuant to Section 3.1(e)(ii) of the Credit Agreement (the “GDC Opinion”). I further understand that Gibson, Dunn & Crutcher is relying to a material degree on this Certificate in rendering that opinion. On behalf of the Company and the Company Subsidiaries, I hereby authorize such reliance.
          3. I have asked such questions regarding the meaning of any of the provisions of this Certificate as I have considered necessary.
          4. To the best of my knowledge, there are no agreements or understandings between or among the Agent, the Banks, the Company and the Company Subsidiaries or third parties that would expand, modify or otherwise affect the terms of the Financing Documents referred to in the GDC Opinion or the respective rights or obligations of the parties thereunder.
          5. To the best of my knowledge, neither the Company nor any of the Company Subsidiaries is an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “ICA”), on the basis that it is primarily engaged, directly or through a wholly-owned subsidiary or subsidiaries, in a business or businesses other than that of investing, reinvesting, owning, holding, or trading in securities, as provided in Section 3(b)(1) of the ICA.
          6. None of the proceeds of the loans and other extensions of credit made under the Credit Agreement will be used, directly or indirectly, to make loans to any person that will be secured by margin stock or will have the benefit of any arrangement restricting the disposition or pledge of margin stock.

          7. There exists no Debt owed by Pipeline Holdco or the Company to (i) Williams Production Holdings LLC, Williams Production RMT Company or any of their subsidiaries, (ii) NWP or any of its subsidiaries or (iii) TGPL or any of its subsidiaries.
          8. Schedule B to the GDC Opinion lists all material indentures, material credit agreements and other material borrowing agreements to which any Credit Party is a party.
     Capitalized terms used herein and not defined herein have the meanings given to such terms in the Credit Agreement. A copy of this Certificate executed and delivered by facsimile transmission shall be valid for all purposes.
[Remainder of this page intentionally left blank.]

     IN WITNESS WHEREOF, I have executed this Certificate as of                     , 2006.

Name:	Rodney J. Sailor

EXHIBIT C
TRANSFER AGREEMENT
Dated                     , 20___
     Reference is made to the Credit Agreement, dated as of May 1, 2006 (such Credit Agreement, as amended or otherwise modified from time to time, being herein referred to as the “Credit Agreement”), among The Williams Companies, Inc., Williams Partners L.P., Northwest Pipeline Corporation, and Transcontinental Gas Pipe Line Corporation, as Borrowers, Citibank, N.A., as Agent, and the Banks and Issuing Banks parties thereto. Capitalized terms used herein that are defined in the Credit Agreement and not defined herein are used herein as therein defined.
                                              (the “Assignor”) and                                          (the “Assignee”) agree as follows:
     1. The Assignor hereby sells and assigns to the Assignee, without recourse, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to all of the Assignor’s rights and obligations as a Bank under the Credit Agreement and the other Credit Documents (other than, if the Pipeline Holdco Release Date has occurred, the Pipeline Holdco Guaranty) executed in connection therewith as of the date hereof equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement. After giving effect to such sale and assignment, the Assignee’s and Assignor’s respective Revolving Credit Commitments, respective amounts of the Advances owing to the Assignor and Assignee and respective LC Participation Percentages will be as set forth in Schedule 1.
     2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations (whether written or oral) made in or in connection with the Credit Agreement, the other Credit Documents or other instrument or document furnished pursuant thereto or in connection therewith, the perfection, priority, existence, sufficiency or value of any collateral, other security, guaranty or insurance or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant thereto or in connection therewith; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or any other Person or the performance or observance by the Borrowers or any other Person of any of their respective obligations under the Credit Agreement, the other Credit Documents or any other instrument or document furnished pursuant thereto or in connection therewith [; and (iv) attaches the Notes held by the Assignor and requests that the Agent exchange such Notes for new Notes payable to the order of the Assignee in amounts equal to the respective Revolving Credit Commitments of the Assignee after giving effect to this Transfer Agreement or new Notes payable to the order of the Assignee in an amount equal to the respective Revolving Credit Commitments of the Assignee after giving effect to this Transfer Agreement and the Assignor in an amount equal to the respective Revolving Credit Commitments retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto].
     3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and its own decision to enter into this Transfer Agreement; (ii) agrees that it will, independently and without reliance upon the Agent, any Issuing Bank, the Assignor or any other Bank and based on such financial statements and such other documents and information as it shall deem appropriate at the time, continue to make its own credit analysis and its own decisions in taking or not taking action under the Credit Agreement, any other Credit Document, or any other instrument or document; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to act as Agent on its behalf and to exercise such powers and discretion under the Credit Documents or any other document executed in connection therewith as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Bank; and (vi) specifies as its Domestic Lending Office (and address for notices) and Eurodollar Lending Office the offices set forth beneath its name on the signature pages hereof.
     4. Following the execution of this Transfer Agreement by the Issuing Banks, the Assignor, the Assignee and, if required, by TWC, this Transfer Agreement will be delivered to the Agent for acceptance and recording by the Agent. The effective date of this Transfer Agreement (the “Effective Date”) shall be the date of acceptance thereof by the Agent, unless otherwise specified on Schedule 1 hereto.
     5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement as a “Bank” and, to the extent provided in this Transfer Agreement, have the rights and obligations of a Bank thereunder and under the other Credit Documents (other than, if the Pipeline Holdco Release Date has occurred, the Pipeline Holdco Guaranty) and (ii) the Assignor shall, to the extent provided in this Transfer Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and under the other Credit Documents.
     6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the other instruments or documents furnished pursuant thereto or in connection therewith in respect of the interest assigned hereby (including all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the other instruments or documents furnished pursuant thereto or in connection therewith for periods prior to the Effective Date directly between themselves.
     7. This Transfer Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
     8. This Transfer Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Transfer Agreement by telecopier shall be as effective as delivery of a manually executed counterpart of this Transfer Agreement.
     IN WITNESS WHEREOF, the parties hereto have caused this Transfer Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on Schedule 1 hereto.

Schedule 1
to
Transfer Agreement

Section 1.
Percentage interest assigned: %
Section 2.
Assignee’s Revolving Credit Commitment for TWC before giving effect to this Transfer Agreement:	$

Assignee’s outstanding principal of Revolving Credit Advances to TWC before giving effect to this Transfer Agreement:	$

Aggregate outstanding principal of Revolving Credit Advances to TWC assigned to the Assignee under this Transfer Agreement:	$

Assignee’s Revolving Credit Commitment for TWC after giving effect to this Transfer Agreement:	$

Assignee’s outstanding principal of Revolving Credit Advances to TWC after giving effect to this Transfer Agreement:	$

Assignor’s remaining Revolving Credit Commitment for TWC after Giving effect to this Transfer Agreement:	$

Assignor’s remaining outstanding principal of Revolving Credit Advances to TWC after giving effect to this Transfer Agreement:	$

[Principal amount of Note of TWC payable to the Assignee:	$	]	*

[Principal amount of Note of TWC payable to the Assignor:	$	]	*

Section 3.
Assignee’s Revolving Credit Commitment for TGPL before giving effect to this Transfer Agreement:	$

Assignee’s outstanding principal of Revolving Credit Advances to TGPL before giving effect to this Transfer Agreement:	$

Aggregate outstanding principal of Revolving Credit Advances to TGPL assigned to the Assignee under this Transfer Agreement:	$

Assignee’s Revolving Credit Commitment for TGPL after giving effect to this Transfer Agreement:	$

*	This language is required only if the Assignor and/or Assignee have requested Notes.

Assignee’s outstanding principal of Revolving Credit Advances to TGPL after giving effect to this Transfer Agreement:	$

Assignor’s remaining Revolving Credit Commitment for TGPL after giving effect to this Transfer Agreement:	$

Assignor’s remaining outstanding principal of Revolving Credit Advances to TGPL after giving effect to this Transfer Agreement:	$

[Principal amount of Note of TGPL payable to the Assignee:	$	]	*

[Principal amount of Note of TGPL payable to the Assignor:	$	]	*

Section 4.
Assignee’s Revolving Credit Commitment for NWP before giving effect to this Transfer Agreement:	$

Assignee’s outstanding principal of Revolving Credit Advances to NWP before giving effect to this Transfer Agreement:	$

Aggregate outstanding principal of Revolving Credit Advances to NWP assigned to the Assignee under this Transfer Agreement:	$

Assignee’s Revolving Credit Commitment for NWP after giving effect to this Transfer Agreement:	$

Assignee’s outstanding principal of Revolving Credit Advances to NWP after giving effect to this Transfer Agreement:	$

Assignor’s remaining Revolving Credit Commitment for NWP after giving effect to this Transfer Agreement:	$

Assignor’s remaining outstanding principal of Revolving Credit Advances to NWP after giving effect to this Transfer Agreement:	$

[Principal amount of Note of NWP payable to the Assignee:	$	]	*

[Principal amount of Note of NWP payable to the Assignor:	$	]	*

Section 5.
Assignee’s Revolving Credit Commitment for MLP before giving effect to this Transfer Agreement:	$

Assignee’s outstanding principal of Revolving Credit Advances to MLP before giving effect to this Transfer Agreement:	$

Aggregate outstanding principal of Revolving Credit Advances to MLP assigned to the Assignee under this Transfer Agreement:	$

Assignee’s Revolving Credit Commitment for MLP after giving effect to this Transfer Agreement:	$

Assignee’s outstanding principal of Revolving Credit Advances to MLP after giving effect to this Transfer Agreement:	$

Assignor’s remaining Revolving Credit Commitment for MLP after giving effect to this Transfer Agreement:	$

Assignor’s remaining outstanding principal of Revolving Credit Advances to MLP after giving effect to this Transfer Agreement:	$

[Principal amount of Note of MLP payable to the Assignee:	$	*

[Principal amount of Note of MLP payable to the Assignor:	$	*

Section 6.

LC Participation Percentage assigned:		%

Assignee’s LC Participation Percentage before giving effect to this Transfer Agreement		%

Assignee’s LC Participation Percentage after giving effect to this Transfer Agreement:		%

Assignor’s remaining LC Participation Percentage after giving effect to this Transfer Agreement		%

Section 7.
Effective Date: _______________________, 20         **

[NAME OF ASSIGNOR], as Assignor
By:
Name:
Title:
Dated:

**	This date should be no earlier than the date five Business Days after the delivery of this Transfer Agreement to the Agent.

[NAME OF ASSIGNEE], as Assignee
By:
Name:
Title:
Dated:

Domestic Lending Office (and address for notices): [Address]

Eurodollar Lending Office: [Address]

[Approved this ____ day of ______, _______ THE WILLIAMS COMPANIES, INC.
By:
Name:
Title:

Approved this ____ day of ______, _______ [NAME OF ISSUING BANK], as Issuing Bank
By:
Name:
Title:

Approved this ____ day of ______, _______ [Include approval for each Issuing Bank] Approved this ____ day of ______, _______ CITIBANK, N.A., as Agent
By:
Name:
Title:

EXHIBIT D-1
NOTICE OF LETTER OF CREDIT
[Date]

Citibank, N.A., as Agent
for the Banks parties to the Credit
Agreement referred to below

Attention: Williams Account Officer
Ladies and Gentlemen:
     The undersigned, [The Williams Companies, Inc., Williams Partners L.P., Northwest Pipeline Corporation or Transcontinental Gas Pipe Line Corporation], (a) refers to that certain Credit Agreement, dated as of May 1, 2006 (as amended or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not defined herein being used herein as therein defined), among The Williams Companies, Inc., Williams Partners L.P., Northwest Pipeline Corporation, Transcontinental Gas Pipe Line Corporation, as Borrowers, Citibank, N.A., as Agent, and the Banks and Issuing Banks parties thereto;
     {(b) hereby gives you notice, irrevocably, pursuant to Section 2.2(a)(1) of the Credit Agreement that the undersigned hereby requests _______________ (the “Issuing Bank”) to [issue/increase the amount of] an irrevocable Letter of Credit as set forth below in such language as the Issuing Bank may deem appropriate and (c) in that connection sets forth below the information relating to such Letter of Credit (the “Letter of Credit”) as required by Section 2.2(a)(1) of the Credit Agreement:
     (i) The Business Day upon which the Letter of Credit will be [issued/increased] is ________________, 20____ (the “Issuance Date”).
     (ii) The account party for the Letter of Credit is                             .
     (iii) Attached hereto as Exhibit A are the proposed terms of [the Letter of Credit (including the beneficiary thereof and the nature of the transactions or obligations proposed to be supported thereby)/the increase in the Letter of Credit identified on Exhibit A hereto]}.*
     {(b) hereby gives you notice, irrevocably, pursuant to Section 2.2(a)(2) of the Credit Agreement that the undersigned hereby requests that letter of credit number ____ issued by __________ (the “Issuing Bank”) be added to the Credit Agreement and (c) in that connection sets forth below the information relating to such letter of credit (the “Added Letter of Credit”) contemplated by Section 2.2(a)(2) of the Credit Agreement:
     (i) The Business Day upon which the Added Letter of Credit will be added is ____________ 20__ (the “Addition Date”).

*	To be included for Notices of Letters of Credit under Section 2.2(a)(1).

     (ii) Attached hereto as Exhibit A is the consent of the Issuing Bank to adding the Added Letter of Credit to the Credit Agreement.
     (iii) Attached hereto as Exhibit B is a copy of the Added Letter of Credit.
     (iv) The Issuing Bank is specified as the Issuing Bank of the Added Letter of Credit for purposes of the Credit Documents and all other relevant purposes.}**
     The undersigned hereby certifies that each of the representations and warranties contained in Section 4.1 of the Credit Agreement and each of the representations and warranties contained in any other Credit Document (other than, if the Pipeline Holdco Release Date has occurred, the Pipeline Holdco Guaranty) are correct in all material respects on the date hereof, and will be correct in all material respects on the [Addition/Issuance] Date, before and after giving effect to the [addition/issuance/increase] of the [Added Letter of Credit to this Agreement as a] Letter of Credit, as though made on and as of such date and such [Addition/Issuance] Date (unless such representation and warranty speaks solely as of a particular date or a particular period, in which case, as of such date or for such period) and that no event has occurred and is continuing, or would result from the [addition/issuance/increase] of such [Added] Letter of Credit, which constitutes or would constitute a Default or Event of Default [;provided that if the undersigned Borrower is MLP, NWP or TGPL, such representations and warranties are made by such Borrower only with respect to such Borrower and its Subsidiaries and those representations and warranties referred to above not made by such Borrower are deemed made by TWC].

Very truly yours,

[THE WILLIAMS COMPANIES, INC.
WILLIAMS PARTNERS L.P./NORTHWEST
PIPELINE CORPORATION /
TRANSCONTINENTAL GAS PIPE LINE
CORPORATION]

By:

Name:
Title:

cc:	Citicorp North America, Inc.
333 Clay, Suite 3700
Houston, Texas 77002
	Ann:	The Williams Companies, Inc.
Account Officer

[Issuing Banks]

**	To be included for Notices of Letters of Credit under Section 2.2(a)(2).

EXHIBIT D-2
NOTICE OF REVOLVING CREDIT BORROWING
[Date]

Citibank, N.A., as Agent
for the Banks parties to the Credit
Agreement referred to below

Attention: The Williams Companies, Inc. Account Officer
Ladies and Gentlemen:
     The undersigned, [The Williams Companies, Inc.,] [Williams Partners L.P.,] [Northwest Pipeline Corporation,] [Transcontinental Gas Pipe Line Corporation,] (a) refers to the Credit Agreement, dated as of May 1, 2006 (as it may be amended or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not defined herein being used herein as therein defined), by and among the undersigned, other Borrowers, certain Banks and Issuing Banks parties thereto and Citibank, N.A., as Agent; (b) hereby gives you notice, irrevocably, pursuant to Section 2.3(a) of the Agreement that the undersigned hereby requests a Revolving Credit Borrowing under the Agreement and (c) in that connection sets forth below the information relating to such Revolving Credit Borrowing (the “Proposed Revolving Credit Borrowing”) as required by Section 2.3 (a) of the Credit Agreement:
     (i) The Business Day of the Proposed Revolving Credit Borrowing is __________, 20____.
     (ii) The Type of Revolving Credit Advances comprising the Proposed Revolving Credit Borrowing is a [Base Rate Advance] [Eurodollar Rate Advance].
     (iii) The aggregate amount of the Proposed Revolving Credit Borrowing is $________.
     (iv) [The Interest Period for each Revolving Credit Advance made as part of the Proposed Revolving Credit Borrowing is __________ months.]
     The undersigned hereby certifies that each of the representations and warranties contained in Section 4.1 of the Credit Agreement and each of the representations and warranties contained in any other Credit Document (other than, if the Pipeline Holdco Release Date has occurred, the Pipeline Holdco Guaranty) are correct in all material respects on the date hereof, and will be correct in all material respects on the date of the Proposed Revolving Credit Borrowing, before and after giving effect to the Proposed Revolving Credit Borrowing, as though made on and as of each such date (unless such representation and warranty speaks solely as of a particular date or a particular period, in which case, as of such date or for such period) and that no event has occurred and is continuing, or would result from such Proposed Revolving Credit Borrowing, which constitutes or would constitute a Default or Event of Default [;provided that if the undersigned Borrower is MLP, NWP or TGPL, such representations and warranties are made by such Borrower only with respect to such Borrower and its Subsidiaries and those representations and warranties referred to above not made by such Borrower are deemed made by TWC].

Very truly yours, [BORROWER]
By:
Name:
Title:

cc:	Citicorp North America, Inc.
333 Clay Street, Suite 3700
Houston, Texas 77002
	Attn:	The Williams Companies, Inc.
Account Officer

EXHIBIT E
GUARANTY
     This Guaranty dated as of May 1, 2006, (the “Guaranty”) is by WILLIAMS GAS PIPELINE COMPANY, LLC, a Delaware limited liability company (“Guarantor”), in favor of Citibank, N.A., as Agent (as defined in the Credit Agreement referred to below), for its benefit and the ratable benefit of the other Financial Institutions (as defined below).
INTRODUCTION
     A. The Williams Companies, Inc., a Delaware corporation (“TWC”), Northwest Pipeline Corporation, a Delaware corporation (“NWP”), Transcontinental Gas Pipe Line Corporation, a Delaware corporation (“TGPL‘), and Williams Partners L.P., a Delaware limited partnership (“MLP”), have entered into a Credit Agreement dated as of May 1, 2006 among TWC, TGPL, NWP, MLP, Citibank, N.A., as Agent, Citibank, N.A., Bank of America, National Association and JPMorgan Chase Bank, N.A., as Issuing Banks, and the lenders named therein (the “Credit Agreement”). Bank of America, National Association is named as syndication agent (the “Syndication Agent”) in connection therewith, and Citigroup Global Markets Inc. and Banc of America Securities LLC are named as joint lead arrangers and co-book runners (collectively, the “Co-Arrangers”) in connection therewith. The Agent, Syndication Agent, Issuing Banks, Banks and Co-Arrangers and each of their respective successors and permitted assigns are collectively referred to herein as the “Financial Institutions”. Capitalized terms used herein that are defined in the Credit Agreement and not defined herein are used herein as therein defined.
     B. This Guaranty is a requirement of the Credit Agreement.
     C. TGPL and NWP are Wholly-Owned Subsidiaries of the Guarantor, and the Guarantor will derive direct or indirect benefit from transactions contemplated by the Credit Documents.
     THEREFORE, in order to induce Financial Institutions to execute the Credit Agreement and to enter into financing transactions that are covered by the Credit Agreement, the Guarantor hereby agrees for the benefit of the Financial Institutions as follows:
     Section 1. Guaranty. Guarantor hereby unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of the Guaranteed Obligations (defined below). For purposes of this Guaranty, the term “Guaranteed Obligations” shall mean collectively (a) all obligations under this Guaranty and (b) all Obligations (as such term is defined by the Credit Agreement) including, without limitation, the principal of and interest on all Revolving Credit Advances, all reimbursement obligations for draws on Letters of Credit, and all cash collateralization obligations for Letters of Credit, all accrued but unpaid interest thereon under the Credit Documents, all premiums, if any, in connection therewith under the Credit Documents, all fees in connection therewith under the Credit Documents, and all other reimbursement, indemnification, and other payment obligations in connection therewith under the Credit Documents;provided that Guaranteed Obligations shall not include any increases in the principal amount of the obligations under the Credit Documents or Commitments that result from any amendment, executed by the Majority Banks after the date hereof, of any Credit Document (other than increases in the principal amount of such obligations that are provided for as of the date of the execution of this Guaranty but not yet funded). Without limiting the generality of the foregoing, Guarantor’s liability shall extend to all amounts which constitute part of the Guaranteed Obligations even if such Guaranteed Obligations are declared unenforceable or not allowable in a bankruptcy, reorganization, or similar proceeding involving any Borrower or any guarantor of any portion of the Guaranteed Obligations (collectively such guarantors together with the Guarantor and the

Borrowers are referred to herein as the “Obligors”). This Guaranty is a guarantee of payment, and Guarantor is primarily liable for the payment of the Guaranteed Obligations. In the event that Agent wishes to enforce the guarantee contained in this Section 1 hereof against Guarantor, it shall make written demand for payment from Guarantor, provided that no such demand shall be required if Guarantor is in bankruptcy, liquidation, or other insolvency proceedings of if doing so would otherwise violate any stay, order or law, and provided further that failure by Agent to make such demand shall not affect Guarantor’s obligations under this Guaranty. Guarantor shall make each payment to be made by it hereunder promptly following demand therefor. Such payments shall be made in Dollars in same day funds to the Agent at its office at 399 Park Avenue, New York, New York 10043, or at such other office as the Agent may designate in writing.
     Section 2. Limit of Liability. The liabilities and obligations of the Guarantor under the Credit Documents shall be limited to an aggregate amount equal to the largest amount that would not render such Guarantor’s obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.
     Section 3. Guaranty Absolute. Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the Credit Documents, regardless of any law, regulation, or order now or hereafter in effect in any jurisdiction affecting any of the obligations described in clause (b) of Section 1 above or the rights of the Agent or any other Financial Institution with respect thereto. The obligations of Guarantor under this Guaranty are independent of the Guaranteed Obligations in each and every particular, and a separate action or actions may be brought and prosecuted against any other Obligor, or any other Person, regardless of whether any other Obligor or any other Person is joined in any such action or actions. The liability of Guarantor under this Guaranty shall be absolute and unconditional irrespective of:
          (a) The lack of validity or unenforceability of the Guaranteed Obligations or any Credit Document (other than this Guaranty against the Guarantor) for any reason whatsoever, including, without limitation, that the act of creating the Guaranteed Obligations is ultra vires, that the officers or representatives executing the documents creating the Guaranteed Obligations exceeded their authority, that the Guaranteed Obligations violate usury or other laws, or that any Obligor has defenses to the payment of the Guaranteed Obligations, including, without limitation, breach of warranty, statute of frauds, bankruptcy, statute of limitations, lender liability, or accord and satisfaction;
          (b) Any change in the time, manner, or place of payment of, or in any term of, any of the Guaranteed Obligations, any increase (subject to Section 1), reduction, extension, or rearrangement of the Guaranteed Obligations, any amendment, supplement, or other modification of the Credit Documents, or any waiver or consent granted under the Credit Documents, including, without limitation, waivers of the payment and performance of the Guaranteed Obligations;
          (c) Any release, exchange, subordination, waste, or other impairment (including, without limitation, negligent, willful, unreasonable, or unjustifiable impairment) of any collateral securing payment of the Guaranteed Obligations; the failure of Agent, any other Financial Institution or any other Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale, or other handling of any collateral; the fact that any Lien or assignment related to any collateral for the Guaranteed Obligations shall not be properly perfected, or shall prove to be unenforceable or subordinate to any other Lien or assignment;
          (d) Any full or partial release of any Obligor (other than the full or partial release of the Guarantor);

          (e) The failure to apply or the manner of applying collateral or payments of the proceeds of collateral against the Guaranteed Obligations;
          (f) Any change in the existence, organization or structure of any Obligor; any change in the shareholders, directors, or officers of any Obligor; or the insolvency, bankruptcy, liquidation, or dissolution of any Obligor or any defense that may arise in connection with or as a result of any such insolvency, bankruptcy, liquidation or dissolution;
          (g) The failure to give notice of any extension of credit made by any Financial Institution to any Obligor, notice of acceptance of this Guaranty, notice of any amendment, supplement, or other modification of any Credit Document, notice of the execution of any document or agreement creating new Guaranteed Obligations, notice of any default or event of default, however denominated, under the Credit Documents, notice of intent to demand, notice of demand, notice of presentment for payment, notice of nonpayment, notice of intent to protest, notice of protest, notice of grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, notice of bringing of suit, notice of Agent’s or any other Financial Institution’s transfer of the Guaranteed Obligations, notice of the financial condition of or other circumstances regarding any Obligor, or any other notice of any kind relating to the Guaranteed Obligations;
          (h) Any payment or grant of collateral by any Obligor to Agent or any other Financial Institution being held to constitute a preference under bankruptcy laws, or for any reason Agent or any other Financial Institution is required to refund such payment or release such collateral;
          (i) Any other action taken or omitted which affects the Guaranteed Obligations, whether or not such action or omission prejudices the Guarantor or increases the likelihood that the Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof;
          (j) The fact that all or any of the Guaranteed Obligations cease to exist by operation of law, including, without limitation, by way of discharge, limitation or tolling thereof under applicable bankruptcy laws;
          (k) Any claim or right of set-off that the Guarantor may have; and
          (l) Any other circumstances which might otherwise constitute a defense available to, or a discharge of any Obligor (other than the termination of this Guaranty in accordance with Section 6.05).
     Section 4. Agent’s Rights and Certain Waivers.
     4.01 Notice and Other Remedies. Guarantor hereby waives promptness, diligence, notice of acceptance, notice of acceleration, notice of intent to accelerate, and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that Agent or any other Financial Institution protect, secure, perfect or insure any security interest or other Lien or any property subject thereto or exhaust any right to take any action against any Obligor or any other Person or any collateral.
     4.02 Waiver of Subrogation and Contribution; Indemnity. (a) Until such time as the Guaranteed Obligations are irrevocably paid in full and this Guaranty is terminated in accordance with Section 6.05, Guarantor hereby irrevocably waives any claim or other rights which it may acquire against any Obligor that arise from the Guarantor’s Guaranteed Obligations under this Guaranty or any other Credit Document or the payment thereof, including, without limitation, any right of subrogation (including, without limitation, any statutory rights of subrogation under Section 509 of the Bankruptcy

Code, 11 U.S.C. § 509), reimbursement, exoneration, contribution or indemnification, or any right to participate in any claim or remedy of Agent or any other Financial Institution against any Obligor, or any collateral which Agent or any other Financial Institution now has or hereafter acquires. If any amount shall be paid to Guarantor in violation of the preceding sentence and the Guaranteed Obligations shall not have been paid in full or this Guaranty shall not have been terminated in accordance with Section 6.05, such amount shall be held in trust for the benefit of Agent and the other Financial Institutions, and shall promptly be paid to the Agent for the benefit of Agent and the other Financial Institutions to be applied to the Guaranteed Obligations, whether matured or unmatured, as Agent may elect. Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Documents and that the waiver set forth in this Section 4.02(a) is knowingly made in contemplation of such benefits.
          (b) Guarantor agrees that, to the extent that any Credit Party makes payments to Agent or any other Financial Institution, or Agent or any other Financial Institution receives any proceeds of collateral, and such payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, or otherwise required to be repaid, then to the extent of such repayment the Guaranteed Obligations shall be reinstated and continued in full force and effect as of the date such initial payment or collection of proceeds occurred. GUARANTOR SHALL INDEMNIFY AGENT, EACH OTHER FINANCIAL INSTITUTION AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS FROM, AND DISCHARGE, RELEASE, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, DISBURSEMENTS, CLAIMS OR DAMAGES TO WHICH ANY OF THEM MAY BECOME SUBJECT, INSOFAR AS SUCH LOSSES, LIABILITIES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, DISBURSEMENTS, CLAIMS OR DAMAGES ARISE OUT OF OR RESULT FROM (I) ANY ACTUAL OR PROPOSED USE BY ANY BORROWER, OR ANY AFFILIATE OF ANY BORROWER, OF THE PROCEEDS OF ANY REVOLVING CREDIT ADVANCE, (II) ANY BREACH BY GUARANTOR OF ANY PROVISION OF THIS GUARANTY OR ANY OTHER CREDIT DOCUMENT, (III) ANY INVESTIGATION, LITIGATION OR OTHER PROCEEDING (INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION OR PROCEEDING) RELATING TO THE FOREGOING, OR (IV) ANY ENVIRONMENTAL CLAIM OR REQUIREMENT OF ENVIRONMENTAL LAWS CONCERNING OR RELATING TO THE PRESENTLY OR PREVIOUSLY-OWNED OR OPERATED PROPERTIES, OR THE OPERATIONS OR BUSINESS, OF GUARANTOR OR ANY OF ITS SUBSIDIARIES, AND GUARANTOR SHALL REIMBURSE AGENT, EACH OTHER FINANCIAL INSTITUTION, AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS, UPON DEMAND, FOR ANY REASONABLE OUT-OF-POCKET EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE LEGAL FEES) INCURRED IN CONNECTION WITH ANY SUCH INVESTIGATION, LITIGATION OR OTHER PROCEEDING; AND SUCH INDEMNIFICATION AND REIMBURSEMENT OBLIGATIONS EXPRESSLY INCLUDE ANY SUCH LOSSES, LIABILITIES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, DISBURSEMENTS, CLAIMS, DAMAGES, OR EXPENSES INCURRED BY REASON OF THE NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE) OF THE PERSON BEING INDEMNIFIED, BUT EXCLUDE ANY SUCH LOSSES, LIABILITIES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, DISBURSEMENTS, CLAIMS, DAMAGES OR EXPENSES INCURRED BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PERSON TO BE INDEMNIFIED.
     Agent shall have the absolute right to make demands, file suits and claims, engage in other proceedings and exercise any other rights or remedies available to Agent to collect amounts owed to it pursuant to the terms of the indemnities set forth in this Guaranty, and Agent shall not need the consent of any other Financial Institution or Person whatsoever to do so.
     4.03 Modifications and Amendment to the Credit Documents. As provided in Section 1 above, certain increases in the principal indebtedness outstanding under the Credit Documents shall not constitute Guaranteed Obligations. Except as to the foregoing, the parties to the Credit Documents shall have the right to amend or modify such Credit Documents without affecting the rights provided for in this Guaranty.
     Section 5. Representations, Warranties and Covenants. The representations, warranties and covenants that are made by the Borrowers under the Credit Documents and pertain to the Guarantor are hereby deemed made by the Guarantor and incorporated into this Agreement each as though set forth in its entirety herein. The Guarantor hereby represents and warrants to the Financial Institutions that such representations and warranties, to the extent they pertain to the Guarantor, are correct in all material respects. The Guarantor hereby agrees to comply with all such covenants that pertain to the Guarantor. The Guarantor hereby further represents and warrants to the Financial Institutions that the Consolidated balance sheet of the Guarantor and its Subsidiaries as at December 31, 2005, and the related Consolidated statements of income and cash flows of the Guarantor and its Subsidiaries for the fiscal year then ended, copies of which have been furnished to each Bank, fairly present in all material respects the Consolidated financial condition of the Guarantor and its Subsidiaries as at such date and the Consolidated results of operations of the Guarantor and its Subsidiaries for the year ended on such date, all in accordance with GAAP. As of the date hereof only, from December 31, 2005 to the date of this Guaranty, there has been no material adverse change in the business, condition (financial or otherwise), operations, properties or prospects of the Guarantor and its Subsidiaries (other than Non-Recourse Subsidiaries and International Subsidiaries), taken as a whole.
     Section 6. Miscellaneous.
     6.01 Amendments; Waivers. Any amendment or waiver to this Guaranty or any provision hereof shall only be effective to the extent such amendment or waiver (a) is in writing and (b) is executed by the Agent, the Guarantor and the other Persons that would be required to execute a like amendment of the Credit Agreement. Furthermore, all amendments and waivers to this Guaranty will be subject to the limitations and restrictions applicable to amendments and waivers of the Credit Agreement.
     6.02 Notices. All notices and other communications to Guarantor shall be delivered to the address set forth beneath its signature on the signature page hereto, or to such other address as shall be designated by the Guarantor by written notice to the Agent. All notices and other communications provided for under this Guaranty shall be in writing (including telecopy communication), shall be mailed, telecopied, or delivered, and shall, when mailed or telecopied, be effective when received in the mail or sent by telecopier.
     6.03 No Waiver; Remedies. No failure on the part of Agent or any other Financial Institution to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.
     6.04 Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default, if either (a) the Revolving Credit Advances owed by any Borrower have become due and payable in accordance with the terms of the Credit Agreement or (b) the Majority Banks have made the request or granted the consent specified by Section 6.1 of the Credit Agreement to authorize the Agent to declare the

Revolving Credit Advances owed by any Borrower due and payable pursuant to the provisions of Section 6.1 of the Credit Agreement, each of Agent and the other Financial Institutions is hereby authorized at any time, to the fullest extent permitted by law, to set off and apply any deposits (general or special, time or demand, provisional or final) and other indebtedness at any time owing by Agent or such other Financial Institution, as the case may be, to or for the credit or the account of the Guarantor against any and all of the obligations of the Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not Agent or such other Financial Institution, as the case may be, shall have made any demand under this Guaranty and although such obligations may be contingent and unmatured. Each Financial Institution agrees promptly to notify the Guarantor after any such set-off and application made by such Financial Institution, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Agent and the other Financial Institutions under this Section 6.04 are in addition to any other rights and remedies (including, without limitation, other rights of set-off) which the Agent or other Financial Institutions may have.
     6.05 Continuing Guaranty; Assignments under Credit Documents. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the earlier of (i) the Pipeline Holdco Release Date and (ii) the indefeasible payment in full and termination of the Guaranteed Obligations and the termination of all Letters of Credit and all Commitments, (b) be binding upon Guarantor and its respective successors and assigns, (c) inure to the benefit of, and be enforceable by, Agent and each of the other Financial Institutions and their respective successors, transferees and permitted assigns, and (d) not be terminated by Guarantor or any other Person. Without limiting the generality of the foregoing clause (c), Agent and any other Financial Institution may assign or otherwise transfer all or any portion of its rights and obligations under this Guaranty and the assignee shall thereupon become vested with all the benefits in respect thereof granted to Agent or such Financial Institution herein or otherwise, provided that such assignment shall be subject to the limitations on assignments set forth in the Credit Agreement. Upon the earlier of (i) the Pipeline Holdco Release Date and (ii) the indefeasible payment in full and termination of the Guaranteed Obligations and the termination of all Letters of Credit and all Commitments, this Guaranty and each guaranty granted hereby shall terminate. Upon any such termination hereof, Agent will, at Guarantor’s expense, execute and deliver to Guarantor such documents as Guarantor shall reasonably request and take any other actions reasonably requested to evidence or effect such termination. This Guaranty is not assignable by Guarantor without the written consent of Agent.
     6.06 Governing Law; Submission to Jurisdiction; Damages; Suits and Claims.
          (a) This Guaranty shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, except to the extent provided in Section 6.06(b) hereof and to the extent that the federal laws of the United States of America may otherwise apply.
          (b) Notwithstanding anything in Section 6.06(a) hereof to the contrary, nothing in this Guaranty shall be deemed to constitute a waiver of any rights which Agent or any of the Financial Institutions may have under the National Bank Act or other federal law, including without limitation the right to charge interest at the rate permitted by the laws of the State where Agent or any other applicable Financial Institution is located.
          (c) ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY CREDIT DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF AGENT, THE OTHER FINANCIAL INSTITUTIONS OR GUARANTOR IN CONNECTION HEREWITH OR THEREWITH MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE

SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. GUARANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES TO GUARANTOR CONTEMPLATED BY SECTION 6.02 HEREOF. GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, GUARANTOR HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY AND THE CREDIT DOCUMENTS. EACH OF GUARANTOR, THE AGENT, AND THE OTHER FINANCIAL INSTITUTIONS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY ACTION OR PROCEEDING REFERRED TO IN THIS SECTION 6.06 ANY EXEMPLARY, PUNITIVE, SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES; PROVIDED THAT NOTHING HEREIN SHALL CONSTITUTE A WAIVER BY THE AGENT OR ANY OTHER FINANCIAL INSTITUTION OF THE RIGHT TO RECEIVE FULL PAYMENT OF THE GUARANTEED OBLIGATIONS.
          (d) GUARANTOR, AGENT AND THE OTHER FINANCIAL INSTITUTIONS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.
          (e) The provisions set forth in this Guaranty shall only be enforceable by the Financial Institutions and their respective successors and permitted assigns, and no other Person shall have the right to bring any claim or cause of action based on this Guaranty.
     6.07 Survival. All agreements, statements, representations and warranties made by the Guarantor herein or in any certificate or other instrument delivered by the Guarantor or on the behalf of the Guarantor under this Guaranty shall be considered to have been relied upon by Agent and the other Financial Institutions and shall survive the execution and delivery of this Guaranty and the other Credit Documents regardless of any investigation made by Agent or any other Financial Institution or on their behalf.
     6.08 Headings Descriptive. The headings of the various articles, sections and paragraphs of this Guaranty are for convenience of reference only, do not constitute a part hereof and shall not affect the meaning or construction of any provision hereof.
     6.09 Severability. In the event any one or more of the provisions contained in this Guaranty should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     Guarantor has caused this Guaranty to be duly executed as of the date first above written.

WILLIAMS GAS PIPELINE COMPANY, LLC

By:
Name:
Title:

Address for Notices: Williams Gas Pipeline Company, LLC One Williams Center, Suite 5000 Attn: Treasurer Tulsa, OK 74172

EXHIBIT F
GUARANTY
     This Guaranty dated as of May 1, 2006, (the “Guaranty”) is by THE WILLIAMS COMPANIES, INC., a Delaware corporation (“Guarantor” or “TWC”), in favor of Citibank, N.A., as Agent (as defined in the Credit Agreement referred to below), for its benefit and the ratable benefit of the other Financial Institutions (as defined below).
INTRODUCTION
     A. TWC, Northwest Pipeline Corporation, a Delaware corporation (“NWP’), Transcontinental Gas Pipe Line Corporation, a Delaware corporation (“TGPL”), and Williams Partners L.P., a Delaware limited partnership (“MLP”), have entered into a Credit Agreement dated as of May 1, 2006 among TWC, NWP, TGPL, MLP, Citibank, N.A., as Agent, Citibank, N.A., Bank of America, National Association and JPMorgan Chase Bank, N.A., as Issuing Banks, and the lenders named therein (the “Credit Agreement”). Bank of America, National Association is named as syndication agent (the “Syndication Agent”) in connection therewith and Citigroup Global Markets Inc. and Banc of America Securities LLC are named as joint lead arrangers and co-book runners (collectively, the “Co-Arrangers”) in connection therewith. The Agent, Syndication Agent, Issuing Banks, Banks and Co-Arrangers and each of their respective successors and permitted assigns are collectively referred to herein as the “Financial Institutions”. Capitalized terms used herein that are defined in the Credit Agreement and not defined herein are used herein as therein defined.
     B. This Guaranty is a requirement of the Credit Agreement.
     C. MLP is a Wholly-Owned Subsidiary of the Guarantor, and the Guarantor will derive direct or indirect benefit from transactions contemplated by the Credit Documents.
     THEREFORE, in order to induce Financial Institutions to execute the Credit Agreement and to enter into financing transactions that are covered by the Credit Agreement, the Guarantor hereby agrees for the benefit of the Financial Institutions as follows:
     Section 1. Guaranty. Guarantor hereby unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of the Guaranteed Obligations (defined below). For purposes of this Guaranty, the term “Guaranteed Obligations” shall mean collectively (a) all obligations under this Guaranty and (b) all Obligations (as such term is defined by the Credit Agreement) of MLP including, without limitation, the principal of and interest on all Revolving Credit Advances made to MLP, all reimbursement obligations for draws on Letters of Credit issued at the request of MLP, and all cash collateralization obligations for such Letters of Credit, all accrued but unpaid interest thereon under the Credit Documents for which MLP is at any time liable, all premiums, if any, for which MLP is at any time liable in connection therewith under the Credit Documents, all fees in connection therewith under the Credit Documents for which MLP is at any time liable, and all other reimbursement, indemnification, and other payment obligations of MLP in connection therewith under the Credit Documents; provided that Guaranteed Obligations shall not include any increases in the principal amount of the obligations under the Credit Documents or Commitments that result from any amendment, executed by the Majority Banks after the date hereof, of any Credit Document (other than increases in the principal amount of such obligations that are provided for as of the date of the execution of this Guaranty but not yet funded). Without limiting the generality of the foregoing, Guarantor’s liability shall extend to all amounts which constitute part of the Guaranteed Obligations even if such Guaranteed Obligations are declared unenforceable or not allowable in a bankruptcy, reorganization, or similar proceeding involving MLP or any guarantor of any portion of the Guaranteed Obligations (collectively such guarantors together with the Guarantor and the Borrowers are referred to herein as the “Obligors”). This Guaranty is a guarantee of payment, and Guarantor is primarily liable for the payment of the Guaranteed Obligations. In the event that Agent wishes to enforce the guarantee contained in this Section 1 hereof against Guarantor, it shall make written demand for payment from Guarantor, provided that no such demand shall be required if Guarantor is in bankruptcy, liquidation, or other insolvency proceedings of if doing so would otherwise violate any stay, order or law, and provided further that failure by Agent to make such demand shall not affect Guarantor’s obligations under this Guaranty. Guarantor shall make each payment to be made by it hereunder promptly following demand therefor. Such payments shall be made in Dollars in same day funds to the Agent at its office at 399 Park Avenue, New York, New York 10043, or at such other office as the Agent may designate in writing.
     Section 2. Limit of Liability. The liabilities and obligations of the Guarantor under the Credit Documents shall be limited to an aggregate amount equal to the largest amount that would not render such Guarantor’s obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.
     Section 3. Guaranty Absolute. Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the Credit Documents, regardless of any law, regulation, or order now or hereafter in effect in any jurisdiction affecting any of the obligations described in clause (b) of Section 1 above or the rights of the Agent or any other Financial Institution with respect thereto. The obligations of Guarantor under this Guaranty are independent of the Guaranteed Obligations in each and every particular, and a separate action or actions may be brought and prosecuted against any other Obligor, or any other Person, regardless of whether MLP or any other Person is joined in any such action or actions. The liability of Guarantor under this Guaranty shall be absolute and unconditional irrespective of:
          (a) The lack of validity or unenforceability of the Guaranteed Obligations or any Credit Document (other than this Guaranty against the Guarantor) for any reason whatsoever, including, without limitation, that the act of creating the Guaranteed Obligations is ultra vires, that the officers or representatives executing the documents creating the Guaranteed Obligations exceeded their authority, that the Guaranteed Obligations violate usury or other laws, or that any Obligor has defenses to the payment of the Guaranteed Obligations, including, without limitation, breach of warranty, statute of frauds, bankruptcy, statute of limitations, lender liability, or accord and satisfaction;
          (b) Any change in the time, manner, or place of payment of, or in any term of, any of the Guaranteed Obligations, any increase (subject to Section 1), reduction, extension, or rearrangement of the Guaranteed Obligations, any amendment, supplement, or other modification of the Credit Documents, or any waiver or consent granted under the Credit Documents, including, without limitation, waivers of the payment and performance of the Guaranteed Obligations;
          (c) Any release, exchange, subordination, waste, or other impairment (including, without limitation, negligent, willful, unreasonable, or unjustifiable impairment) of any collateral securing payment of the Guaranteed Obligations; the failure of Agent, any other Financial Institution or any other Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale, or other handling of any collateral; the fact that any Lien or assignment related to any collateral for the Guaranteed Obligations shall not be properly perfected, or shall prove to be unenforceable or subordinate to any other Lien or assignment;
          (d) Any full or partial release of any Obligor (other than the full or partial release of the Guarantor);

          (e) The failure to apply or the manner of applying collateral or payments of the proceeds of collateral against the Guaranteed Obligations;
          (f) Any change in the existence, organization or structure of any Obligor; any change in the shareholders, directors, or officers of any Obligor; or the insolvency, bankruptcy, liquidation, or dissolution of any Obligor or any defense that may arise in connection with or as a result of any such insolvency, bankruptcy, liquidation or dissolution;
          (g) The failure to give notice of any extension of credit made by any Financial Institution to any Obligor, notice of acceptance of this Guaranty, notice of any amendment, supplement, or other modification of any Credit Document, notice of the execution of any document or agreement creating new Guaranteed Obligations, notice of any default or event of default, however denominated, under the Credit Documents, notice of intent to demand, notice of demand, notice of presentment for payment, notice of nonpayment, notice of intent to protest, notice of protest, notice of grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, notice of bringing of suit, notice of Agent’s or any other Financial Institution’s transfer of the Guaranteed Obligations, notice of the financial condition of or other circumstances regarding any Obligor, or any other notice of any kind relating to the Guaranteed Obligations;
          (h) Any payment or grant of collateral by any Obligor to Agent or any other Financial Institution being held to constitute a preference under bankruptcy laws, or for any reason Agent or any other Financial Institution is required to refund such payment or release such collateral;
          (i) Any other action taken or omitted which affects the Guaranteed Obligations, whether or not such action or omission prejudices the Guarantor or increases the likelihood that the Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof;
          (j) The fact that all or any of the Guaranteed Obligations cease to exist by operation of law, including, without limitation, by way of discharge, limitation or tolling thereof under applicable bankruptcy laws;
          (k) Any claim or right of set-off that the Guarantor may have; and
          (l) Any other circumstances which might otherwise constitute a defense available to, or a discharge of any Obligor (other than the termination of this Guaranty in accordance with Section 6.05).
     Section 4. Agent’s Rights and Certain Waivers.
     4.01 Notice and Other Remedies. Guarantor hereby waives promptness, diligence, notice of acceptance, notice of acceleration, notice of intent to accelerate, and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that Agent or any other Financial Institution protect, secure, perfect or insure any security interest or other Lien or any property subject thereto or exhaust any right to take any action against any Obligor or any other Person or any collateral.
     4.02 Waiver of Subrogation and Contribution; Indemnity. (a) Until such time as the Guaranteed Obligations are irrevocably paid in full and this Guaranty is terminated in accordance with Section 6.05, Guarantor hereby irrevocably waives any claim or other rights which it may acquire against MLP that arise from the Guarantor’s Guaranteed Obligations under this Guaranty or any other Credit Document or the payment thereof, including, without limitation, any right of subrogation (including, without limitation, any statutory rights of subrogation under Section 509 of the Bankruptcy Code, 11

U.S.C. § 509), reimbursement, exoneration, contribution or indemnification, or any right to participate in any claim or remedy of Agent or any other Financial Institution against MLP, or any collateral which Agent or any other Financial Institution now has or hereafter acquires. If any amount shall be paid to Guarantor in violation of the preceding sentence and the Guaranteed Obligations shall not have been paid in full or this Guaranty shall not have been terminated in accordance with Section 6.05, such amount shall be held in trust for the benefit of Agent and the other Financial Institutions, and shall promptly be paid to the Agent for the benefit of Agent and the other Financial Institutions to be applied to the Guaranteed Obligations, whether matured or unmatured, as Agent may elect. Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Documents and that the waiver set forth in this Section 4.02(a) is knowingly made in contemplation of such benefits.
          (b) Guarantor agrees that, to the extent that any Credit Party makes payments related to the Guaranteed Obligations to Agent or any other Financial Institution, or Agent or any other Financial Institution receives any proceeds of collateral that are applied against the Guaranteed Obligations, and such payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, or otherwise required to be repaid, then to the extent of such repayment the Guaranteed Obligations shall be reinstated and continued in full force and effect as of the date such initial payment or collection of proceeds occurred. GUARANTOR SHALL INDEMNIFY AGENT, EACH OTHER FINANCIAL INSTITUTION AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS FROM, AND DISCHARGE, RELEASE, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, DISBURSEMENTS, CLAIMS OR DAMAGES TO WHICH ANY OF THEM MAY BECOME SUBJECT, INSOFAR AS SUCH LOSSES, LIABILITIES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, DISBURSEMENTS, CLAIMS OR DAMAGES ARISE OUT OF OR RESULT FROM (I) ANY ACTUAL OR PROPOSED USE BY MLP, OR ANY AFFILIATE OF MLP, OF THE PROCEEDS OF ANY REVOLVING CREDIT ADVANCE TO MLP, (II) ANY BREACH BY GUARANTOR OF ANY PROVISION OF THIS GUARANTY OR ANY OTHER CREDIT DOCUMENT, (III) ANY INVESTIGATION, LITIGATION OR OTHER PROCEEDING (INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION OR PROCEEDING) RELATING TO THE FOREGOING, OR (IV) ANY ENVIRONMENTAL CLAIM OR REQUIREMENT OF ENVIRONMENTAL LAWS CONCERNING OR RELATING TO THE PRESENTLY OR PREVIOUSLY-OWNED OR OPERATED PROPERTIES, OR THE OPERATIONS OR BUSINESS, OF GUARANTOR OR ANY OF ITS SUBSIDIARIES, AND GUARANTOR SHALL REIMBURSE AGENT, EACH OTHER FINANCIAL INSTITUTION, AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS, UPON DEMAND, FOR ANY REASONABLE OUT-OF-POCKET EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE LEGAL FEES) INCURRED IN CONNECTION WITH ANY SUCH INVESTIGATION, LITIGATION OR OTHER PROCEEDING; AND SUCH INDEMNIFICATION AND REIMBURSEMENT OBLIGATIONS EXPRESSLY INCLUDE ANY SUCH LOSSES, LIABILITIES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, DISBURSEMENTS, CLAIMS, DAMAGES, OR EXPENSES INCURRED BY REASON OF THE NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE) OF THE PERSON BEING INDEMNIFIED, BUT EXCLUDE ANY SUCH LOSSES, LIABILITIES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, DISBURSEMENTS, CLAIMS, DAMAGES OR EXPENSES INCURRED BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PERSON TO BE INDEMNIFIED.

     Agent shall have the absolute right to make demands, file suits and claims, engage in other proceedings and exercise any other rights or remedies available to Agent to collect amounts owed to it pursuant to the terms of the indemnities set forth in this Guaranty, and Agent shall not need the consent of any other Financial Institution or Person whatsoever to do so.
     4.03 Modifications and Amendment to the Credit Documents. As provided in Section 1 above, certain increases in the principal indebtedness outstanding under the Credit Documents shall not constitute Guaranteed Obligations. Except as to the foregoing, the parties to the Credit Documents shall have the right to amend or modify such Credit Documents without affecting the rights provided for in this Guaranty.
     Section 5. Representations, Warranties and Covenants. The representations, warranties and covenants that are made by the Borrowers under the Credit Documents are hereby deemed made and incorporated into this Agreement each as though set forth in its entirety herein.
     Section 6. Miscellaneous.
     6.01 Amendments: Waivers. Any amendment or waiver to this Guaranty or any provision hereof shall only be effective to the extent such amendment or waiver (a) is in writing and (b) is executed by the Agent, the Guarantor and the other Persons that would be required to execute a like amendment of the Credit Agreement. Furthermore, all amendments and waivers to this Guaranty will be subject to the limitations and restrictions applicable to amendments and waivers of the Credit Agreement.
     6.02 Notices. All notices and other communications to Guarantor shall be delivered to the address set forth beneath its signature on the signature page hereto, or to such other address as shall be designated by the Guarantor by written notice to the Agent. All notices and other communications provided for under this Guaranty shall be in writing (including telecopy communication), shall be mailed, telecopied, or delivered, and shall, when mailed or telecopied, be effective when received in the mail or sent by telecopier.
     6.03 No Waiver; Remedies. No failure on the part of Agent or any other Financial Institution to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
     6.04 Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default, if either (a) the Revolving Credit Advances owed by MLP have become due and payable in accordance with the terms of the Credit Agreement or (b) the Majority Banks have made the request or granted the consent specified by Section 6.1 of the Credit Agreement to authorize the Agent to declare the Revolving Credit Advances owed by MLP due and payable pursuant to the provisions of Section 6.1 of the Credit Agreement, each of Agent and the other Financial Institutions is hereby authorized at any time, to the fullest extent permitted by law, to set off and apply any deposits (general or special, time or demand, provisional or final) and other indebtedness at any time owing by Agent or such other Financial Institution, as the case may be, to or for the credit or the account of the Guarantor against any and all of the obligations of the Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not Agent or such other Financial Institution, as the case may be, shall have made any demand under this Guaranty and although such obligations may be contingent and unmatured. Each Financial Institution agrees promptly to notify the Guarantor after any such set-off and application made by such Financial Institution, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Agent and the other Financial Institutions under this Section 6.04 are in addition to any other rights and remedies (including, without limitation, other rights of set-off) which the Agent or other Financial Institutions may have.
     6.05 Continuing Guaranty; Assignments under Credit Documents. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the indefeasible payment in full and termination of the Guaranteed Obligations and the termination of all Letters of Credit and all Commitments, (b) be binding upon Guarantor and its respective successors and assigns, (c) inure to the benefit of, and be enforceable by, Agent and each of the other Financial Institutions and their respective successors, transferees and permitted assigns, and (d) not be terminated by Guarantor or any other Person. Without limiting the generality of the foregoing clause (c), Agent and any other Financial Institution may assign or otherwise transfer all or any portion of its rights and obligations under this Guaranty and the assignee shall thereupon become vested with all the benefits in respect thereof granted to Agent or such Financial Institution herein or otherwise, provided that such assignment shall be subject to the limitations on assignments set forth in the Credit Agreement. Upon the indefeasible payment in full and termination of the Guaranteed Obligations and the termination of all Letters of Credit and all Commitments, this Guaranty and each guaranty granted hereby shall terminate. Upon any such termination hereof, Agent will, at Guarantor’s expense, execute and deliver to Guarantor such documents as Guarantor shall reasonably request and take any other actions reasonably requested to evidence or effect such termination. This Guaranty is not assignable by Guarantor without the written consent of Agent. This Guaranty is also subject to release to the extent provided in Section 2.4 of the Credit Agreement.
     6.06 Governing Law; Submission to Jurisdiction; Damages; Suits and Claims.
          (a) This Guaranty shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, except to the extent provided in Section 6.06(b) hereof and to the extent that the federal laws of the United States of America may otherwise apply.
          (b) Notwithstanding anything in Section 6.06(a) hereof to the contrary, nothing in this Guaranty shall be deemed to constitute a waiver of any rights which Agent or any of the Financial Institutions may have under the National Bank Act or other federal law, including without limitation the right to charge interest at the rate permitted by the laws of the State where Agent or any other applicable Financial Institution is located.
          (c) ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY CREDIT DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF AGENT, THE OTHER FINANCIAL INSTITUTIONS OR GUARANTOR IN CONNECTION HEREWITH OR THEREWITH MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. GUARANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES TO GUARANTOR CONTEMPLATED BY SECTION 6.02 HEREOF. GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

TO THE EXTENT THAT GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, GUARANTOR HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY AND THE CREDIT DOCUMENTS. EACH OF GUARANTOR, THE AGENT, AND THE OTHER FINANCIAL INSTITUTIONS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY ACTION OR PROCEEDING REFERRED TO IN THIS SECTION 6.06 ANY EXEMPLARY, PUNITIVE, SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES; PROVIDED THAT NOTHING HEREIN SHALL CONSTITUTE A WAIVER BY THE AGENT OR ANY OTHER FINANCIAL INSTITUTION OF THE RIGHT TO RECEIVE FULL PAYMENT OF THE GUARANTEED OBLIGATIONS.
          (d) GUARANTOR, AGENT AND THE OTHER FINANCIAL INSTITUTIONS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.
          (e) The provisions set forth in this Guaranty shall only be enforceable by the Financial Institutions and their respective successors and permitted assigns, and no other Person shall have the right to bring any claim or cause of action based on this Guaranty.
     6.07 Survival. All agreements, statements, representations and warranties made by the Guarantor herein or in any certificate or other instrument delivered by the Guarantor or on the behalf of the Guarantor under this Guaranty shall be considered to have been relied upon by Agent and the other Financial Institutions and shall survive the execution and delivery of this Guaranty and the other Credit Documents regardless of any investigation made by Agent or any other Financial Institution or on their behalf.
     6.08 Headings Descriptive. The headings of the various articles, sections and paragraphs of this Guaranty are for convenience of reference only, do not constitute a part hereof and shall not affect the meaning or construction of any provision hereof.
     6.09 Severability. In the event any one or more of the provisions contained in this Guaranty should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Guarantor has caused this Guaranty to be duly executed as of the date first above written.

THE WILLIAMS COMPANIES, INC.
By:
Name:
Title:

Address for Notices:
The Williams Companies, Inc.
One Williams Center, Suite 5000
Attn: Assistant Treasurer
Tulsa, OK 74172
Telecopier: (918) 573-2065
Telephone: (918) 573-2148

EXHIBIT G
PROMISSORY NOTE

U.S.$_____________	Dated: ____________, 200_
     FOR VALUE RECEIVED, the undersigned, __________, a Delaware _______ (the “Borrower”), HEREBY PROMISES TO PAY to the order of_________________________ (the “Bank”) for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) on the date set forth in clause (i) of the definition of Termination Date (as defined in the Credit Agreement referred to below) the principal sum of U.S.$___________ or, if less, the aggregate principal amount of the Revolving Credit Advances owed to the Bank by the Borrower pursuant to the Credit Agreement, dated as of May 1, 2006 (as amended or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not defined herein being used herein as therein defined), among The Williams Companies, Inc., Williams Partners L.P., Northwest Pipeline Corporation and Transcontinental Gas Pipe Line Corporation, as Borrowers, Citibank, N.A., as Agent, and the Banks and Issuing Banks parties thereto) outstanding on such date set forth in clause (i) of such definition of Termination Date.
     The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Advance from the date of such Revolving Credit Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement. Both principal and interest in respect of each Revolving Credit Advance are payable in lawful money of the United States of America to the Agent at its address contemplated by Section 2.7(a) of the Credit Agreement, in same day funds.
     Each Revolving Credit Advance owing to the Bank by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Bank and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.
     This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Revolving Credit Advances by the Bank to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. Dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Credit Advance being evidenced by this Promissory Note and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.
     The Borrower hereby waives presentment, demand, protest, notice of intent to accelerate, notice of acceleration and any other notice of any kind, except as provided in the Credit Agreement. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.
     This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

[BORROWER’S NAME]
By:
Name:
Title:

REVOLVING CREDIT ADVANCES AND PAYMENTS OF PRINCIPAL

	Amount of	Amount of
	Revolving Credit	Principal Paid	Unpaid Principal	Notation
Date	Advance	or Prepaid	Balance	Made By

PROMISSORY NOTE

U.S.$95,000,000.00	Dated: May 1, 2006
     FOR VALUE RECEIVED, the undersigned, THE WILLIAMS COMPANIES, INC., a Delaware corporation (the “Borrower”), HEREBY PROMISES TO PAY to the order of WACHOVIA BANK, N.A. (the “Bank”) for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) on the date set forth in clause (i) of the definition of Termination Date (as defined in the Credit Agreement referred to below) the principal sum of NINETY-FIVE MILLION AND 00/100 DOLLARS (U.S.$95,000,000.00) or, if less, the aggregate principal amount of the Revolving Credit Advances owed to the Bank by the Borrower pursuant to the Credit Agreement, dated as of May 1, 2006 (as amended or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not defined herein being used herein as therein defined), among The Williams Companies, Inc., Williams Partners L.P., Northwest Pipeline Corporation and Transcontinental Gas Pipe Line Corporation, as Borrowers, Citibank, N.A., as Agent, and the Banks and Issuing Banks parties thereto) outstanding on such date set forth in clause (i) of such definition of Termination Date.
     The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Advance from the date of such Revolving Credit Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement. Both principal and interest in respect of each Revolving Credit Advance are payable in lawful money of the United States of America to the Agent at its address contemplated by Section 2.7(a) of the Credit Agreement, in same day funds.
     Each Revolving Credit Advance owing to the Bank by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Bank and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.
     This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Revolving Credit Advances by the Bank to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. Dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Credit Advance being evidenced by this Promissory Note and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.
     The Borrower hereby waives presentment, demand, protest, notice of intent to accelerate, notice of acceleration and any other notice of any kind, except as provided in the Credit Agreement. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.
     This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

THE WILLIAMS COMPANIES, INC.
By:	/s/ Rodney J. Sailor
	Name:	Rodney J. Sailor
	Title:	Vice President & Treasurer
Signature Page to the Promissory Note

REVOLVING CREDIT ADVANCES AND PAYMENTS OF PRINCIPAL

	Amount of	Amount of
	Revolving Credit	Principal Paid	Unpaid Principal	Notation
Date	Advance	or Prepaid	Balance	Made By